Exhibit 99.3

INDEX TO FINANCIAL STATEMENTS

CORPORATE OFFICE PROPERTIES, L.P. CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except unit data)

(unaudited)

	March 31, 2013	December 31, 2012
Assets
Properties, net:
Operating properties, net	$2,705,335	$2,597,666
Projects in development or held for future development	484,638	565,378
Total properties, net	3,189,973	3,163,044
Assets held for sale, net	142,404	140,229
Cash and cash equivalents	23,509	10,594
Restricted cash and marketable securities	9,982	14,781
Accounts receivable (net of allowance for doubtful accounts of $5,351 and $4,694, respectively)	10,768	19,247
Deferred rent receivable	88,716	85,802
Intangible assets on real estate acquisitions, net	72,035	75,879
Deferred leasing and financing costs, net	59,856	59,952
Prepaid expenses and other assets	80,798	77,455
Total assets	$3,678,041	$3,646,983
Liabilities and equity
Liabilities:
Debt, net	$1,957,360	$2,019,168
Accounts payable and accrued expenses	90,645	97,922
Rents received in advance and security deposits	26,024	27,632
Dividends and distributions payable	29,947	28,698
Deferred revenue associated with operating leases	10,833	11,995
Distributions received in excess of investment in unconsolidated real estate joint venture	6,420	6,420
Interest rate derivatives	5,340	6,185
Other liabilities	573	2,166
Total liabilities	2,127,142	2,200,186
Commitments and contingencies (Note 16)
Redeemable noncontrolling interest	10,356	10,298
Equity:
Corporate Office Properties, L.P.’s equity:
Preferred units
General partner, 12,821,667 preferred units outstanding at March 31, 2013 and December 31, 2012	333,833	333,833
Limited partner, 352,000 preferred units outstanding at March 31, 2013 and December 31, 2012	8,800	8,800
Common units, 85,758,438 and 80,952,986 held by the general partner and 3,818,898 and 4,067,542 held by limited partners at March 31, 2013 and December 31, 2012, respectively	1,191,776	1,089,391
Accumulated other comprehensive loss	(4,634)	(5,708)
Total Corporate Office Properties, L.P.’s equity	1,529,775	1,426,316
Noncontrolling interests in subsidiaries	10,768	10,183
Total equity	1,540,543	1,436,499
Total liabilities, redeemable noncontrolling interest and equity	$3,678,041	$3,646,983

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per unit data)

(unaudited)

	For the Three Months Ended March 31,
	2013	2012
Revenues
Rental revenue	$95,295	$89,859
Tenant recoveries and other real estate operations revenue	21,440	20,802
Construction contract and other service revenues	14,262	21,534
Total revenues	130,997	132,195
Expenses
Property operating expenses	42,575	41,253
Depreciation and amortization associated with real estate operations	28,252	27,834
Construction contract and other service expenses	13,477	20,607
Impairment losses (recoveries)	1,857	(4,836)
General, administrative and leasing expenses	7,820	9,569
Business development expenses and land carry costs	1,359	1,576
Total operating expenses	95,340	96,003
Operating income	35,657	36,192
Interest expense	(22,307)	(24,431)
Interest and other income	946	1,217
Loss on early extinguishment of debt	(5,184)	—
Income from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	9,112	12,978
Equity in income (loss) of unconsolidated entities	41	(89)
Income tax expense	(16)	(204)
Income from continuing operations	9,137	12,685
Discontinued operations	3,786	(2,450)
Income before gain on sales of real estate	12,923	10,235
Gain on sales of real estate	2,354	—
Net income	15,277	10,235
Net loss attributable to noncontrolling interests in consolidated entities	336	570
Net income attributable to Corporate Office Properties, L.P.	15,613	10,805
Preferred unit distributions	(6,271)	(4,190)
Net income attributable to Corporate Office Properties, L.P. common unitholders	$9,342	$6,615
Net income attributable to Corporate Office Properties, L.P.:
Income from continuing operations	$11,860	$13,261
Discontinued operations, net	3,753	(2,456)
Net income attributable to Corporate Office Properties, L.P.	$15,613	$10,805
Basic earnings per common unit(1)
Income from continuing operations	$0.06	$0.12
Discontinued operations	0.05	(0.03)
Net income attributable to common unitholders	$0.11	$0.09
Diluted earnings per common unit(1)
Income from continuing operations	$0.06	$0.12
Discontinued operations	0.05	(0.03)
Net income attributable to common unitholders	$0.11	$0.09
Distributions declared per common unit	$0.275	$0.275

(1)              Basic and diluted earnings per common unit are calculated based on amounts attributable to common unitholders of Corporate Office Properties, L.P.

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	For the Three Months Ended March 31,
	2013	2012
Net income	$15,277	$10,235
Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	462	(1,987)
Losses on interest rate derivatives included in net income	658	1,474
Other comprehensive income (loss)	1,120	(513)
Comprehensive income	16,397	9,722
Comprehensive loss attributable to noncontrolling interests	290	588
Comprehensive income attributable to Corporate Office Properties, L.P.	$16,687	$10,310

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Equity

(Dollars in thousands)

(unaudited)

	Limited Partner Preferred Units		General Partner Preferred Units		Common Units		Accumulated Other Comprehensive	Noncontrolling Interests in	Total
	Units	Amount	Units	Amount	Units	Amount	Loss	Subsidiaries	Equity
Balance at December 31, 2011	352,000	$8,800	8,121,667	$216,333	76,313,112	$972,107	$(1,837)	$10,496	$1,205,899
Costs of common units resulting from public issuance of common shares	—	—	—	—	—	(5)	—	—	(5)
Issuance of common units resulting from exercise of share options	—	—	—	—	5,667	82	—	—	82
Share-based compensation	—	—	—	—	83,180	3,746	—	—	3,746
Restricted common unit redemptions	—	—	—	—	(97,094)	(2,373)	—	—	(2,373)
Comprehensive income	—	165	—	4,025	—	6,615	(495)	(14)	10,296
Distributions to owners of common and preferred units	—	(165)	—	(4,025)	—	(20,993)	—	—	(25,183)
Adjustment to arrive at fair value of noncontrolling interest	—	—	—	—	—	(903)			(903)
Balance at March 31, 2012	352,000	$8,800	8,121,667	$216,333	76,304,865	$958,276	$(2,332)	$10,482	$1,191,559
Balance at December 31, 2012	352,000	$8,800	12,821,667	$333,833	85,020,528	$1,089,391	$(5,708)	$10,183	$1,436,499
Issuance of common units resulting from public issuance of common shares	—	—	—	—	4,485,000	117,913	—	—	117,913
Issuance of common units resulting from exercise of share options	—	—	—	—	16,453	301	—	—	301
Share-based compensation	—	—	—	—	116,315	2,000	—	—	2,000
Restricted common unit redemptions	—	—	—	—	(60,960)	(1,576)	—	—	(1,576)
Comprehensive income	—	165	—	6,106	—	9,342	1,074	500	17,187
Distributions to owners of common and preferred units	—	(165)	—	(6,106)	—	(24,643)	—	—	(30,914)
Contributions from noncontrolling interests in subsidiaries	—	—	—	—	—	—	—	85	85
Adjustment to arrive at fair value of noncontrolling interest	—	—	—	—	—	(848)	—	—	(848)
Increase in tax benefit from share-based compensation	—	—	—	—	—	(104)	—	—	(104)
Balance at March 31, 2013	352,000	$8,800	12,821,667	$333,833	89,577,336	$1,191,776	$(4,634)	$10,768	$1,540,543

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Three Months Ended March 31,
	2013	2012
Cash flows from operating activities
Revenues from real estate operations received	$119,348	$129,184
Construction contract and other service revenues received	15,695	18,170
Property operating expenses paid	(38,865)	(39,659)
Construction contract and other service expenses paid	(15,588)	(12,454)
General, administrative, leasing, business development and land carry costs paid	(8,521)	(7,997)
Interest expense paid	(18,018)	(19,896)
Previously accreted interest expense paid	(2,263)	—
Settlement of interest rate derivatives	—	(29,738)
Proceeds from sale of trading marketable securities	—	7,041
Exit costs on property dispositions	—	(1,108)
Payments in connection with early extinguishment of debt	(4,803)	—
Interest and other income received	320	252
Income taxes paid	6	(8)
Net cash provided by operating activities	47,311	43,787
Cash flows from investing activities
Purchases of and additions to properties
Construction, development and redevelopment	(44,361)	(35,476)
Tenant improvements on operating properties	(5,263)	(7,934)
Other capital improvements on operating properties	(9,327)	(3,360)
Proceeds from sales of properties	—	61,230
Mortgage and other loan receivables funded or acquired	(2,231)	(3,506)
Leasing costs paid	(3,436)	(2,853)
Other	4,442	(310)
Net cash (used in) provided by investing activities	(60,176)	7,791
Cash flows from financing activities
Proceeds from debt
Revolving Credit Facility	99,000	71,000
Other debt proceeds	68,132	260,097
Repayments of debt
Revolving Credit Facility	(99,000)	(337,000)
Scheduled principal amortization	(2,512)	(3,207)
Other debt repayments	(125,877)	(50)
Deferred financing costs paid	(1,109)	(2,044)
Net proceeds from issuance of common units	118,389	77
Common unit distributions paid	(23,481)	(31,460)
Preferred unit distributions paid	(6,271)	(4,190)
Restricted unit redemptions	(1,576)	(2,373)
Other	85	—
Net cash provided by (used in) financing activities	25,780	(49,150)
Net increase in cash and cash equivalents	12,915	2,428
Cash and cash equivalents
Beginning of period	10,594	5,559
End of period	$23,509	$7,987

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

(in thousands)

(unaudited)

	For the Three Months Ended March 31,
	2013	2012
Reconciliation of net income to net cash provided by operating activities:
Net income	$15,277	$10,235
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	28,782	31,705
Impairment losses	1,857	5,479
Settlement of previously accreted interest expense	(2,263)	—
Amortization of deferred financing costs	1,528	1,572
Increase in deferred rent receivable	(4,236)	(2,559)
Amortization of net debt discounts	710	775
Gain on sales of real estate	(2,354)	(4,138)
Share-based compensation	1,649	3,402
Loss on early extinguishment of debt	381	—
Other	(2,717)	(1,423)
Changes in operating assets and liabilities:
Decrease in accounts receivable	8,479	14,792
Decrease in restricted cash and marketable securities	483	14,276
Decrease (increase) in prepaid expenses and other assets	4,180	(9,612)
(Decrease) increase in accounts payable, accrued expenses and other liabilities	(2,837)	9,187
Decrease in rents received in advance and security deposits	(1,608)	(1,901)
Decrease in interest rate derivatives in connection with cash settlement	—	(28,003)
Net cash provided by operating activities	$47,311	$43,787
Supplemental schedule of non-cash investing and financing activities:
(Decrease) increase in accrued capital improvements, leasing and other investing activity costs	$(5,353)	$11,828
Increase (decrease) in fair value of derivatives applied to AOCL and noncontrolling interests	$1,105	$(528)
Dividends/distribution payable	$29,947	$24,544
Increase in redeemable noncontrolling interest and decrease in equity in connection with adjustment to arrive at fair value of noncontrolling interest	$848	$903

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

(unaudited)

1. Organization

Corporate Office Properties, L.P. (“COPLP”) and subsidiaries (collectively, the “Operating Partnership,” “we” or “us”) is the entity through which Corporate Office Properties Trust (“COPT” or the “Company”), a fully-integrated and self-managed real estate investment trust (“REIT”) and our sole general partner, conducts almost all of its operations and owns substantially all of its assets. As of March 31, 2013, COPT owned 96% of the outstanding common units and 97% of the outstanding preferred units in COPLP; the remaining common and preferred units in COPLP were owned by third parties, which included certain members of COPT’s Board of Trustees. Common units in COPLP not owned by COPT carry certain redemption rights. The number of common units in COPLP owned by COPT is equivalent to the number of outstanding common shares of beneficial interest (“common shares”) of COPT, and the entitlement of all COPLP common units to quarterly distributions and payments in liquidation are substantially the same as those of COPT common shareholders. Similarly, in the case of each series of preferred units in COPLP held by COPT, there is a series of preferred shares that is equivalent in number and carries substantially the same terms as such series of COPLP preferred units. COPT’s common shares are publicly traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “OFC”.

We focus primarily on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. We generally acquire, develop, manage and lease office and data center properties concentrated in large office parks located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of March 31, 2013, our investments in real estate included the following:

•                  210 operating office properties totaling 19.1 million square feet;

•                  10 office properties under construction or redevelopment, or for which we were contractually committed to construct, that we estimate will total approximately 1.3 million square feet upon completion, including one partially operational property included above;

•                  land held or under pre-construction totaling 1,703 acres (including 561 controlled but not owned) that we believe is potentially developable into approximately 19.7 million square feet; and

•                  a partially operational, wholesale data center which upon completion and stabilization is expected to have a critical load of 18 megawatts.

We own real estate both directly and through subsidiary partnerships, limited liability companies, business trusts and corporations. In addition to owning real estate, we also own subsidiaries that provide real estate services such as property management and construction and development services primarily for our properties but also for third parties.

Because we are managed by COPT, and COPT conducts substantially all of its operations through us, we refer to COPT’s executive officers as our executive officers, and although, as a partnership, we do not have a board of trustees, we refer to COPT’s Board of Trustees as our Board of Trustees.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of COPLP, its subsidiaries and other entities in which COPLP has a majority voting interest and control. We also consolidate certain entities when control of such entities can be achieved through means other than voting rights (“variable interest entities” or “VIEs”) if we are deemed to be the primary beneficiary of such entities. We eliminate all significant intercompany balances and transactions in consolidation.

We use the equity method of accounting when we own an interest in an entity and can exert significant influence over the entity’s operations but cannot control the entity’s operations. We discontinue equity method accounting if our investment in an entity (and net advances) is reduced to zero unless we have guaranteed obligations of the entity or are otherwise committed to provide further financial support for the entity.

We use the cost method of accounting when we own an interest in an entity and cannot exert significant influence over its operations.

These interim financial statements should be read together with the financial statements and notes thereto as of and for the year ended December 31, 2012 included in this Exhibit 99.3 (“Exhibit 99.3”) to COPLP’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2013 (the “July 25 8-K”). The unaudited consolidated financial statements include all adjustments that are necessary, in the opinion of management, to fairly present our financial position and results of operations. All adjustments are of a normal recurring nature except for errors described below. The consolidated financial statements have been prepared using the accounting policies described in the 2012 audited annual financial statements included in this Exhibit 99.3.

Recent Accounting Pronouncements

We adopted guidance issued by the Financial Accounting Standards Board (“FASB”) effective January 1, 2013 related to the reporting of the effect of significant reclassifications from accumulated other comprehensive income. This guidance requires an entity to report, either parenthetically on the face of the financial statements or in a single footnote, changes in the components of accumulated other comprehensive income for the period. An entity is required to separately report the amount of such changes attributable to reclassifications (and the statements of operations line affected by such reclassifications) and the amount of such changes attributable to current period other comprehensive income. For amounts that are not required to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures that provide additional detail about those amounts. Our adoption of this guidance did not affect our consolidated financial statements or disclosures.

3. Fair Value Measurements

For a description on how we estimate fair value, see Note 3 to the consolidated financial statements in 2012 audited annual financial statements included in this Exhibit 99.3.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

3. Fair Value Measurements (Continued)

Recurring Fair Value Measurements

The table below sets forth our financial assets and liabilities that are accounted for at fair value on a recurring basis as of March 31, 2013 and the hierarchy level of inputs used in measuring their respective fair values under applicable accounting standards (in thousands):

Description	Quoted Prices in Active Markets for Identical Assets(Level 1)	Significant Other Observable Inputs(Level 2)	Significant Unobservable Inputs(Level 3)	Total
Assets:
Common stock(1)	$743	$—	$—	$743
Interest rate derivatives(2)	—	260	—	260
Warrants to purchase common stock(2)	—	420	—	420
Assets	$743	$680	$—	$1,423
Liabilities:
Interest rate derivatives	$—	$5,340	$—	$5,340
Redeemable noncontrolling interest	$—	$—	$10,356	$10,356

(1)                                 Included in the line entitled “restricted cash and marketable securities” on our consolidated balance sheet.

(2)                                 Included in the line entitled “prepaid expenses and other assets” on our consolidated balance sheet.

As discussed further in Note 5, our partner in a real estate joint venture has the right to require us to acquire its interest at fair value beginning in March 2020; accordingly, we classify the fair value of our partner’s interest as a redeemable noncontrolling interest in the mezzanine section of our consolidated balance sheet. In determining the fair value of our partner’s interest, we used a discount rate of 15.5%, which factored in risk appropriate to the level of future property development expected to be undertaken by the joint venture; a significant increase (decrease) in the discount rate used in determining the fair value would result in a significantly (lower) higher fair value. Given our reliance on the unobservable inputs, the valuations are classified in Level 3 of the fair value hierarchy.

The carrying values of cash and cash equivalents, restricted cash, accounts receivable, other assets (excluding mortgage loans receivable) and accounts payable and accrued expenses are reasonable estimates of their fair values because of the short maturities of these instruments. We estimated the fair values of our mortgage loans receivable as discussed in Note 6 based on the discounted estimated future cash flows of the loans (categorized within Level 3 of the fair value hierarchy); the discount rates used approximate current market rates for loans with similar maturities and credit quality, and the estimated cash payments include scheduled principal and interest payments. For our disclosure of debt fair values in Note 7 to the consolidated financial statements, we estimated the fair value of our exchangeable senior notes based on quoted market prices for publicly-traded debt (categorized within Level 2 of the fair value hierarchy) and estimated the fair value of our other debt based on the discounted estimated future cash payments to be made on such debt (categorized within Level 3 of the

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

3. Fair Value Measurements (Continued)

fair value hierarchy); the discount rates used approximate current market rates for loans, or groups of loans, with similar maturities and credit quality, and the estimated future payments include scheduled principal and interest payments. Fair value estimates are made at a specific point in time, are subjective in nature and involve uncertainties and matters of significant judgment. Settlement of such fair value amounts may not be possible and may not be a prudent management decision.

For additional fair value information, please refer to Note 6 for mortgage loans receivable, Note 7 for debt and Note 8 for interest rate derivatives.

Nonrecurring Fair Value Measurements

Three Months Ended March 31, 2013

During the three months ended March 31, 2013, we shortened the holding period for a property in the Baltimore/Washington Corridor that we expect to sell. We determined that the carrying amount of this property will not likely be recovered from the cash flows from the operation and sale of the property over the likely remaining holding period. Accordingly, we recognized a non-cash impairment loss of $1.9 million for the amount by which the carrying value of the property exceeded its estimated fair value. The table below sets forth the fair value hierarchy of the valuation technique used by us in determining the fair value of the property (dollars in thousands):

Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total	Impairment Losses Recognized
Assets(1):
Properties, net	$—	$—	$7,250	$7,250	$1,857

(1)                                 Reflects balance sheet classifications of assets at time of fair value measurement, excluding the effect of held for sale classifications.

The table below sets forth quantitative information about significant unobservable inputs used for the Level 3 fair value measurements reported above (dollars in thousands):

Description	Fair Value on Measurement Date	Valuation Technique	Unobservable Input	Range (Weighted Average)
Property on which impairment loss was recognized	$7,250	Bid for property indicative of value	Indicative bid(1)	(1)

(1)                                 This fair value measurement was developed by a third party source, subject to our corroboration for reasonableness.

Three Months Ended March 31, 2012

During the three months ended March 31, 2012, we recognized non-cash impairment losses of $5.5 million for the amount by which the carrying values of certain properties exceeded their estimated

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

3. Fair Value Measurements (Continued)

fair values. The table below sets forth the fair value hierarchy of the valuation techniques used by us in determining such fair values for the three months ended March 31, 2012 (dollars in thousands):

Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total	Impairment Losses Recognized(1)
Assets(2):
Properties, net	$—	$—	$92,176	$92,176	$5,479

(1)                       Represents impairment losses, excluding exit costs incurred of $1.1 million.

(2)                       Reflects balance sheet classifications of assets at time of fair value measurement, excluding the effect of held for sale classifications.

The table below sets forth quantitative information about significant unobservable inputs used for the Level 3 fair value measurements reported above (dollars in thousands):

Description	Fair Value on Measurement Date	Valuation Technique	Unobservable Input	Range (Weighted Average)
Properties on which impairment losses were recognized	$92,176	Bid for properties indicative of value	Indicative bid(1)		(1)
		Contract of sale	Contract price(1)		(1)
		Discounted cash flow	Discount rate	11.0	%(2)
			Terminal capitalization rate	9.0	%(2)
			Market rent growth rate	3.0	%(2)
			Expense growth rate	3.0	%(2)
		Yield Analysis	Yield	12	%(2)
			Market rent rate	$8.50 per square foot	(2)
			Leasing costs	$20.00 per square foot	(2)

(1)                                 These fair value measurements were developed by third party sources, subject to our corroboration for reasonableness.

(2)                                 Only one value applied for this unobservable input.

4. Properties, net

Operating properties, net consisted of the following (in thousands):

	March 31, 2013	December 31, 2012
Land	$431,152	$427,766
Buildings and improvements	2,850,482	2,725,875
Less: accumulated depreciation	(576,299)	(555,975)
Operating properties, net	$2,705,335	$2,597,666

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

4. Properties, net (Continued)

Projects we had in development or held for future development consisted of the following (in thousands):

	March 31, 2013	December 31, 2012
Land	$234,357	$236,324
Construction in progress, excluding land	250,281	329,054
Projects in development or held for future development	$484,638	$565,378

2012 Construction Activities

During the three months ended March 31, 2013, we placed into service an aggregate of 236,000 square feet in three newly constructed office properties located in the Baltimore/Washington Corridor, Northern Virginia and Huntsville, Alabama. As of March 31, 2013, we had nine office properties under construction, or for which we were contractually committed to construct, that we estimate will total 1.1 million square feet upon completion, including three in the Baltimore/Washington Corridor, three in Huntsville, Alabama and three in Northern Virginia. We also had redevelopment underway on one office property in Greater Philadelphia that we estimate will total 183,000 square feet upon completion.

5. Real Estate Joint Ventures

During the three months ended March 31, 2013, we had an investment in one unconsolidated real estate joint venture accounted for using the equity method of accounting. Information pertaining to this joint venture investment is set forth below (dollars in thousands):

Investment Balance at(1)		Date		Nature of	Maximum Exposure
March 31, 2013	December 31, 2012	Acquired	Ownership	Activity	to Loss(2)
$(6,420)	$(6,420)	9/29/2005	20%	Operates 16 Buildings	$—

(1)                                 The carrying amount of our investment in this joint venture was lower than our share of the equity in the joint venture by $4.0 million at March 31, 2013 and $4.5 million December 31, 2012 due to our deferral of gain on the contribution by us of real estate into the joint venture upon its formation and our discontinuance of loss recognition under the equity method effective October 2012, as discussed below. A difference will continue to exist to the extent the nature of our continuing involvement in the joint venture remains the same and we continue to no longer recognize income or losses under the equity method.

(2)                                 Derived from the sum of our investment balance and maximum additional unilateral capital contributions or loans required from us. Not reported above are additional amounts that we and our partner are required to fund when needed by this joint venture; these funding requirements are proportional to our respective ownership percentages. Also not reported above are additional unilateral contributions or loans from us, the amounts of which are uncertain, that we would be required to make if certain contingent events occur (see Note 16).

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

5. Real Estate Joint Ventures (Continued)

The following table sets forth condensed balance sheets for this unconsolidated real estate joint venture (in thousands):

	March 31, 2013	December 31, 2012
Properties, net	$58,130	$58,460
Other assets	5,120	4,376
Total assets	$63,250	$62,836
Liabilities (primarily debt)	$75,417	$72,693
Owners’ equity	(12,167)	(9,857)
Total liabilities and owners’ equity	$63,250	$62,836

The following table sets forth condensed statements of operations for this unconsolidated real estate joint venture (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Revenues	$1,792	$1,894
Property operating expenses	(786)	(737)
Interest expense	(2,774)	(1,125)
Depreciation and amortization expense	(542)	(570)
Net loss	$(2,310)	$(538)

As discussed further in our 2012 annual financial statements included in this Exhibit 99.3, in 2012, the holder of mortgage debt encumbering all of the joint venture’s properties notified us of the debt’s default, initiated foreclosure proceedings and terminated our property management responsibilities; accordingly, we discontinued recognition of losses on this investment under the equity method effective in October 2012 due to our having neither the obligation nor intent to support the joint venture.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

5. Real Estate Joint Ventures (Continued)

The table below sets forth information pertaining to our investments in consolidated real estate joint ventures at March 31, 2013 (dollars in thousands):

		Ownership		March 31, 2013(1)
	Date Acquired	% at 3/31/2013	Nature of Activity	Total Assets	Pledged Assets	Total Liabilities

LW Redstone Company, LLC	3/23/2010	85%	Developing business park(2)	$95,447	$23,199	$23,973
M Square Associates, LLC	6/26/2007	50%	Operating two buildings and developing others(3)	61,059	47,361	42,675
Arundel Preserve #5, LLC	7/2/2007	50%	Operating one building(4)	39,462	35,114	20,177
COPT-FD Indian Head, LLC	10/23/2006	75%	Holding land parcel(5)	6,447	—	—
MOR Forbes 2 LLC	12/24/2002	50%	Operating one building(6)	3,926	—	95
				$206,341	$105,674	$86,920

(1)                                 Excludes amounts eliminated in consolidation.

(2)                                 This joint venture’s property is in Huntsville, Alabama.

(3)                                 This joint venture’s properties are in College Park, Maryland (in the Suburban Maryland region).

(4)                                 This joint venture’s property is in Hanover, Maryland (in the Baltimore/Washington Corridor).

(5)                                 This joint venture’s property is in Charles County, Maryland. In 2012, the joint venture exercised its option under a development agreement to require Charles County to repurchase the land parcel at its original acquisition cost. Under the terms of the agreement with Charles County, the repurchase is expected to occur by August 2014.

(6)                                 This joint venture’s property is in Lanham, Maryland (in the Suburban Maryland region).

These ventures include only ones in which parties other than COPLP and COPT own interests.

Our commitments and contingencies pertaining to our real estate joint ventures are disclosed in Note 16.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

6. Prepaid Expenses and Other Assets

Prepaid expenses and other assets consisted of the following (in thousands):

	March 31, 2013	December 31, 2012
Mortgage and other investing receivables	$38,441	$33,396
Prepaid expenses	14,023	19,270
Furniture, fixtures and equipment, net	7,616	7,991
Deferred tax asset	6,493	6,612
Lease incentives	5,366	5,578
Other assets	8,859	4,608
Prepaid expenses and other assets	$80,798	$77,455

Mortgage and Other Investing Receivables

Mortgage and other investing receivables consisted of the following (in thousands):

	March 31, 2013	December 31, 2012
Notes receivable from City of Huntsville	$38,441	$33,252
Mortgage loan receivable	—	144
	$38,441	$33,396

Our notes receivable from the City of Huntsville funded infrastructure costs in connection with our LW Redstone Company, LLC joint venture (see Note 5). We did not have an allowance for credit losses in connection with our notes receivable at March 31, 2013 or December 31, 2012. The fair value of our mortgage and other investing receivables totaled $38.4 million at March 31, 2013 and $33.4 million at December 31, 2012.

Operating Notes Receivable

We had operating notes receivable due from tenants with terms exceeding one year totaling $261,000 at March 31, 2013 and $271,000 at December 31, 2012. We carried allowances for estimated losses for most of these balances.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

7. Debt

Our debt consisted of the following (dollars in thousands):

	Maximum
	Availability at	Carrying Value at			Scheduled Maturity
	March 31,	March 31,	December 31,	Stated Interest Rates at	Dates at
	2013	2013	2012	March 31, 2013	March 31, 2013
Mortgage and Other Secured Loans:
Fixed rate mortgage loans(1)	N/A	$931,952	$948,414	3.96% - 7.87%(2)	2013 - 2034
Variable rate secured loans	N/A	38,270	38,475	LIBOR + 2.25%(3)	2015
Other construction loan facilities	$70,800	35,400	29,557	LIBOR + 1.95% to 2.75%(4)	2013 - 2015
Total mortgage and other secured loans		1,005,622	1,016,446
Revolving Credit Facility	800,000	—	—	LIBOR + 1.75% to 2.50%	September 1, 2014
Term Loan Facilities(5)	770,000	770,000	770,000	LIBOR + 1.65% to 2.60%(6)	2015 - 2019
Unsecured notes payable	N/A	1,766	1,788	0%(7)	2026
4.25% Exchangeable Senior Notes(8)	N/A	179,972	230,934	4.25%	April 2030
Total debt		$1,957,360	$2,019,168

(1)                                 Several of the fixed rate mortgages carry interest rates that were above or below market rates upon assumption and therefore were recorded at their fair value based on applicable effective interest rates. The carrying values of these loans reflect net unamortized premiums totaling $877,000 at March 31, 2013 and $1.3 million at December 31, 2012.

(2)                                 The weighted average interest rate on these loans was 5.97% at March 31, 2013.

(3)                                 The interest rate on the loan outstanding was 2.45% at March 31, 2013.

(4)                                 The weighted average interest rate on these loans was 2.51% at March 31, 2013.

(5)                                 We have the ability to borrow an aggregate of an additional $180.0 million under these term loan facilities, provided that there is no default under the facilities and subject to the approval of the lenders.

(6)                                 The weighted average interest rate on these loans was 1.93% at March 31, 2013.

(7)                                 These notes carry interest rates that were below market rates upon assumption and therefore were recorded at their fair value based on applicable effective interest rates. The carrying value of these notes reflects an unamortized discount totaling $845,000 at March 31, 2013 and $873,000 at December 31, 2012.

(8)                                 As described further in our 2012 annual financial statements included in this Exhibit 99.3, these notes have an exchange settlement feature that provides that the notes may, under certain circumstances, be exchangeable for cash and, at our discretion, COPT common shares at an exchange rate (subject to adjustment) of 20.8513 shares per one thousand dollar principal amount of the notes (exchange rate is as of March 31, 2013 and is equivalent to an exchange price of $47.96 per common share). During the three months ended March 31, 2013, we repaid $53.7 million principal amount of these notes and recognized a $5.3 million loss on early extinguishment of debt. The carrying value of these notes included a principal amount of $186.3 million and an unamortized discount totaling $6.3 million at March 31, 2013 and a principal amount of $240.0 million and an unamortized discount totaling $9.1 million at December 31, 2012. The effective interest rate under the notes, including amortization of the issuance costs, was 6.05%. Because the closing price of our common shares at March 31, 2013 and December 31, 2012 was less than the exchange price per common share applicable to these notes, the

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

7. Debt (Continued)

if-converted value of the notes did not exceed the principal amount. The table below sets forth interest expense recognized on these notes before deductions for amounts capitalized (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Interest expense at stated interest rate	$2,304	$2,550
Interest expense associated with amortization of discount	864	892
Total	$3,168	$3,442

We capitalized interest costs of $2.4 million in the three months ended March 31, 2013 and $3.8 million in the three months ended March 31, 2012.

The following table sets forth information pertaining to the fair value of our debt (in thousands):

	March 31, 2013		December 31, 2012
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Fixed-rate debt
4.25% Exchangeable Senior Notes	$179,972	$187,150	$230,934	$240,282
Other fixed-rate debt	933,718	947,263	950,202	968,180
Variable-rate debt	843,670	849,555	838,032	845,558
	$1,957,360	$1,983,968	$2,019,168	$2,054,020

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

8. Interest Rate Derivatives

The following table sets forth the key terms and fair values of our interest rate swap derivatives (dollars in thousands):

						Fair Value at
Notional Amount		Fixed Rate	Floating Rate Index	Effective Date	Expiration Date	March 31, 2013	December 31, 2012
$100,000		0.6123%	One-Month LIBOR	1/3/2012	9/1/2014	$(495)	$(594)
100,000		0.6100%	One-Month LIBOR	1/3/2012	9/1/2014	(492)	(591)
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015	(1,238)	(1,313)
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015	(1,238)	(1,313)
38,270	(1)	3.8300%	One-Month LIBOR + 2.25%	11/2/2010	11/2/2015	(1,176)	(1,268)
100,000		0.8055%	One-Month LIBOR	9/2/2014	9/1/2016	(329)	(263)
100,000		0.8100%	One-Month LIBOR	9/2/2014	9/1/2016	(339)	(272)
100,000		1.6730%	One-Month LIBOR	9/1/2015	8/1/2019	260	(154)
100,000		1.7300%	One-Month LIBOR	9/1/2015	8/1/2019	(33)	(417)
						$(5,080)	$(6,185)

(1)                                 The notional amount of this instrument is scheduled to amortize to $36.2 million.

Each of the one-month LIBOR interest rate swaps set forth in the table above was designated as cash flow hedges of interest rate risk.

The table below sets forth the fair value of our interest rate derivatives as well as their classification on our consolidated balance sheet (in thousands):

	March 31, 2013		December 31, 2012
Derivatives	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Interest rate swaps designated as cash flow hedges	Prepaid expenses and other assets	$260	Prepaid expenses and other assets	$—
Interest rate swaps designated as cash flow hedges	Interest rate derivatives	(5,340)	Interest rate derivatives	(6,185)

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

8. Interest Rate Derivatives (Continued)

The table below presents the effect of our interest rate derivatives on our consolidated statements of operations and comprehensive income (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Amount of gain (loss) recognized in accumulated other comprehensive loss (“AOCL”) (effective portion)	$462	$(1,987)
Amount of loss reclassified from AOCL into interest expense (effective portion)	658	1,474

Over the next 12 months, we estimate that approximately $2.5 million will be reclassified from AOCL as an increase to interest expense.

We have agreements with each of our interest rate derivative counterparties that contain provisions under which, if we default or are capable of being declared in default on any of our indebtedness, we could also be declared in default on our derivative obligations. These agreements also incorporate the loan covenant provisions of our indebtedness with a lender affiliate of the derivative counterparties. Failure to comply with the loan covenant provisions could result in our being declared in default on any derivative instrument obligations covered by the agreements. As of March 31, 2013, the fair value of interest rate derivatives in a liability position related to these agreements was $5.3 million, excluding the effects of accrued interest. As of March 31, 2013, we had not posted any collateral related to these agreements. We are not in default with any of these provisions. If we breached any of these provisions, we could be required to settle our obligations under the agreements at their termination value of $5.3 million.

9. Redeemable Noncontrolling Interest

The table below sets forth activity in our redeemable noncontrolling interest (in thousands):

	Three Months Ended March 31,
	2013	2012
Beginning balance	$10,298	$8,908
Net loss attributable to noncontrolling interest	(790)	(574)
Adjustment to arrive at fair value of interest	848	903
Ending balance	$10,356	$9,237

10. Equity

On March 19, 2013, COPT completed a public offering of 4,485,000 common shares at a price of $26.34 per share for net proceeds of $118.1 million (after underwriter discounts but before offering expenses) that were contributed to COPLP in exchange for 4,485,000 common units.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

10. Equity (Continued)

COPT also acquired common units during the three months ended March 31, 2013 as a result of activity pertaining to our share-based compensation plans, as disclosed in Note 12.

During the three months ended March 31, 2013, limited partners holding common units redeemed 248,644 common units into common shares on the basis of one common share for each common unit.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

11. Information by Business Segment

We have ten reportable operating office property segments (comprised of: the Baltimore/Washington Corridor; Northern Virginia; San Antonio; Washington, DC—Capitol Riverfront; St. Mary’s and King George Counties; Greater Baltimore; Suburban Maryland; Colorado Springs; Greater Philadelphia; and other). We also have an operating wholesale data center segment. The table below reports segment financial information for our reportable segments (in thousands). We measure the performance of our segments through the measure we define as NOI from real estate operations, which is derived by subtracting property operating expenses from revenues from real estate operations.

	Operating Office Property Segments
	Baltimore/ Washington Corridor	Northern Virginia	San Antonio	Washington, DC—Capitol Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Suburban Maryland	Colorado Springs	Greater Philadelphia	Other	Operating Wholesale Data Center	Total
Three Months Ended March 31, 2013
Revenues from real estate operations	$56,436	$22,942	$7,757	$4,244	$3,992	$10,719	$2,224	$6,733	$2,487	$3,190	$1,353	$122,077
Property operating expenses	19,266	7,817	3,888	1,949	1,193	4,168	787	2,448	838	396	1,316	44,066
NOI from real estate operations	$37,170	$15,125	$3,869	$2,295	$2,799	$6,551	$1,437	$4,285	$1,649	$2,794	$37	$78,011
Additions to long-lived assets	$2,731	$1,544	$10	$157	$275	$702	$29	$315	$—	$91	$—	$5,854
Transfers from non-operating properties	$22,665	$9,839	$—	$—	$6	$113	$332	$1,784	$7,050	$24,239	$65,568	$131,596
Segment assets at March 31, 2013	$1,226,544	$574,970	$119,145	$102,928	$97,346	$317,953	$53,250	$178,622	$85,017	$133,181	$166,920	$3,055,876
Three Months Ended March 31, 2012
Revenues from real estate operations	$56,250	$18,560	$7,608	$3,894	$4,212	$15,372	$5,749	$6,453	$2,172	$3,618	$1,416	$125,304
Property operating expenses	19,674	7,230	3,762	1,885	1,212	5,761	2,459	2,307	513	688	1,055	46,546
NOI from real estate operations	$36,576	$11,330	$3,846	$2,009	$3,000	$9,611	$3,290	$4,146	$1,659	$2,930	$361	$78,758
Additions to long-lived assets	$1,864	$1,661	$—	$(729)	$167	$719	$771	$99	$—	$26	$—	$4,578
Transfers from non-operating properties	$25,594	$—	$362	$—	$556	$365	$335	$316	$7,303	$—	$—	$34,831
Segment assets at March 31, 2012	$1,231,949	$480,457	$120,024	$108,649	$99,946	$370,754	$147,197	$181,241	$109,432	$114,108	$43,390	$3,007,147

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

11. Information by Business Segment (Continued)

The following table reconciles our segment revenues to total revenues as reported on our consolidated statements of operations (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Segment revenues from real estate operations	$122,077	$125,304
Construction contract and other service revenues	14,262	21,534
Less: Revenues from discontinued operations (Note 14)	(5,342)	(14,643)
Total revenues	$130,997	$132,195

The following table reconciles our segment property operating expenses to property operating expenses as reported on our consolidated statements of operations (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Segment property operating expenses	$44,066	$46,546
Less: Property operating expenses from discontinued operations (Note 14)	(1,491)	(5,293)
Total property operating expenses	$42,575	$41,253

As previously discussed, we provide real estate services such as property management and construction and development services primarily for our properties but also for third parties. The primary manner in which we evaluate the operating performance of our service activities is through a measure we define as net operating income from service operations (“NOI from service operations”), which is based on the net of revenues and expenses from these activities. Construction contract and other service revenues and expenses consist primarily of subcontracted costs that are reimbursed to us by the customer along with a management fee. The operating margins from these activities are small relative to the revenue. We believe NOI from service operations is a useful measure in assessing both our level of activity and our profitability in conducting such operations. The table below sets forth the computation of our NOI from service operations (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Construction contract and other service revenues	$14,262	$21,534
Construction contract and other service expenses	(13,477)	(20,607)
NOI from service operations	$785	$927

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

11. Information by Business Segment (Continued)

The following table reconciles our NOI from real estate operations for reportable segments and NOI from service operations to income from continuing operations as reported on our consolidated statements of operations (in thousands):

	For the Three Months Ended March 31,
	2013	2012
NOI from real estate operations	$78,011	$78,758
NOI from service operations	785	927
Interest and other income	946	1,217
Equity in income (loss) of unconsolidated entities	41	(89)
Income tax expense	(16)	(204)
Other adjustments:
Depreciation and other amortization associated with real estate operations	(28,252)	(27,834)
Impairment (losses) recoveries	(1,857)	4,836
General, administrative and leasing expenses	(7,820)	(9,569)
Business development expenses and land carry costs	(1,359)	(1,576)
Interest expense on continuing operations	(22,307)	(24,431)
NOI from discontinued operations	(3,851)	(9,350)
Loss on early extinguishment of debt	(5,184)	—
Income from continuing operations	$9,137	$12,685

The following table reconciles our segment assets to total assets (in thousands):

	March 31, 2013	March 31, 2012
Segment assets	$3,055,876	$3,007,147
Non-operating property assets	490,083	638,856
Other assets	132,082	144,594
Total assets	$3,678,041	$3,790,597

The accounting policies of the segments are the same as those used to prepare our consolidated financial statements, except that discontinued operations are not presented separately for segment purposes. In the segment reporting presented above, we did not allocate interest expense, depreciation and amortization and impairment losses to our real estate segments since they are not included in the measure of segment profit reviewed by management. We also did not allocate general and administrative expenses, business development expenses and land carry costs, interest and other income, equity in loss of unconsolidated entities, income taxes and noncontrolling interests because these items represent general corporate or non-operating property items not attributable to segments.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

12. Share-Based Compensation

Performance Share Units (“PSUs”)

On March 1, 2013, our Board of Trustees granted 69,579 PSUs with an aggregate grant date fair value of $1.9 million to executives. The PSUs have a performance period beginning on January 1, 2013 and concluding on the earlier of December 31, 2015 or the date of: (1) termination by us without cause, death or disability of the executive or constructive discharge of the executive (collectively, “qualified termination”); or (2) a sale event. The number of PSUs earned (“earned PSUs”) at the end of the performance period will be determined based on the percentile rank of COPT’s total shareholder return relative to a peer group of companies, as set forth in the following schedule:

Percentile Rank	Earned PSUs Payout %
75th or greater	200% of PSUs granted
50th or greater	100% of PSUs granted
25th	50% of PSUs granted
Below 25th	0% of PSUs granted

If the percentile rank exceeds the 25th percentile and is between two of the percentile ranks set forth in the table above, then the percentage of the earned PSUs will be interpolated between the ranges set forth in the table above to reflect any performance between the listed percentiles. At the end of the performance period, we, in settlement of the award, will issue a number of fully-vested common shares equal to the sum of:

•                  the number of earned PSUs in settlement of the award plan; plus

•                  the aggregate dividends that would have been paid with respect to the common shares issued in settlement of the earned PSUs through the date of settlement had such shares been issued on the grant date, divided by the share price on such settlement date, as defined under the terms of the agreement.

If a performance period ends due to a sale event or qualified termination, the number of earned PSUs is prorated based on the portion of the three-year performance period that has elapsed. If employment is terminated by the employee or by us for cause, all PSUs are forfeited. PSUs do not carry voting rights.

We computed a grant date fair value of $26.84 per PSU using a Monte Carlo model, which included assumptions of, among other things, the following: baseline common share value of $25.85; expected volatility for our common shares of 29.5%; and risk-free interest rate of 0.33%. We are recognizing the grant date fair value in connection with these PSU awards over the performance period.

The PSUs granted to our executives on March 1, 2012 and March 3, 2011, as described in our 2012 annual financial statements included in this Exhibit 99.3, were outstanding at March 31, 2013.

Restricted Shares

During the three months ended March 31, 2013, certain employees were granted a total of 117,960 restricted shares with an aggregate grant date fair value of $3.0 million (weighted average of $25.85 per share). Restricted shares granted to employees vest based on increments and over periods of time set

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

12. Share-Based Compensation (Continued)

forth under the terms of the respective awards provided that the employees remain employed by us. During the three months ended March 31, 2013, forfeiture restrictions lapsed on 161,734 previously issued common shares; these shares had a weighted average grant date fair value of $33.42 per share, and the aggregate intrinsic value of the shares on the vesting dates was $4.2 million.

Options

During the three months ended March 31, 2013, 16,453 options to purchase COPT common shares (“options”) were exercised. The weighted average exercise price of these options was $18.33 per share, and the aggregate intrinsic value of the options exercised was $129,000.

13. Income Taxes

We own a taxable REIT subsidiary (“TRS”) that is subject to Federal and state income taxes. Our TRS’s provision for income taxes consisted of the following (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Deferred
Federal	$(13)	$(167)
State	(3)	(37)
Total income tax expense	$(16)	$(204)

Items in our TRS contributing to temporary differences that lead to deferred taxes include depreciation and amortization, share-based compensation, certain accrued compensation, compensation paid in the form of contributions to a deferred nonqualified compensation plan and net operating losses that are not deductible until future periods.

Our TRS’s combined Federal and state effective tax rate was 36.0% for the three months ended March 31, 2013 and 38.1% for the three months ended March 31, 2012.

14. Discontinued Operations and Assets Held for Sale

Income from discontinued operations primarily includes revenues and expenses associated with the following:

•                  five properties in White Marsh, Maryland (in the Greater Baltimore region) that were sold on January 30, 2012;

•                  1101 Sentry Gateway in San Antonio that was sold on January 31, 2012;

•                  222 and 224 Schilling Circle in Greater Baltimore that were sold on February 10, 2012;

•                  15 and 45 West Gude Drive in Suburban Maryland that were sold on May 2, 2012;

•                  11800 Tech Road in Suburban Maryland that was sold on June 14, 2012;

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

14. Discontinued Operations and Assets Held for Sale (Continued)

•                  400 Professional Drive in Suburban Maryland for which the title to the property was transferred to the mortgage lender on July 2, 2012;

•                  23 operating properties in the Baltimore/Washington Corridor and Greater Baltimore regions that were sold on July 24, 2012; and

•                  16 operating properties in Colorado Springs and an operating property in Suburban Maryland classified as held for sale at March 31, 2013.

The table below sets forth the components of discontinued operations reported on our consolidated statements of operations (in thousands):

	For the Three Months Ended March 31,
	2013	2012
Revenue from real estate operations	$5,342	$14,643
Property operating expenses	(1,491)	(5,293)
Depreciation and amortization	—	(3,253)
Impairment losses	—	(11,423)
General, administrative and leasing expenses	(1)	—
Business development and land carry costs	—	(18)
Interest expense	(64)	(1,244)
Gain on sales of real estate	—	4,138
Discontinued operations	$3,786	$(2,450)

The table below sets forth the components of assets held for sale on our consolidated balance sheets (in thousands):

	March 31, 2013	December 31, 2012
Properties, net	$130,292	$128,740
Deferred rent receivable	4,456	4,068
Intangible assets on real estate acquisitions, net	4,401	4,409
Deferred leasing costs, net	3,166	2,923
Lease incentives	89	89
Assets held for sale	$142,404	$140,229

15. Earnings Per Unit (“EPU”)

We present both basic and diluted EPU. We compute basic EPU by dividing net income available to common unitholders allocable to unrestricted common units under the two-class method by the weighted average number of unrestricted common units outstanding during the period. Our computation of diluted EPU is similar except that:

•                  the denominator is increased to include: (1) the weighted average number of potential additional common units that would have been outstanding if securities that are convertible into our

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

15. Earnings Per Unit (“EPU”) (Continued)

common units were converted; and (2) the effect of dilutive potential common units outstanding during the period attributable to share-based compensation using the treasury stock or if-converted methods; and

•                  the numerator is adjusted to add back any changes in income or loss that would result from the assumed conversion into common units that we added to the denominator.

Summaries of the numerator and denominator for purposes of basic and diluted EPU calculations are set forth below (in thousands, except per unit data):

	For the Three Months Ended March 31,
	2013	2012
Numerator:
Income from continuing operations	$9,137	$12,685
Gain on sales of real estate, net	2,354	—
Preferred unit distributions	(6,271)	(4,190)
Income from continuing operations attributable to noncontrolling interests	369	576
Income from continuing operations attributable to restricted units	(118)	(141)
Numerator for basic and diluted EPU from continuing operations attributable to COPLP common unitholders	$5,471	$8,930
Discontinued operations	3,786	(2,450)
Discontinued operations attributable to noncontrolling interests	(33)	(6)
Numerator for basic and diluted EPU on net income attributable to COPLP common unitholders	$9,224	$6,474
Denominator (all weighted averages):
Denominator for basic EPU (common units)	85,290	75,739
Dilutive effect of share-based compensation awards	52	44
Denominator for basic and diluted EPU	85,342	75,783
Basic EPU:
Income from continuing operations attributable to COPLP common unitholders	$0.06	$0.12
Discontinued operations attributable to COPLP common unitholders	0.05	(0.03)
Net income attributable to COPLP common unitholders	$0.11	$0.09
Diluted EPU:
Income from continuing operations attributable to COPLP common unitholders	$0.06	$0.12
Discontinued operations attributable to COPLP common unitholders	0.05	(0.03)
Net income attributable to COPLP common unitholders	$0.11	$0.09

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

15. Earnings Per Unit (“EPU”) (Continued)

Our diluted EPU computations do not include the effects of the following securities since the conversions of such securities would increase diluted EPU for the respective periods (in thousands):

	Weighted Average Units Excluded from Denominator For the Three Months Ended March 31,
	2013	2012
Conversion of Series I Preferred Units	176	176
Conversion of Series K Preferred Units	434	434

The following share-based compensation securities were excluded from the computation of diluted EPU because their effect was antidilutive:

•                  weighted average restricted units for the three months ended March 31, 2013 and 2012 of 409,000 and 572,000, respectively; and

•                  weighted average options for the three months ended March 31, 2013 and 2012 of 621,000 and 819,000, respectively.

As discussed in Note 7, we have outstanding senior notes that have an exchange settlement feature but did not affect our diluted EPU reported above since the weighted average closing price of COPT’s common shares during each of the periods was less than the exchange prices per common share applicable for such periods.

16. Commitments and Contingencies

Litigation

In the normal course of business, we are involved in legal actions arising from our ownership and administration of properties. We establish reserves for specific legal proceedings when we determine that the likelihood of an unfavorable outcome is probable and the amount of loss can be reasonably estimated. Management does not anticipate that any liabilities that may result from such proceedings will have a materially adverse effect on our financial position, operations or liquidity. Our assessment of the potential outcomes of these matters involves significant judgment and is subject to change based on future developments.

Environmental

We are subject to various Federal, state and local environmental regulations related to our property ownership and operation. We have performed environmental assessments of our properties, the results of which have not revealed any environmental liability that we believe would have a materially adverse effect on our financial position, operations or liquidity.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

16. Commitments and Contingencies (Continued)

Joint Ventures

In connection with our 2005 contribution of properties to an unconsolidated partnership in which we hold a partnership interest, we entered into standard nonrecourse loan guarantees (environmental indemnifications and guarantees against fraud and misrepresentation, and springing guarantees of partnership debt in the event of a voluntary bankruptcy of the partnership). The maximum amount we could be required to pay under the guarantees is approximately $64 million. We are entitled to recover 80% of any amounts paid under the guarantees from an affiliate of our partner pursuant to an indemnity agreement. In 2012, the holder of the mortgage debt encumbering all of the joint venture’s properties initiated foreclosure proceedings. Management considered this event and estimates that the aggregate fair value of the guarantees would not exceed the amounts included in distributions received in excess of investment in unconsolidated real estate joint venture reported on the consolidated balance sheets.

We are party to a contribution agreement that formed a joint venture relationship with a limited partnership to develop up to 1.3 million square feet of office space on 92 acres of land located in Hanover, Maryland. As we and the joint venture partner agree to proceed with the construction of buildings in the future, our joint venture partner would contribute land into newly-formed entities and we would make cash capital contributions into such entities to fund development and construction activities for which financing is not obtained. We owned a 50% interest in one such joint venture as of March 31, 2013.

We may be required to make our pro rata share of additional investments in our real estate joint ventures (generally based on our percentage ownership) in the event that additional funds are needed. In the event that the other members of these joint ventures do not pay their share of investments when additional funds are needed, we may then deem it appropriate to make even larger investments in these joint ventures.

Tax Incremental Financing Obligation

In August 2010, Anne Arundel County, Maryland issued $30 million in tax incremental financing bonds to third-party investors in order to finance public improvements needed in connection with our project known as National Business Park North. The real estate taxes on increases in assessed value of a development district encompassing National Business Park North are to be transferred to a special fund pledged to the repayment of the bonds. We recognized a $3.5 million liability through March 31, 2013 representing the estimated fair value of our obligation to fund through a special tax any future shortfalls between debt service on the bonds and real estate taxes available to repay the bonds.

Environmental Indemnity Agreement

We agreed to provide certain environmental indemnifications in connection with a lease and subsequent sale of three New Jersey properties. The prior owner of the properties, a Fortune 100 company that is responsible for groundwater contamination at such properties, previously agreed to indemnify us for (1) direct losses incurred in connection with the contamination and (2) its failure to perform remediation activities required by the State of New Jersey, up to the point that the state

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(unaudited)

16. Commitments and Contingencies (Continued)

declares the remediation to be complete. Under the environmental indemnification agreement, we agreed to the following:

•                  to indemnify the tenant against losses covered under the prior owner’s indemnity agreement if the prior owner fails to indemnify the tenant for such losses. This indemnification is capped at $5.0 million in perpetuity after the State of New Jersey declares the remediation to be complete;

•                  to indemnify the tenant for consequential damages (e.g., business interruption) at one of the buildings in perpetuity and another of the buildings through 2025. This indemnification is limited to $12.5 million; and

•                  to pay 50% of additional costs related to construction and environmental regulatory activities incurred by the tenant as a result of the indemnified environmental condition of the properties. This indemnification is limited to $300,000 annually and $1.5 million in the aggregate.

17. Subsequent Events

On April 22, 2013, COPT redeemed all of its outstanding Series J Preferred Shares at a price of $25 per share, or $84.8 million in the aggregate, plus accrued and unpaid dividends thereon through the date of redemption. These shares accrued dividends equal to 7.625% of the liquidation preference. Concurrently, COPLP redeemed the Series J Preferred Units previously owned by COPT that carried terms substantially the same as the Series J Preferred Shares. We recognized a $2.9 million decrease to net income available to common unitholders pertaining to the original issuance costs incurred on the Series J Preferred Units at the time of the redemption.

On May 6, 2013, we issued a $350.0 million aggregate principal amount of 3.600% Senior Notes at an initial offering price of 99.816% of their face value. The proceeds from the offering, after deducting discounts of the initial purchasers of the notes, but before other offering expenses, were approximately $347.1 million. The notes mature on May 15, 2023. Prior to 90 days prior to the maturity date, we may redeem the notes, in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to its present value, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate plus 30 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption. On or after 90 days prior to the maturity date, we may redeem the notes, in whole or in part at any time and from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to the date of redemption. The notes are unconditionally guaranteed by COPT.

On May 29, 2013, we commenced a cash tender offer for the $186.3 million outstanding principal amount of our 4.25% Exchangeable Senior Notes. The consideration payable will be $1,070 per $1,000 principal amount, or $199.3 million in the aggregate, plus accrued and unpaid interest to, but not including, the payment date for the notes purchased as a result of the tender offer. The tender offer will expire on June 26, 2013, unless extended or earlier terminated by us.

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Corporate Office Properties Trust and Corporate Office Properties, L.P.:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Corporate Office Properties, L.P. (“COPLP”) and its subsidiaries at December 31, 2012 and December 31, 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of COPLP’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Baltimore, MD

June 7, 2013

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except unit data)

	December 31,
	2012	2011
Assets
Properties, net:
Operating properties, net	$2,597,666	$2,714,056
Projects in development or held for future development	565,378	638,919
Total properties, net	3,163,044	3,352,975
Assets held for sale, net	140,229	116,616
Cash and cash equivalents	10,594	5,559
Restricted cash and marketable securities	14,781	28,644
Accounts receivable (net of allowance for doubtful accounts of $4,694 and $3,546, respectively)	19,247	26,032
Deferred rent receivable	85,802	86,856
Intangible assets on real estate acquisitions, net	75,879	89,120
Deferred leasing and financing costs, net	59,952	66,515
Prepaid expenses and other assets	77,455	83,650
Total assets	$3,646,983	$3,855,967

Liabilities and equity
Liabilities:
Debt, net	$2,019,168	$2,426,303
Accounts payable and accrued expenses	97,922	95,714
Rents received in advance and security deposits	27,632	29,548
Dividends and distributions payable	28,698	35,038
Deferred revenue associated with operating leases	11,995	15,554
Distributions received in excess of investment in unconsolidated real estate joint venture	6,420	6,071
Interest rate derivatives	6,185	30,863
Other liabilities	2,166	2,069
Total liabilities	2,200,186	2,641,160

Commitments and contingencies (Note 20)
Redeemable noncontrolling interest	10,298	8,908

Equity:
Corporate Office Properties, L.P.’s equity:
Preferred units
General partner, 12,821,667 preferred units outstanding at December 31, 2012 and 8,121,667 preferred units outstanding at December 31, 2011	333,833	216,333
Limited partner, 352,000 preferred units outstanding at December 31, 2012 and 2011	8,800	8,800
Common units, 80,952,986 and 72,011,324 held by the general partner and 4,067,542 and 4,301,788 held by limited partners at December 31, 2012 and 2011, respectively	1,089,391	972,107
Accumulated other comprehensive loss	(5,708)	(1,837)

Total Corporate Office Properties, L.P.’s equity	1,426,316	1,195,403
Noncontrolling interests in subsidiaries	10,183	10,496

Total equity	1,436,499	1,205,899

Total liabilities, redeemable noncontrolling interest and equity	$3,646,983	$3,855,967

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per unit data)

	For the Years Ended December 31,
	2012	2011	2010
Revenues
Rental revenue	$367,654	$348,006	$316,038
Tenant recoveries and other real estate operations revenue	86,517	80,490	71,521
Construction contract and other service revenues	73,836	84,345	104,675
Total revenues	528,007	512,841	492,234

Expenses
Property operating expenses	167,161	162,397	146,617
Depreciation and amortization associated with real estate operations	113,480	113,111	97,897
Construction contract and other service expenses	70,576	81,639	102,302
Impairment losses	43,214	83,478	—
General, administrative and leasing expenses	31,900	30,308	28,477
Business development expenses and land carry costs	5,711	6,122	6,403
Total operating expenses	432,042	477,055	381,696

Operating income	95,965	35,786	110,538
Interest expense	(94,624)	(98,222)	(95,729)
Interest and other income	7,172	5,603	9,568
Loss on early extinguishment of debt	(943)	(1,639)	—
Loss on interest rate derivatives	—	(29,805)	—
Income (loss) from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	7,570	(88,277)	24,377
Equity in (loss) income of unconsolidated entities	(546)	(331)	1,376
Income tax (expense) benefit	(381)	6,710	(108)
Income (loss) from continuing operations	6,643	(81,898)	25,645
Discontinued operations	13,677	(48,404)	17,054
Income (loss) before gain on sales of real estate	20,320	(130,302)	42,699
Gain on sales of real estate, net of income taxes	21	2,732	2,829
Net income (loss)	20,341	(127,570)	45,528
Net loss (income) attributable to noncontrolling interests in consolidated entities	507	244	(61)
Net income (loss) attributable to Corporate Office Properties, L.P.	20,848	(127,326)	45,467
Preferred unit distributions	(21,504)	(16,762)	(16,762)
Issuance costs associated with redeemed preferred units	(1,827)	—	—
Net (loss) income attributable to Corporate Office Properties, L.P. common unitholders	$(2,483)	$(144,088)	$28,705

Net income (loss) attributable to Corporate Office Properties, L.P.:
Income (loss) from continuing operations	$7,870	$(78,785)	$28,574
Discontinued operations, net	12,978	(48,541)	16,893
Net income (loss) attributable to Corporate Office Properties, L.P.	$20,848	$(127,326)	$45,467

Basic earnings per common unit(1)
(Loss) income from continuing operations	$(0.21)	$(1.33)	$0.17
Discontinued operations	0.17	(0.67)	0.27
Net (loss) income attributable to common unitholders	$(0.04)	$(2.00)	$0.44

Diluted earnings per common unit(1)
(Loss) income from continuing operations	$(0.21)	$(1.33)	$0.17
Discontinued operations	0.17	(0.67)	0.27
Net (loss) income attributable to common unitholders	$(0.04)	$(2.00)	$0.44

(1)                                 Basic and diluted earnings per common unit are calculated based on amounts attributable to common unitholders of Corporate Office Properties, L.P.

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Comprehensive Income

(in thousands)

	For the Years Ended December 31,
	2012	2011	2010
Net income (loss)	$20,341	$(127,570)	$45,528
Other comprehensive (loss) income
Unrealized losses on interest rate derivatives	(7,676)	(31,531)	(5,473)
Losses on interest rate derivatives included in net income (loss)	3,697	4,601	3,689
Loss on interest rate derivatives upon discontinuing hedge accounting	—	28,430	—
Other comprehensive (loss) income	(3,979)	1,500	(1,784)
Comprehensive income (loss)	16,362	(126,070)	43,744
Comprehensive loss (income) attributable to noncontrolling interests	615	244	(61)
Comprehensive income (loss) attributable to Corporate Office Properties, L.P.	$16,977	$(125,826)	$43,683

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Equity

(Dollars in thousands)

	Limited Partner Preferred Units		General Partner Preferred Units		Common Units		Accumulated Other Comprehensive	Noncontrolling Interests in	Total
	Units	Amount	Units	Amount	Units	Amount	Loss	Subsidiaries	Equity
Balance at December 31, 2009	352,000	$8,800	8,121,667	$216,333	61,742,815	$887,046	$(2,080)	$11,187	$1,121,286
Issuance of 4.25% Exchangeable Senior Notes	—	—	—	—	—	18,149	—	—	18,149
Issuance of common units resulting from public issuance of common shares	—	—	—	—	7,475,000	245,621	—	—	245,621
Issuance of common units resulting from exercise of share options	—	—	—	—	278,656	4,575	—	—	4,575
Share-based compensation	—	—	—	—	276,970	11,845	—	—	11,845
Restricted common unit redemptions	—	—	—	—	(105,215)	(3,913)	—	—	(3,913)
Comprehensive income	—	660	—	16,102	—	28,705	(2,367)	644	43,744
Distributions to owners of common and preferred units	—	(660)	—	(16,102)	—	(105,768)	—	—	(122,530)
COPT contribution to COPLP of distribution from subsidiary	—	—	—	—	—	47	—	(47)	—
Contributions from noncontrolling interests in subsidiaries	—	—	—	—	—	—	—	510	510
Acquisition of noncontrolling interests in subsidiaries	—	—	—	—	—	(2,344)	—	(2,118)	(4,462)
Balance at December 31, 2010	352,000	8,800	8,121,667	216,333	69,668,226	1,083,963	(4,447)	10,176	1,314,825
Issuance of common units resulting from public issuance of common shares	—	—	—	—	4,600,000	145,367	—	—	145,367
Issuance of common units resulting from exercise of share options	—	—	—	—	191,264	2,461	—	—	2,461
Share-based compensation	—	—	—	—	302,226	14,267	—	—	14,267
Restricted common unit redemptions	—	—	—	—	(114,687)	(3,990)	—	—	(3,990)
Issuance of common units to COPT to balance units owned with common shares outstanding	—	—	—	—	1,666,083	—	—	—	—
Comprehensive loss	—	660	—	16,102	—	(144,088)	2,610	52	(124,664)
Distributions to owners of common and preferred units	—	(660)	—	(16,102)	—	(124,582)	—	—	(141,344)
Contributions from noncontrolling interests in subsidiaries	—	—	—	—	—	(23)	—	284	261
Distributions to noncontrolling interest in subsidiaries	—	—	—	—	—	—	—	(16)	(16)
Adjustment to arrive at fair value of noncontrolling interest	—	—	—	—	—	(1,315)	—	—	(1,315)
Increase in tax benefit from share-based compensation	—	—	—	—	—	47	—	—	47
Balance at December 31, 2011	352,000	8,800	8,121,667	216,333	76,313,112	972,107	(1,837)	10,496	1,205,899
Issuance of preferred units resulting from public issuance of preferred shares	—	—	6,900,000	172,500	—	(6,848)	—	—	165,652
Issuance of common units resulting from public issuance of common shares	—	—	—	—	8,625,000	204,696	—	—	204,696
Redemption of preferred units resulting from redemption of preferred shares	—	—	(2,200,000)	(55,000)	—	—	—	—	(55,000)
Issuance of common units resulting from exercise of share options	—	—	—	—	61,624	928	—	—	928
Share-based compensation	—	—	—	—	160,643	11,184	—	—	11,184
Restricted common unit redemptions	—	—	—	—	(139,851)	(3,379)	—	—	(3,379)
Comprehensive income	—	660	—	20,844	—	(656)	(3,871)	1,950	18,927
Distributions declared to owners of common and preferred units	—	(660)	—	(20,844)	—	(86,337)	—	—	(107,841)
Distributions to noncontrolling interests in subsidiaries	—	—	—	—	—	—	—	(655)	(655)
COPT contribution to COPLP of distribution from subsidiary	—	—	—	—	—	1,608	—	(1,608)	—
Adjustment to arrive at fair value of noncontrolling interest	—	—	—	—	—	(3,955)	—	—	(3,955)
Increase in tax benefit from share-based compensation	—	—	—	—	—	43	—	—	43
Balance at December 31, 2012	352,000	$8,800	12,821,667	$333,833	85,020,528	$1,089,391	$(5,708)	$10,183	$1,436,499

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	For the Years Ended December 31,
	2012	2011	2010
Cash flows from operating activities
Revenues from real estate operations received	$483,421	$476,762	$453,847
Construction contract and other service revenues received	77,831	88,433	112,644
Property operating expenses paid	(174,683)	(180,041)	(173,625)
Construction contract and other service expenses paid	(67,952)	(94,140)	(124,867)
General, administrative, leasing, business development and land carry costs paid	(22,904)	(28,021)	(23,945)
Interest expense paid	(87,394)	(93,715)	(87,917)
Previously accreted interest expense paid	—	(17,314)	—
Settlement of interest rate derivatives	(29,738)	—	—
Proceeds from sale of trading marketable securities	18,975	—	—
Exit costs on property dispositions	(4,146)	—	—
Payments in connection with early extinguishment of debt	(2,637)	(353)	—
Interest and other income received	1,073	698	323
Income taxes paid	(8)	(160)	—
Net cash provided by operating activities	191,838	152,149	156,460
Cash flows from investing activities
Purchases of and additions to properties
Construction, development and redevelopment	(165,275)	(232,667)	(303,064)
Acquisitions of operating properties	(48,308)	(32,856)	(146,275)
Tenant improvements on operating properties	(27,103)	(37,195)	(20,826)
Other capital improvements on operating properties	(20,066)	(16,906)	(10,422)
Proceeds from sales of properties	290,603	79,638	27,576
Proceeds from sale of equity method investment	—	5,773	—
Mortgage and other loan receivables funded or acquired	(14,232)	(23,377)	(5,588)
Mortgage and other loan receivables payments received	10,113	16,759	1,568
Leasing costs paid	(13,278)	(15,997)	(14,403)
Investment in unconsolidated entities	(250)	(250)	(6,600)
Other	1,540	(3,309)	(1,133)
Net cash provided by (used in) investing activities	13,744	(260,387)	(479,167)
Cash flows from financing activities
Proceeds from debt
Revolving Credit Facility	329,000	1,180,000	663,000
Other debt proceeds	403,117	456,206	359,912
Repayments of debt
Revolving Credit Facility	(991,000)	(813,000)	(733,000)
Scheduled principal amortization	(11,684)	(13,755)	(13,996)
Other debt repayments	(124,386)	(698,100)	(66,663)
Deferred financing costs paid	(3,371)	(13,113)	(8,570)
Net proceeds from issuance of preferred units	165,652	—	—
Net proceeds from issuance of common units	205,425	147,828	250,196
Redemption of preferred units	(55,000)	—	—
Acquisition of noncontrolling interests in consolidated entities	—	—	(4,462)
Common unit distributions paid	(94,329)	(121,864)	(101,255)
Preferred unit distributions paid	(19,747)	(16,762)	(16,762)
Restricted common unit redemptions	(3,379)	(3,990)	(3,913)
Other	(845)	245	60
Net cash (used in) provided by financing activities	(200,547)	103,695	324,547
Net increase (decrease) in cash and cash equivalents	5,035	(4,543)	1,840
Cash and cash equivalents
Beginning of period	5,559	10,102	8,262
End of period	$10,594	$5,559	$10,102

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

(in thousands)

	For the Years Ended December 31,
	2012	2011	2010
Reconciliation of net income (loss) to net cash provided by operating activities:
Net income (loss)	$20,341	$(127,570)	$45,528
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and other amortization	124,418	136,594	125,819
Impairment losses	62,702	151,021	—
Loss on interest rate derivatives	—	29,805	—
Settlement of previously accreted interest expense	—	(17,314)	—
Amortization of deferred financing costs	6,243	6,596	5,871
Increase in deferred rent receivable	(11,776)	(10,102)	(5,706)
Amortization of net debt discounts	3,155	5,540	5,841
Gain on sales of real estate	(20,961)	(7,528)	(3,917)
Gain on equity method investment	—	(2,452)	(6,406)
Share-based compensation	9,982	11,920	11,845
(Gain) loss on early extinguishment of debt	(3,430)	1,670	—
Other	(3,195)	(314)	(3,872)
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	6,693	(7,094)	(1,680)
Decrease (increase) in restricted cash and marketable securities	14,122	1,560	(3,372)
Decrease (increase) in prepaid expenses and other assets	8,550	(687)	8,674
Increase (decrease) in accounts payable, accrued expenses and other liabilities	4,913	(17,441)	(21,147)
Decrease in rents received in advance and security deposits	(1,916)	(2,055)	(1,018)
Decrease in interest rate derivatives in connection with cash settlement	(28,003)	—	—
Net cash provided by operating activities	$191,838	$152,149	$156,460
Supplemental schedule of non-cash investing and financing activities:
(Decrease) increase in accrued capital improvements, leasing and other investing activity costs	$(1,227)	$11,719	$4,576
Increase in property, debt and other liabilities in connection with acquisitions	$—	$3,040	$74,244
Decrease in property in connection with surrender of property in settlement of debt	$12,042	$—	$—
Decrease in debt in connection with surrender of property in settlement of debt	$16,304	$—	$—
Increase in property and noncontrolling interests in connection with property contribution by a noncontrolling interest in a joint venture	$—	$—	$9,000
Increase (decrease) in fair value of derivatives applied to AOCL and noncontrolling interests	$4,040	$1,438	$(1,846)
Distribution payable	$28,698	$35,038	$32,299
Increase in redeemable noncontrolling interest and decrease in equity in connection with adjustment to arrive at fair value of noncontrolling interest	$3,955	$1,315	$—

See accompanying notes to consolidated financial statements.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements

1. Organization

Corporate Office Properties, L.P. (“COPLP”) and subsidiaries (collectively, the “Operating Partnership,” “we” or “us”) is the entity through which Corporate Office Properties Trust (“COPT” or the “Company”), a fully-integrated and self-managed real estate investment trust (“REIT”) and our sole general partner, conducts almost all of its operations and owns substantially all of its assets. Interests in COPLP are in the form of common and preferred units. As discussed further in Note 12, as of December 31, 2012, COPT owned 95% of the outstanding common units and 97% of the outstanding preferred units in COPLP; the remaining common and preferred units in COPLP were owned by third parties, which included certain members of COPT’s Board of Trustees. Common units in COPLP not owned by COPT carry certain redemption rights. The number of common units in COPLP owned by COPT is equivalent to the number of outstanding common shares of beneficial interest (“common shares”) of COPT, and the entitlement of all COPLP common units to quarterly distributions and payments in liquidation are substantially the same as those of COPT common shareholders. Similarly, in the case of each series of preferred units in COPLP held by COPT, there is a series of preferred shares that is equivalent in number and carries substantially the same terms as such series of COPLP preferred units. COPT’s common shares are publicly traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “OFC”.

We focus primarily on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. We generally acquire, develop, manage and lease office and data center properties concentrated in large office parks located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of December 31, 2012, our investments in real estate included the following:

•                  208 operating office properties totaling 18.8 million square feet;

•                  13 office properties under construction or redevelopment, or for which we were contractually committed to construct, that we estimate will total approximately 1.7 million square feet upon completion, including two partially operational properties included above;

•                  land held or under pre-construction totaling 1,694 acres (including 561 controlled but not owned) that we believe is potentially developable into approximately 19.3 million square feet; and

•                  a partially operational, wholesale data center which upon completion and stabilization is expected to have a critical load of 18 megawatts.

We own real estate both directly and through subsidiary partnerships, limited liability companies, business trusts and corporations. In addition to owning real estate, we also own subsidiaries that provide real estate services such as property management and construction and development services primarily for our properties but also for third parties.

Because we are managed by COPT, and COPT conducts substantially all of its operations through us, we refer to COPT’s executive officers as our executive officers, and although, as a partnership, we do not have a board of trustees, we refer to COPT’s Board of Trustees as our Board of Trustees.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of COPLP, its subsidiaries and other entities in which COPLP has a majority voting interest and control. We also consolidate certain entities when control of such entities can be achieved through means other than voting rights (“variable interest entities” or “VIEs”) if we are deemed to be the primary beneficiary of such entities. We eliminate all significant intercompany balances and transactions in consolidation.

We use the equity method of accounting when we own an interest in an entity and can exert significant influence over the entity’s operations but cannot control the entity’s operations. We discontinue equity method accounting if our investment in an entity (and net advances) is reduced to zero unless we have guaranteed obligations of the entity or are otherwise committed to provide further financial support for the entity.

We use the cost method of accounting when we own an interest in an entity and cannot exert significant influence over its operations.

Use of Estimates in the Preparation of Financial Statements

We make estimates and assumptions when preparing financial statements under generally accepted accounting principles (“GAAP”). These estimates and assumptions affect various matters, including:

•                  the reported amounts of assets and liabilities in our consolidated balance sheets at the dates of the financial statements;

•                  the disclosure of contingent assets and liabilities at the dates of the financial statements; and

•                  the reported amounts of revenues and expenses in our consolidated statements of operations during the reporting periods.

Significant estimates are inherent in the presentation of our financial statements in a number of areas, including the evaluation of the collectability of accounts and notes receivable, the allocation of property acquisition costs, the determination of estimated useful lives of assets, the determination of lease terms, the evaluation of impairment of long-lived assets, the amount of revenue recognized relating to tenant improvements and the level of expense recognized in connection with share-based compensation. Actual results could differ from these and other estimates.

Acquisitions of Properties

Upon completion of property acquisitions, we allocate the purchase price to tangible and intangible assets and liabilities associated with such acquisitions based on our estimates of their fair values. We determine these fair values by using market data and independent appraisals available to us and making numerous estimates and assumptions. We allocate property acquisitions to the following components:

•                  properties based on a valuation performed under the assumption that the property is vacant upon acquisition (the “if vacant value”). The if-vacant value is allocated between land and buildings or, in the case of properties under development, construction in progress. We also allocate additional amounts to properties for in-place tenant improvements based on our

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

estimate of improvements per square foot provided under market leases that would be attributable to the remaining non-cancellable terms of the respective leases;

•                  above- and below-market lease intangible assets or liabilities based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between: (1) the contractual amounts to be received pursuant to the in-place leases; and (2) our estimate of fair market lease rates for the corresponding space, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above- and below-market lease values are amortized as adjustments to rental revenue over the remaining non-cancellable terms of the respective leases;

•                  in-place lease value based on our estimates of: (1) the present value of additional income to be realized as a result of leases being in place on the acquired properties; and (2) costs to execute similar leases. Our estimate of additional income to be realized includes carrying costs, such as real estate taxes, insurance and other operating expenses, and revenues during the expected lease-up periods considering current market conditions. Our estimate of costs to execute similar leases includes leasing commissions, legal and other related costs;

•                  tenant relationship value based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics we consider in determining these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors; and

•                  above- and below- market cost arrangements (such as real estate tax treaties or above- or below- market ground leases) based on the present value of the expected benefit from any such arrangements in place on the property at the time of acquisition.

Properties

We report properties to be developed or held and used in operations at our depreciated cost, reduced for impairment losses. The preconstruction stage of the development or redevelopment of an operating property includes efforts and related costs to secure land control and zoning, evaluate feasibility and complete other initial tasks which are essential to development. We capitalize interest expense, real estate taxes and direct and indirect project costs (including related compensation and other indirect costs) associated with properties, or portions thereof, undergoing construction, development and redevelopment activities. We continue to capitalize these costs while construction, development or redevelopment activities are underway until a property becomes “operational,” which occurs upon the earlier of when leases commence or one year after the cessation of major construction activities. When leases commence on portions of a newly-constructed or redeveloped property in the period prior to one year from the cessation of major construction activities, we consider that property to be “partially operational.” When a property is partially operational, we allocate the costs associated with the property between the portion that is operational and the portion under construction. We start depreciating newly-constructed and redeveloped properties as they become operational.

Most of our leases involve some form of improvements to leased space. When we are required to provide improvements under the terms of a lease, we determine whether the improvements constitute landlord assets or tenant assets. We capitalize the cost of the improvements when we deem the

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

improvements to be landlord assets. In determining whether improvements constitute landlord or tenant assets, we consider numerous factors, including: whether the improvements are unique to the tenant or reusable by other tenants; whether the tenant is permitted to alter or remove the improvements without our consent or without compensating us for any lost fair value; whether the ownership of the improvements remains with us or remains with the tenant at the end of the lease term; and whether the economic substance of the lease terms is properly reflected.

We depreciate our fixed assets using the straight-line method over their estimated useful lives as follows:

Estimated Useful Lives
Buildings and building improvements	10 - 40 years
Land improvements	10 - 20 years
Tenant improvements on operating properties	Related lease term
Equipment and personal property	3 - 10 years

We assess each of our operating properties for impairment quarterly using cash flow projections and estimated fair values that we derive for each of the properties. We update the leasing and other assumptions used in these projections regularly, paying particular attention to properties that have experienced chronic vacancy or face significant market challenges. We review our plans and intentions for our development projects and land parcels quarterly. Each quarter, we also review the reasonableness of changes in our estimated operating property fair values from amounts estimated in the prior quarter. If events or changes in circumstances indicate that the carrying values of certain operating properties, properties in development or land held for future development may be impaired, we perform a recovery analysis for such properties. For long-lived assets to be held and used, we analyze recoverability based on the estimated undiscounted future cash flows expected to be generated from the operations and eventual disposition of the assets over, in most cases, a ten-year holding period. If we believe there is a significant possibility that we might dispose of the assets earlier, we analyze recoverability using a probability weighted analysis of the estimated undiscounted future cash flows expected to be generated from the operations and eventual disposition of the assets over the various possible holding periods. If the recovery analysis indicates that the carrying value of a tested property is not recoverable from estimated future cash flows, it is written down to its estimated fair value and an impairment loss is recognized. If and when our plans change, we revise our recoverability analyses to use the cash flows expected from the operations and eventual disposition of each asset using holding periods that are consistent with our revised plans. Changes in holding periods may require us to recognize significant impairment losses.

Property fair values are determined based on contract prices, indicative bids, discounted cash flow analyses or yield analyses. Estimated cash flows used in such analyses are based on our plans for the property and our views of market and economic conditions. The estimates consider items such as current and future rental rates, occupancies for the tested property and comparable properties, estimated operating and capital expenditures and recent sales data for comparable properties; most of these items are influenced by market data obtained from third party sources such as CoStar Group and real estate leasing and brokerage firms and our direct experience with the properties and their markets.

When we determine that a property is held for sale, we discontinue the recording of depreciation expense on the property and estimate the fair value, net of selling costs; if we then determine that the

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

estimated fair value, net of selling costs, is less than the net book value of the property, we recognize an impairment loss equal to the difference and reduce the net book value of the property.

When we sell an operating property, or determine that an operating property is held for sale, and determine that we have no significant continuing involvement in such property, we classify the results of operations for such property as discontinued operations. Interest expense that is specifically identifiable to properties included in discontinued operations is used in the computation of interest expense attributable to discontinued operations.

Sales of Interests in Real Estate

We recognize gains from sales of interests in real estate using the full accrual method, provided that various criteria relating to the terms of sale and any subsequent involvement by us with the real estate sold are met. We recognize gains relating to transactions that do not meet the requirements of the full accrual method of accounting when the full accrual method of accounting criteria are met.

Cash and Cash Equivalents

Cash and cash equivalents include all cash and liquid investments that mature three months or less from when they are purchased. Cash equivalents are reported at cost, which approximates fair value. We maintain our cash in bank accounts in amounts that may exceed Federally insured limits at times. We have not experienced any losses in these accounts in the past and believe that we are not exposed to significant credit risk because our accounts are deposited with major financial institutions.

Investments in Marketable Securities

We classify marketable securities as trading securities when we have the intent to sell such securities in the near term, and classify other marketable securities as available-for-sale securities. We determine the appropriate classification of investments in marketable securities at the acquisition date and re-evaluate the classification at each balance sheet date. We report investments in marketable securities classified as trading securities at fair value, with unrealized gains and losses recognized through earnings. We report investments in marketable securities classified as available-for-sale securities at fair value, with net unrealized gains or losses deferred to accumulated other comprehensive loss (“AOCL”) and realized gains and losses resulting from sales of such investments recognized through earnings.

Accounts and Deferred Rents Receivable and Mortgage and Other Investing Receivables

We maintain allowances for estimated losses resulting from the failure of our customers or borrowers to satisfy their payment obligations. We use judgment in estimating these allowances based primarily upon the payment history and credit status of the entities associated with the individual receivables. We write off these receivables when we believe the facts and circumstances indicate that continued pursuit of collection is no longer warranted. When we earn interest income in connection with receivables for which we have established allowances, we establish allowances in connection with such interest income that is unpaid. When cash is received in connection with receivables for which we have established allowances, we reduce the amount of losses recognized in connection with the receivables’ allowance.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Intangible Assets and Deferred Revenue on Real Estate Acquisitions

We capitalize intangible assets and deferred revenue on real estate acquisitions as described in the section above entitled “Acquisitions of Properties.” We amortize the intangible assets and deferred revenue as follows:

Amortization Period
Above- and below-market leases	Related lease terms
In-place lease value	Related lease terms
Tenant relationship value	Estimated period of time that tenant will lease space in property
Above- and below-market cost arrangements	Term of arrangements
Market concentration premium	40 years

We recognize the amortization of acquired above-market and below-market leases as adjustments to rental revenue. We recognize the amortization of above- and below- market cost arrangements as adjustments to property operating expenses. We recognize the amortization of other intangible assets on property acquisitions as amortization expense.

Deferred Leasing and Financing Costs, Net

We defer costs incurred to obtain new tenant leases or extend existing tenant leases, including related compensation costs. We amortize these costs evenly over the lease terms. When tenant leases are terminated early, we expense any unamortized deferred leasing costs associated with those leases over the shortened term of the lease.

We defer costs of financing arrangements and recognize these costs as interest expense over the related loan terms on a straight-line basis, which approximates the amortization that would occur under the effective interest method of amortization. We expense any unamortized loan costs when loans are retired early.

Noncontrolling Interests

Our consolidated noncontrolling interests are comprised primarily of interests in our consolidated real estate joint ventures. Also included in consolidated noncontrolling interests are interests in several real estate entities owned directly by COPT, or a wholly owned subsidiary of COPT, that generally do not exceed 1%. We evaluate whether noncontrolling interests are subject to redemption features outside of our control. For noncontrolling interests that are currently redeemable or deemed probable to eventually become redeemable, we classify such interests as redeemable noncontrolling interests in the mezzanine section of our consolidated balance sheets; we adjust these interests each period to the greater of their fair value or carrying amount (initial amount as adjusted for allocations of income and losses and future contributions and distributions), with a corresponding offset to additional paid-in capital on our consolidated balance sheets, and only recognize reductions in such interests to the extent of their carrying amount. Our other noncontrolling interests are reported in the equity section of our consolidated balance sheets. The amounts reported for noncontrolling interests on our consolidated statements of operations represent the portion of these entities’ income or losses not attributable to us.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

The table below sets forth activity in our redeemable noncontrolling interest (in thousands):

	Year Ended December 31,
	2012	2011
Beginning balance	$8,908	$9,000
Net loss attributable to noncontrolling interest	(2,565)	(1,407)
Adjustment to arrive at fair value of interest	3,955	1,315
Ending balance	$10,298	$8,908

Revenue Recognition

We recognize minimum rents, net of abatements, on a straight-line basis over the non-cancelable term of tenant leases (including periods under bargain renewal options). The non-cancelable term of a lease includes periods when a tenant: (1) may not terminate its lease obligation early; or (2) may terminate its lease obligation early in exchange for a fee or penalty that we consider material enough such that termination would not be probable. We report the amount by which our minimum rental revenue recognized on a straight-line basis under leases exceeds the contractual rent billings associated with such leases as deferred rent receivable on our consolidated balance sheets. Amounts by which our minimum rental revenue recognized on a straight-line basis under leases are less than the contractual rent billings associated with such leases are included in deferred revenue associated with operating leases on our consolidated balance sheets.

In connection with a tenant’s entry into, or modification of, a lease, if we make cash payments to, or on behalf of, the tenant for purposes other than funding the construction of landlord assets, we defer the amount of such payments as lease incentives. We amortize lease incentives as a reduction of rental revenue over the term of the lease.

We recognize tenant recovery revenue in the same periods in which we incur the related expenses. Tenant recovery revenue includes payments from tenants as reimbursement for property taxes, utilities and other property operating expenses.

We recognize fees received for lease terminations as revenue and write off against such revenue any (1) deferred rents receivable, and (2) deferred revenue, lease incentives and intangible assets that are amortizable into rental revenue associated with the leases; the resulting net amount is the net revenue from the early termination of the leases. When a tenant’s lease for space in a property is terminated early but the tenant continues to lease such space under a new or modified lease in the property, the net revenue from the early termination of the lease is recognized evenly over the remaining life of the new or modified lease in place on that property.

We recognize fees for services provided by us once services are rendered, fees are determinable and collectability is assured. We recognize revenue under construction contracts using the percentage of completion method when the revenue and costs for such contracts can be estimated with reasonable accuracy; when these criteria do not apply to a contract, we recognize revenue on that contract using the completed contract method. Under the percentage of completion method, we recognize a percentage of the total estimated revenue on a contract based on the cost of services provided on the contract as of a point in time relative to the total estimated costs on the contract.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Interest Rate Derivatives

Our primary objectives in using interest rate derivatives are to add stability to interest expense and to manage exposure to interest rate movements. To accomplish this objective, we primarily use interest rate swaps as part of our interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for our making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Derivatives are used to hedge the cash flows associated with interest rates on existing debt as well as future debt. We recognize all derivatives as assets or liabilities in the balance sheet at fair value. We defer the effective portion of changes in fair value of the designated cash flow hedges to AOCL and reclassify such deferrals to interest expense as interest expense is recognized on the hedged forecasted transactions. We recognize the ineffective portion of the change in fair value of interest rate derivatives directly in interest expense. When an interest rate swap designated as a cash flow hedge no longer qualifies for hedge accounting, we recognize changes in fair value of the hedge previously deferred to AOCL, along with any changes in fair value occurring thereafter, through earnings. We do not use interest rate derivatives for trading or speculative purposes. We manage counter-party risk by only entering into contracts with major financial institutions based upon their credit ratings and other risk factors.

We use standard market conventions and techniques such as discounted cash flow analysis, option pricing models, replacement cost and termination cost in computing the fair value of derivatives at each balance sheet date.

Please refer to Note 11 for additional information pertaining to interest rate derivatives.

Expense Classification

We classify as property operations expense costs incurred for property taxes, ground rents, utilities, property management, insurance, repairs, exterior and interior maintenance and tenant revenue collection losses, as well as associated labor and indirect costs attributable to these costs.

We classify as general and administrative and leasing expenses costs incurred for corporate-level management, public company administration, asset management, leasing, investor relations, marketing and corporate-level insurance (including general business, director and officers and key man life) and leasing prospects, as well as associated labor and indirect costs attributable to these costs.

Share-Based Compensation

We issued two forms of share-based compensation: restricted COPT common shares (“restricted shares”) and COPT performance share units (“PSUs”). We also issued options to purchase COPT common shares (“options”) in prior years. We account for share-based compensation in accordance with authoritative guidance provided by the Financial Accounting Standards Board (“FASB”) that establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, focusing primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The guidance requires us to measure the cost of employee services received in exchange for an award of equity instruments based generally on the fair value of the award on the grant date; such cost is then recognized over the period during which the employee is required to provide service in exchange for the award. No compensation cost is

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

recognized for equity instruments for which employees do not render the requisite service. The guidance also requires that share-based compensation be computed based on awards that are ultimately expected to vest; as a result, future forfeitures of awards are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. If an award is voluntarily cancelled by an employee, we recognize the previously unrecognized cost associated with the original award on the date of such cancellation. We capitalize costs associated with share-based compensation attributable to employees engaged in construction and development activities.

When we adopted the authoritative guidance on accounting for share-based compensation, we elected to adopt the alternative transition method for calculating the tax effects of share-based compensation. The alternative transition method enabled us to use a simplified method to establishing the beginning balance of the additional paid-in capital pool related to the tax effects of employee share-based compensation, which was available to absorb tax deficiencies recognized subsequent to the adoption of this guidance.

We compute the fair value of options using the Black-Scholes option-pricing model. Under that model, the risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected option life is based on our historical experience of employee exercise behavior. Expected volatility is based on historical volatility of our common shares common shares. Expected dividend yield is based on the average historical dividend yield on our common shares over a period of time ending on the grant date of the options.

We compute the fair value of PSUs using a Monte Carlo model. Under that model, the baseline common share value is based on the market value on the grant date. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected volatility is based on historical volatility of our common shares.

Recent Accounting Pronouncements

We adopted guidance issued by the FASB effective January 1, 2012 related to the presentation of comprehensive income that requires us to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. We adopted this guidance using retrospective application. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of equity. Our adoption of this guidance did not affect our financial position, results of operations, cash flows or measurement of comprehensive income but did change the location of our disclosure pertaining to comprehensive income in our consolidated financial statements.

We adopted guidance issued by the FASB effective January 1, 2012 that amends measurement and disclosure requirements related to fair value measurements to improve consistency with International Financial Reporting Standards. In connection with our adoption of this guidance, we made an accounting policy election to use an exception provided for in the guidance with respect to measuring counterparty credit risk for derivative instruments; this election enables us to continue to measure the fair value of groups of assets and liabilities associated with derivative instruments consistently with how market participants would price the net risk exposure at the measurement date. Our adoption of this guidance did not affect our financial position, results of operations or cash flows but did result in additional disclosure pertaining to our fair value measurements.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

We adopted guidance issued by the FASB effective January 1, 2012 relating to the testing of goodwill for impairment that permits us to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform a quantitative impairment test. This guidance eliminates the requirement to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. Our adoption of this guidance did not materially affect our consolidated financial statements or disclosures.

3. Fair Value Measurements

Accounting standards define fair value as the exit price, or the amount that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The standards also establish a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability developed based on market data obtained from sources independent of us. Unobservable inputs are inputs that reflect our assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The hierarchy of these inputs is broken down into three levels: Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities; Level 2 inputs include (1) quoted prices for similar assets or liabilities in active markets, (2) quoted prices for identical or similar assets or liabilities in markets that are not active and (3) inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly; and Level 3 inputs are unobservable inputs for the asset or liability. Categorization within the valuation hierarchy is based upon the lowest level of input that is most significant to the fair value measurement.

The fair values of our interest rate derivatives are determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate market data and implied volatilities in such interest rates. While we determined that the majority of the inputs used to value our derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with our interest rate derivatives also utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default. However, as of December 31, 2012, we assessed the significance of the impact of the credit valuation adjustments on the overall valuation of our derivatives and determined that these adjustments are not significant. As a result, we determined that our interest rate derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

At December 31, 2012 and 2011, we owned warrants to purchase 50,000 common shares in The KEYW Holding Corporation (“KEYW”) at an exercise price of $9.25 per share. KEYW is an entity supporting the intelligence community’s operations and transformation to Cyber Age mission by providing engineering services and integrated platforms that support the intelligence process. We acquired these warrants in March 2010 and began accounting for such warrants as derivatives in November 2010 when KEYW became a publicly-traded company. We compute the fair value of these warrants using the Black-Scholes option-pricing model. Under that model, the risk-free interest rate is based on the U.S. Treasury yield curve in effect as of the valuation date. The expected life is based on

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

3. Fair Value Measurements (Continued)

the period of time until the expiration of the warrants. Expected volatility is based on an average of the historical volatility of companies in KEYW’s industry that we deem to be comparable. Expected dividend yield is based on the dividend yield on KEYW’s common shares as of the date of valuation. The warrants are classified in Level 2 of the fair value hierarchy.

In addition to the warrants in KEYW described above, we also owned 1.9 million shares, or approximately 7%, of KEYW’s common stock at December 31, 2011 and 3.1 million shares, or approximately 12%, at December 31, 2010. Our investment in these common shares had a fair value of $13.8 million at December 31, 2011 based on the closing price of KEYW’s common stock on the NASDAQ Stock Market on that date and is included in the line entitled “restricted cash and marketable securities” on our consolidated balance sheet. We sold 1.2 million of these shares in 2011, resulting in $2.1 million in gain recognized. We used the equity method of accounting for our investment in the common stock until the resignation of our then Chief Executive Officer from the Board of Directors of KEYW effective July 1, 2011, at which time we began accounting for our investment in KEYW’s common stock as a trading marketable equity security to be reported at fair value, with unrealized gains and losses recognized through earnings. We sold our remaining 1.9 million shares in 2012 for $14.0 million. We recognized revenue from a lease with KEYW in one of our properties of $2.4 million in 2012, $780,000 in 2011 and $668,000 in 2010.

As discussed further in Note 6, our partner in a real estate joint venture has the right to require us to acquire its interest at fair value beginning in March 2020; accordingly, we classify the fair value of our partner’s interest as a redeemable noncontrolling interest in the mezzanine section of our consolidated balance sheet. We determine the fair value of the interest based on unobservable inputs after considering the assumptions that market participants would make in pricing the interest. We apply a discount rate to the estimated future cash flows allocable to our partner from the properties underlying the joint venture. Estimated cash flows used in such analyses are based on our plans for the properties and our views of market and economic conditions, and consider items such as current and future rental rates, occupancies for the properties and comparable properties and estimated operating and capital expenditures. In determining the fair value of our partner’s interest, we used a discount rate of 15.6%, which factored in risk appropriate to the level of future property development expected to be undertaken by the joint venture; a significant increase (decrease) in the discount rate used in determining the fair value would result in a significantly (lower) higher fair value. Given our reliance on the unobservable inputs, the valuations are classified in Level 3 of the fair value hierarchy.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

3. Fair Value Measurements (Continued)

Recurring Fair Value Measurements

The tables below set forth our financial assets and liabilities that are accounted for at fair value on a recurring basis as of December 31, 2012 and 2011 and the hierarchy level of inputs used in measuring their respective fair values under applicable accounting standards (in thousands):

Description	Quoted Prices in Active Markets for Identical Assets(Level 1)	Significant Other Observable Inputs(Level 2)	Significant Unobservable Inputs(Level 3)	Total
December 31, 2012:
Assets:
Common stock(1)	$809	$—	$—	$809
Warrants to purchase common shares in KEYW(2)	—	294	—	294
Assets	$809	$294	$—	$1,103
Liabilities:
Interest rate derivatives	$—	$6,185	$—	$6,185
Redeemable noncontrolling interest	$—	$—	$10,298	$10,298
December 31, 2011:
Assets:
Common stock(1)	$13,928	$—	$—	$13,928
Interest rate derivative(2)	—	716		716
Warrants to purchase common shares in KEYW(2)	—	125	—	125
Assets	$13,928	$841	$—	$14,769
Liabilities:
Interest rate derivatives	$—	$30,863	$—	$30,863
Redeemable noncontrolling interest	$—	$—	$8,908	$8,908

(1)                                  Included in the line entitled “restricted cash and marketable securities” on our consolidated balance sheet.

(2)                                  Included in the line entitled “prepaid expenses and other assets” on our consolidated balance sheet.

The carrying values of cash and cash equivalents, restricted cash, accounts receivable, other assets (excluding mortgage loans receivable) and accounts payable and accrued expenses are reasonable estimates of their fair values because of the short maturities of these instruments. We estimated the fair values of our mortgage loans receivable as discussed in Note 9 based on the discounted estimated future cash flows of the loans (categorized within Level 3 of the fair value hierarchy); the discount rates used approximate current market rates for loans with similar maturities and credit quality, and the estimated cash payments include scheduled principal and interest payments. For our disclosure of debt fair values in Note 10 to the consolidated financial statements, we estimated the fair value of our

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

3. Fair Value Measurements (Continued)

exchangeable senior notes based on quoted market prices for publicly-traded debt (categorized within Level 2 of the fair value hierarchy) and estimated the fair value of our other debt based on the discounted estimated future cash payments to be made on such debt (categorized within Level 3 of the fair value hierarchy); the discount rates used approximate current market rates for loans, or groups of loans, with similar maturities and credit quality, and the estimated future payments include scheduled principal and interest payments. Fair value estimates are made at a specific point in time, are subjective in nature and involve uncertainties and matters of significant judgment. Settlement of such fair value amounts may not be possible and may not be a prudent management decision.

For additional fair value information, please refer to Note 9 for mortgage loans receivable, Note 10 for debt and Note 11 for interest rate derivatives.

Nonrecurring Fair Value Measurements

We recognized impairment losses on certain properties and other assets associated with such properties in 2011 and 2012. Accordingly, certain properties and related assets were adjusted to fair value. The table below sets forth the fair value hierarchy of the valuation techniques used by us in determining such fair values for the year ended December 31, 2012 (dollars in thousands):

Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total	Impairment Losses Recognized in 2012(1)
Assets(2):
Properties, net	$—	$—	$379,684	$379,684	$62,702

(1)                                  Represents impairment losses, excluding exit costs incurred of $4.2 million in 2012.

(2)                                  Reflects balance sheet classifications of assets at time of fair value measurement, excluding the effect of held for sale classifications.

The table below sets forth quantitative information about significant unobservable inputs used for the Level 3 fair value measurements reported above (dollars in thousands):

Description	Fair Value on Measurement Date	Valuation Technique	Unobservable Input	Range (Weighted Average)
Properties on which impairment losses were recognized	$379,684	Bid for properties indicative of value	Indicative bid(1)	(1)
		Contract of sale	Contract price(1)	(1)
		Discounted cash flow	Discount rate	10.0% to 11.0% (10.4%)
			Terminal capitalization rate	8.7% to 10.0% (8.9%)
			Market rent growth rate	3.0%(2)
			Expense growth rate	3.0%(2)
		Yield Analysis	Yield	12%(2)
			Market rent rate	$8.50 per square foot(2)
			Leasing costs	$20.00 per square foot(2)

(1)                                  These fair value measurements were developed by third party sources, subject to our corroboration for reasonableness.

(2)                                  Only one value applied for this unobservable input.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

3. Fair Value Measurements (Continued)

The table below sets forth the fair value hierarchy of the valuation techniques used by us in determining such fair values for the year ended December 31, 2011 (dollars in thousands):

Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total	Impairment Losses Recognized in 2011
Assets(1):
Properties, net	$—	$—	$320,894	$320,894	$150,093
Prepaid and other assets	—	—	163	163	928

(1)                                  Reflects balance sheet classifications of assets at time of fair value measurement, excluding the effect of held for sale classifications.

4. Concentration of Rental Revenue

We derived large concentrations of our revenue from real estate operations from certain tenants during the periods set forth in our consolidated statements of operations. The following table summarizes the percentage of our rental revenue (which excludes tenant recoveries and other real estate operations revenue) earned from (1) individual tenants that accounted for at least 5% of our rental revenue from continuing and discontinued operations and (2) the aggregate of the five tenants from which we recognized the most rental revenue in the respective years:

	For the Years Ended December 31,
	2012	2011	2010
United States Government	18%	17%	16%
Northrop Grumman Corporation(1)	7%	8%	9%
Booz Allen Hamilton, Inc.	6%	6%	5%
Computer Sciences Corporation	5%	N/A	N/A
Five largest tenants	39%	38%	35%

(1)   Includes affiliated organizations and agencies and predecessor companies.

We also derived in excess of 90% of our construction contract revenue from the United States Government in each of the years set forth on the consolidated statements of operations.

In addition, we derived large concentrations of our total revenue from real estate operations (defined as the sum of rental revenue and tenant recoveries and other real estate operations revenue) from certain geographic regions. These concentrations are set forth in the segment information provided in Note 15. Several of these regions, including the Baltimore/Washington Corridor, Northern Virginia, Washington, DC—Capitol Riverfront, St. Mary’s & King George Counties, Greater Baltimore, Maryland (“Greater Baltimore”) and Suburban Maryland, are within close proximity to each other, and all but two of our regions with real estate operations (San Antonio, Texas (“San Antonio”) and Colorado Springs, Colorado (“Colorado Springs”)) are located in the Mid-Atlantic region of the United States.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Properties, net

Operating properties, net consisted of the following (in thousands):

	December 31,
	2012	2011
Land	$427,766	$472,483
Buildings and improvements	2,725,875	2,801,252
Less: accumulated depreciation	(555,975)	(559,679)
Operating properties, net	$2,597,666	$2,714,056

Projects we had in development or held for future development consisted of the following (in thousands):

	December 31,
	2012	2011
Land	$236,324	$229,833
Construction in progress, excluding land	329,054	409,086
Projects in development or held for future development	$565,378	$638,919

2012 Dispositions and Impairments

In April 2011, we completed a review of our portfolio and identified a number of properties that are no longer closely aligned with our strategy, and our Board of Trustees approved a plan by Management to dispose of some of these properties (the “Strategic Reallocation Plan”). In December 2011, we identified additional properties for disposal, and our Board of Trustees approved a plan by management to increase the scope of the Strategic Reallocation Plan to include the disposition of additional properties. We completed dispositions of the following properties in 2012 primarily in connection with the Strategic Reallocation Plan (dollars in thousands):

Project Name	Location	Date of Sale	Number of Buildings	Total Rentable Square Feet	Transaction Value	Gain on Disposition
White Marsh Portfolio Disposition	White Marsh, Maryland	1/30/2012	5	163,000	$19,100	$2,445
1101 Sentry Gateway	San Antonio, Texas	1/31/2012	1	95,000	13,500	1,739
222 and 224 Schilling Circle	Hunt Valley, Maryland	2/10/2012	2	56,000	4,400	102
15 and 45 West Gude Drive	Rockville, Maryland	5/2/2012	2	231,000	49,107	—
11800 Tech Road	Silver Spring, Maryland	6/14/2012	1	240,000	21,300	—
400 Professional Drive	Gaithersburg, Maryland	7/2/2012	1	130,000	16,198	—
July 2012 Portfolio Disposition	Baltimore/Washington Corridor and Greater Baltimore	7/24/2012	23	1,387,000	161,901	16,900
			35	2,302,000	$285,506	$21,186

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Properties, net (Continued)

Each of the above dispositions represents property sales except for 400 Professional Drive, the disposition of which was completed in connection with a debt extinguishment, as described further below. We also had dispositions of non-operating properties during the year ended December 31, 2012 for aggregate transaction values totaling $28.1 million; in addition to the gain on sales reflected above, we also recognized impairment losses on certain of these sales that are disclosed below.

On July 2, 2012, the mortgage lender on a $15 million nonrecourse mortgage loan that was secured by our 400 Professional Drive property accepted a deed in lieu of foreclosure on the property. As a result, we transferred title to the property to the mortgage lender and we were relieved of the debt obligation plus accrued interest. As of the transfer date, the property had an estimated fair value of $11 million. Upon completion of this transfer, we recognized a gain on extinguishment of debt of $3.7 million, representing the difference between the mortgage loan and interest payable extinguished over the carrying value of the property transferred as of the transfer date, which included the effect of previous impairments taken.

We recognized impairment losses in 2012 in connection with the following:

•                  our office properties and developable land in Greater Philadelphia, Pennsylvania. Our Board of Trustees approved a plan by Management to shorten the holding period for these properties because they no longer meet our strategic investment criteria. We determined that the carrying amounts of these properties will not likely be recovered from the cash flows from the operations and sales of such properties over the likely remaining holding period. Accordingly, we recognized aggregate non-cash impairment losses of $46.1 million in 2012 for the amounts by which the carrying values of the properties exceeded their respective estimated fair values. These losses contemplate our expectation that we will incur future cash expenditures of approximately $25 million to complete the redevelopment of certain of these properties;

•                  the Strategic Reallocation Plan of $19.0 million ($23.7 million classified as discontinued operations and including $4.2 million in exit costs), including $6.9 million pertaining to certain properties in Colorado Springs, Colorado classified as held for sale at December 31, 2012 and approximately $5.1 million related to our disposition of an additional property from which the cash flows were not sufficient to recover its carrying value; and

•                  construction costs incurred on a property held for future development of $1.9 million.

The table below sets forth the impairment losses and exit costs recognized in 2012 by period of recognition and by property classification (in thousands):

	Three Months Ended
	3/31/2012	6/30/2012	9/30/2012	12/31/2012	Total
Operating properties	$11,833	$2,354	$55,829	$247	$70,263
Non-operating properties	(5,246)	—	—	1,893	(3,353)
Total	$6,587	$2,354	$55,829	$2,140	$66,910

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Properties, net (Continued)

2012 Acquisition

On July 11, 2012, we acquired 13857 McLearen Road, a 202,000 square foot office property in Herndon, Virginia that was 100% leased, for $48.3 million. The table below sets forth the allocation of the acquisition costs of this property (in thousands):

Land, operating properties	$3,507
Building and improvements	30,177
Intangible assets on real estate acquisitions	14,993
Total assets	48,677
Below-market leases	(369)
Total acquisition cost	$48,308

Intangible assets recorded in connection with the above acquisition included the following (dollars in thousands):

		Weighted Average Amortization Period (in Years)
Tenant relationship value	$7,472	10
In-place lease value	7,109	5
Above-market leases	412	5
	$14,993	7

We expensed $229,000 in operating property acquisition costs in 2012 that are included in business development expenses and land carry costs on our consolidated statements of operations.

2012 Construction Activities

During 2012, we placed into service an aggregate of 371,000 square feet in four newly constructed office properties, including two properties in the Baltimore/Washington Corridor, one in Greater Baltimore and one in Northern Virginia. As of December 31, 2012, we had 11 office properties under construction, or for which we were contractually committed to construct, that we estimate will total 1.4 million square feet upon completion, including four in the Baltimore/Washington Corridor, four in Huntsville, Alabama and three in Northern Virginia. We also had redevelopment underway on two office properties in Greater Philadelphia that we estimate will total 297,000 square feet upon completion.

2011 Dispositions and Impairment

As discussed above, we implemented the Strategic Reallocation Plan in 2011 to dispose of office properties and land that are no longer closely aligned with our strategy. We determined that the carrying amounts of certain of the properties included in the Strategic Reallocation Plan (the “Impaired Properties”) were not likely to be recovered from the cash flows from the operations and sales of such properties over the shorter holding periods. Accordingly, we recognized aggregate

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Properties, net (Continued)

non-cash impairment losses in 2011 of $122.5 million (including $67.5 million classified as discontinued operations and excluding $4.8 million in related income tax benefit) for the amounts by which the carrying values of the Impaired Properties exceeded their respective estimated fair values. We completed the sale of the following properties under the Strategic Reallocation Plan in 2011 (dollars in thousands):

Project Name	Location	Date of Sale	Number of Buildings	Total Rentable Square Feet	Transaction Value	Gain on Disposition
1344 & 1348 Ashton Road and 1350 Dorsey Road	Hanover, Maryland	5/24/2011	3	39,000	$3,800	$150
216 Schilling Circle	Hunt Valley, Maryland	8/23/2011	1	36,000	4,700	175
Towson Portfolio	Towson, Maryland	9/29/2011	4	179,000	16,000	1,134
11011 McCormick Road	Hunt Valley, Maryland	11/1/2011	1	57,000	3,450	822
10001 Franklin Square Drive	White Marsh, Maryland	12/13/2011	1	218,000	16,250	305
Rutherford Business Center Portfolio	Woodlawn, Maryland	12/15/2011	13	365,000	32,460	2,221
			23	894,000	$76,660	$4,807

On February 15 and 17, 2011, the United States Army (the “Army”) provided us disclosures regarding the past testing and use of tactical defoliants/herbicides at a property we owned and subsequently disposed of in Cascade, Maryland that was formerly an Army base known as Fort Ritchie (“Fort Ritchie”). Upon receipt of these disclosures, we commenced a review of our development plans and prospects for the property. We believed that these disclosures by the Army were likely to cause further delays in the resolution of certain existing litigation related to the property, and that they also increased the level of uncertainty as to our ultimate development rights at the property and future residential and commercial demand for the property. We analyzed various possible outcomes and resulting cash flows expected from the operations and ultimate disposition of the property. After determining that the carrying amount of the property was not likely to be recovered from those cash flows, we recognized a non-cash impairment loss of $27.7 million in March 2011 for the amount by which the carrying value of the property exceeded its estimated fair value.

In 2011, we also recognized additional impairment losses of $803,000 on goodwill associated with operating properties.

The table below sets forth the impairment losses recognized in 2011 by period of recognition and by property classification (in thousands):

	Three Months Ended
	3/31/2011	6/30/2011	12/31/2011	Total
Non-operating properties	$27,742	$13,574	$39,193	$80,509
Operating properties	—	31,031	39,481	70,512
Total	$27,742	$44,605	$78,674	$151,021

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5. Properties, net (Continued)

2011 Acquisition

On August 9, 2011, we acquired 310 The Bridge Street, a 138,000 square foot office property in Huntsville, Alabama that was 100% leased, for $33.4 million. The table below sets forth the allocation of the acquisition costs of this property (in thousands):

Land, operating properties	$261
Building and improvements	26,577
Intangible assets on real estate acquisitions	6,575
Total acquisition cost	$33,413

Intangible assets recorded in connection with the above acquisitions included the following (in thousands):

		Weighted Average Amortization Period (in Years)
Tenant relationship value	$3,187	8
In-place lease value	2,904	3
Above-market leases	484	3
	$6,575	6

We expensed $156,000 in 2011 in connection with acquisitions of operating properties that are included in business development expenses on our consolidated statements of operations.

2011 Construction Activities

During 2011, we placed into service an aggregate of 566,000 square feet in seven newly constructed office properties, including three in the Baltimore/Washington Corridor, two in Greater Baltimore, one in San Antonio and one in St. Mary’s County.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

6. Real Estate Joint Ventures

During the periods included herein, we had an investment in one unconsolidated real estate joint venture accounted for using the equity method of accounting. Information pertaining to this joint venture investment is set forth below (dollars in thousands):

					Maximum
Investment Balance at(1)		Date			Exposure
December 31, 2012	December 31, 2011	Acquired	Ownership	Nature of Activity	to Loss(2)
$(6,420)	$(6,071)	9/29/2005	20%	Operates 16 Buildings	$—

(1)   The carrying amount of our investment in this joint venture was lower than our share of the equity in the joint venture by $4.5 million at December 31, 2012 and $5.2 million at December 31, 2011 due to our deferral of gain on the contribution by us of real estate into the joint venture upon its formation and our discontinuance of loss recognition under the equity method effective October 2012, as discussed below. A difference will continue to exist to the extent the nature of our continuing involvement in the joint venture remains the same and we continue to no longer recognize income or losses under the equity method.

(2)   Derived from the sum of our investment balance and maximum additional unilateral capital contributions or loans required from us. Not reported above are additional amounts that we and our partner are required to fund when needed by this joint venture; these funding requirements are proportional to our respective ownership percentages. Also not reported above are additional unilateral contributions or loans from us, the amounts of which are uncertain, that we would be required to make if certain contingent events occur (see Note 20).

Net cash flows of the joint venture are distributed to the partners in proportion to their respective ownership interests. We did not recognize fees from the joint venture for property management, construction and leasing services we provided in 2012, 2011 and 2010.

The following table sets forth condensed balance sheets for this unconsolidated real estate joint venture (in thousands):

	December 31,
	2012	2011
Properties, net	$58,460	$59,792
Other assets	4,376	3,529
Total assets	$62,836	$63,321
Liabilities (primarily debt)	$72,693	$67,710
Owners’ equity	(9,857)	(4,389)
Total liabilities and owners’ equity	$62,836	$63,321

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

6. Real Estate Joint Ventures (Continued)

The following table sets forth condensed statements of operations for this unconsolidated real estate joint venture (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Revenues	$7,316	$7,577	$8,405
Property operating expenses	(2,829)	(3,673)	(3,600)
Interest expense	(7,672)	(3,913)	(3,937)
Depreciation and amortization expense	(2,283)	(2,463)	(3,154)
Net loss	$(5,468)	$(2,472)	$(2,286)

We historically accounted for the investment in our one unconsolidated real estate joint venture using the equity method of accounting primarily because: (1) we share with our partner the power to direct the matters that most significantly impact the activities of the joint venture, including the management and operations of the properties and disposal rights with respect to such properties; and (2) our partner has the right to receive benefits and absorb losses that could be significant to the VIE through its proportionately larger investment. We deferred gain in a prior period on our initial contribution of property to the joint venture due to certain guarantees described in Note 20, and we subsequently recognized losses in excess of our investment due to such guarantees and our intent to support the joint venture. During the fourth quarter of 2012, the holder of mortgage debt encumbering all of the joint venture’s properties notified us of the debt’s default, initiated foreclosure proceedings and terminated our property management responsibilities; accordingly, we discontinued recognition of losses on this investment under the equity method effective in October 2012 due to our having neither the obligation nor intent to support the joint venture.

The table below sets forth information pertaining to our investments in consolidated real estate joint ventures at December 31, 2012 (dollars in thousands):

		Nominal Ownership		December 31, 2012(1)
	Date Acquired	% at 12/31/2012	Nature of Activity	Total Assets	Encumbered Assets	Total Liabilities
LW Redstone Company, LLC	3/23/2010	85%	Developing business park(2)	$76,295	$16,809	$12,990
M Square Associates, LLC	6/26/2007	50%	Operating two buildings and developing others(3)	60,798	47,360	43,149
Arundel Preserve #5, LLC	7/2/2007	50%	Operating one building(4)	39,581	36,811	17,722
COPT-FD Indian Head, LLC	10/23/2006	75%	Holding land parcel(5)	6,436	—	16
MOR Forbes 2 LLC	12/24/2002	50%	Operating one building(6)	3,879	—	96
				$186,989	$100,980	$73,973

(1)                                  Excludes amounts eliminated in consolidation.

(2)                                  This joint venture’s property is in Huntsville, Alabama.

(3)                                  This joint venture’s properties are in College Park, Maryland (in the Suburban Maryland region).

(4)                                 This joint venture’s property is in Hanover, Maryland (in the Baltimore/Washington Corridor).

(5)                                  This joint venture’s property is in Charles County, Maryland. In 2012, the joint venture exercised its option under a development agreement to require Charles County to repurchase the land parcel at its original acquisition cost. Under the terms of the agreement with Charles County, the repurchase is expected to occur by August 2014.

(6)                                  This joint venture’s property is in Lanham, Maryland (in the Suburban Maryland region).

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

6. Real Estate Joint Ventures (Continued)

With regard to our consolidated joint ventures:

•                  For LW Redstone, LLC, we anticipate funding certain infrastructure costs (up to a maximum of $76.0 million) that we expect will be reimbursed by the City of Huntsville; as of December 31, 2012, we had advanced $33.3 million to the City to fund such costs (included in prepaid expenses and other assets on our consolidated balance sheet). We also expect to fund additional development and construction costs through equity contributions to the extent that third party financing is not obtained. Our partner was credited with a $9.0 million capital account upon formation and is not required to make any future equity contributions. While net cash flow distributions to the partners vary depending on the source of the funds distributed, cash flows are generally distributed as follows:

•                  cumulative preferred returns on capital invested to fund the project’s infrastructure costs on a pro rata basis to us and our partner;

•                  cumulative preferred returns on our capital invested to fund the project’s vertical construction;

•                  return of our invested capital;

•                  return of our partner’s capital;

•                  any remaining residual 85% to us and 15% to our partner.

Our partner has the right to require us to acquire its interest for fair value beginning in March 2020; accordingly, we classify the fair value of our partner’s interest as redeemable noncontrolling interests in the mezzanine section of our consolidated balance sheet. We have the right to purchase our partner’s interest at fair value upon the earlier of five years following the project’s achievement of a construction commencement threshold of 4.4 million square feet or March 2040.

•                  For M Square Associates, LLC, net cash flows of this entity will be distributed to the partners as follows: (1) member loans and accrued interest; (2) our preferred return and capital contributions used to fund infrastructure costs; (3) the partners’ preferred returns and capital contributions used to fund all other costs, including the base land value credit, in proportion to the accrued returns and capital accounts; and (4) residual amounts distributed 50% to each member.

•                  For Arundel Preserve #5, LLC, net cash flows will be distributed to the partners as follows: (1) member loans and accrued interest; (2) preferred returns in proportion to the partners’ respective capital accounts; (3) repayment of any building operating reserves funded by us; and (4) residual cash flows in proportion to the partners’ respective ownership interests.

•                  For COPT-FD Indian Head, LLC, net cash flows will be distributed to the partners in proportion to their respective ownership interests.

•                  For MOR Forbes 2 LLC, net cash flows will be distributed to the partners in proportion to their respective ownership interests.

We consolidate these real estate joint ventures because we have: (1) the power to direct the matters that most significantly impact the activities of the joint ventures, including development, leasing and

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

6. Real Estate Joint Ventures (Continued)

management of the properties constructed by the VIEs; and (2) the right to receive returns on our fundings and, in many cases, the obligation to fund the activities of the ventures to the extent that third-party financing is not obtained, both of which could be potentially significant to the VIEs.

The ventures discussed above include only ones in which parties other than COPLP and COPT own interests.

Our commitments and contingencies pertaining to our real estate joint ventures are disclosed in Note 20.

7. Intangible Assets on Real Estate Acquisitions

Intangible assets on real estate acquisitions consisted of the following (in thousands):

	December 31, 2012			December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
In-place lease value	$134,964	$93,362	$41,602	$151,361	$97,594	$53,767
Tenant relationship value	46,828	23,346	23,482	45,940	23,246	22,694
Above-market cost arrangements	12,416	4,100	8,316	12,416	2,857	9,559
Above-market leases	8,925	7,432	1,493	10,118	8,037	2,081
Market concentration premium	1,333	347	986	1,333	314	1,019
	$204,466	$128,587	$75,879	$221,168	$132,048	$89,120

Amortization of the intangible asset categories set forth above totaled $21.4 million in 2012, $28.3 million in 2011 and $28.3 million in 2010. The approximate weighted average amortization periods of the categories set forth above follow: in-place lease value: seven years; tenant relationship value: eight years; above-market cost arrangements: 28 years; above-market leases: four years; and market concentration premium: 30 years. The approximate weighted average amortization period for all of the categories combined is ten years. Estimated amortization expense associated with the intangible asset categories set forth above for the next five years is: $14.4 million for 2013; $12.3 million for 2014; $10.6 million for 2015; $9.5 million for 2016; and $7.1 million for 2017.

8. Deferred Leasing and Financing Costs

Deferred leasing and financing costs, net consisted of the following (in thousands):

	December 31,
	2012	2011
Deferred leasing costs	$97,852	$96,140
Deferred financing costs	30,520	44,159
Accumulated amortization	(68,420)	(73,784)
Deferred leasing and financing costs, net	$59,952	$66,515

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

9. Prepaid Expenses and Other Assets

Prepaid expenses and other assets consisted of the following (in thousands):

	December 31,
	2012	2011
Mortgage and other investing receivables	$33,396	$27,998
Prepaid expenses	19,270	20,035
Furniture, fixtures and equipment, net	7,991	10,177
Deferred tax asset	6,612	6,923
Lease incentives	5,578	5,233
Other assets	4,608	13,284
Prepaid expenses and other assets	$77,455	$83,650

Mortgage and Other Investing Receivables

Mortgage and other investing receivables consisted of the following (in thousands):

	December 31,
	2012	2011
Notes receivable from City of Huntsville	$33,252	$17,741
Mortgage loans receivable	144	10,257
	$33,396	$27,998

Our notes receivable from the City of Huntsville funded infrastructure costs in connection with our LW Redstone Company, LLC joint venture (see Note 6). As of December 31, 2012, our mortgage loans receivable reflected above consisted of one loan secured by a property in Greater Baltimore. We did not have an allowance for credit losses in connection with these receivables at December 31, 2012 or December 31, 2011. The fair value of our mortgage and other investing receivables totaled $33.4 million at December 31, 2012 and $28.0 million at December 31, 2011.

Operating Notes Receivable

We had operating notes receivable due from tenants with terms exceeding one year totaling $271,000 at December 31, 2012 and $530,000 at December 31, 2011. We carried allowances for estimated losses for most of these balances.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

10. Debt

Our debt consisted of the following (dollars in thousands):

	Maximum
	Availability at	Carrying Value at			Scheduled Maturity
	December 31,	December 31,	December 31,	Stated Interest Rates at	Dates at
	2012	2012	2011	December 31, 2012	December 31, 2012
Mortgage and Other Secured Loans:
Fixed rate mortgage loans(1)	N/A	$948,414	$1,052,421	5.20% - 7.87%(2)	2013 - 2034
Variable rate secured loans	N/A	38,475	39,213	LIBOR + 2.25%(3)	2015
Other construction loan facilities	$123,802	29,557	40,336	LIBOR + 1.95% to 2.75%(4)	2013 - 2015
Total mortgage and other secured loans		1,016,446	1,131,970
Revolving Credit Facility	800,000	—	662,000	LIBOR + 1.75% to 2.50%	September 1, 2014
Term Loan Facilities	770,000	770,000	400,000	LIBOR + 1.65% to 2.60%(5)	2015 - 2019
Unsecured notes payable	N/A	1,788	5,050	0%(6)	2026
4.25% Exchangeable Senior Notes	N/A	230,934	227,283	4.25%	April 2030(7)
Total debt		$2,019,168	$2,426,303

(1)                                 Several of the fixed rate mortgages carry interest rates that were above or below market rates upon assumption and therefore were recorded at their fair value based on applicable effective interest rates. The carrying values of these loans reflect net unamortized premiums totaling $1.3 million at December 31, 2012 and $2.4 million at December 31, 2011.

(2)                                 The weighted average interest rate on these loans was 6.01% at December 31, 2012.

(3)                                 The interest rate on the loan outstanding was 2.46% at December 31, 2012.

(4)                                 The weighted average interest rate on these loans was 2.66% at December 31, 2012.

(5)                                 The weighted average interest rate on these loans was 2.17% at December 31, 2012.

(6)                                 These notes carry interest rates that were below market rates upon assumption and therefore were recorded at their fair value based on applicable effective interest rates. The carrying value of these notes reflects an unamortized discount totaling $873,000 at December 31, 2012 and $1.8 million at December 31, 2011.

(7)                                 Refer to the paragraph below for descriptions of provisions for early redemption and repurchase of these notes.

Effective September 1, 2011, we entered into a credit agreement providing for an unsecured revolving credit facility (the “Revolving Credit Facility”) with a group of lenders for which J.P. Morgan Securities LLC and KeyBanc Capital Markets acted as join lead arrangers and joint book runners, KeyBank National Association acted as administrative agent and JPMorgan Chase Bank, N.A. and Bank of America, N.A. acted as co-syndication agents. The lenders’ aggregate commitment under the facility was $1.0 billion, with the ability for us to increase the lenders’ aggregate commitment to $1.5 billion, provided that there is no default under the facility and subject to the approval of the lenders. Effective August 10, 2012, we exercised our right to reduce the lenders’ aggregate commitment under the facility from $1.0 billion to $800 million, with the ability for us to increase the lenders’ aggregate commitment to $1.3 billion, provided that there is no default under the facility and subject to the approval of the lenders. Amounts available under the facility are computed based on 60% of our unencumbered asset value, as defined in the agreement. The facility matures on September 1, 2014,

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

10. Debt (Continued)

and may be extended by one year at our option, provided that there is no default under the facility and we pay an extension fee of 0.20% of the total availability of the facility. The interest rate on the facility is based on LIBOR (customarily the 30-day rate) plus 1.75% to 2.50%, as determined by our leverage levels. The facility also carries a quarterly fee that is based on the unused amount of the facility multiplied by a per annum rate of 0.25% to 0.35%, as determined by the level of our unused amount. As of December 31, 2012, the maximum borrowing capacity under this facility totaled $800.0 million, of which $792.3 million was available.

Effective September 1, 2011, we entered into an unsecured term loan agreement with the same group of lenders as the Revolving Credit Facility under which we borrowed $400.0 million, with a right for us to borrow an additional $100.0 million, provided that there is no default under the agreement. The term loan matures on September 1, 2015, and may be extended by one year at our option, provided that there is no default and we pay an extension fee of 0.20% of the total availability of the agreement. The variable interest rate on the term loan is based on LIBOR rate (customarily the 30-day rate) plus 1.65% to 2.40%, as determined by our leverage levels.

Upon entry into the Revolving Credit Facility and term loan on September 1, 2011, we repaid and extinguished our previously existing Revolving Credit Facility and Revolving Construction Facility and used most of the remaining proceeds to repay two variable rate secured loans totaling $270.3 million. Upon the early extinguishment of this debt, we recognized a loss of $1.7 million, representing unamortized issuance costs.

Effective February 14, 2012, we entered into an unsecured term loan agreement with a group of lenders for which J.P. Morgan Securities LLC and KeyBank Capital Markets acted as joint lead arrangers and joint book runners, KeyBank National Association acted as administrative agent and JPMorgan Chase Bank, N.A. acted as syndication agent. We borrowed $250.0 million under the term loan. The term loan matures on February 14, 2017. The variable interest rate on the loan is based on the LIBOR rate (customarily the 30-day rate) plus 1.65% to 2.40%, as determined by our leverage levels.

Effective August 3, 2012, we entered into an unsecured term loan agreement with a group of lenders for which Wells Fargo Securities, LLC acted as sole arranger and sole book runner, Wells Fargo Bank, National Association acted as administrative agent and Capital One, N.A. acted as documentation agent. We borrowed $120.0 million under the term loan, with the ability for us to borrow an additional $80.0 million, provided that there is no default under the loan and subject to the approval of the lenders. The term loan matures on August 2, 2019. The variable interest rate on the loan is based on the LIBOR rate (customarily the 30-day rate) plus 2.10% to 2.60%, as determined by our leverage levels.

In 2010, we issued a $240.0 million aggregate principal amount of 4.25% Exchangeable Senior Notes due 2030. Interest on the notes is payable on April 15 and October 15 of each year. These notes have an exchange settlement feature that provides that the notes may, under certain circumstances, be exchangeable for cash and, at our discretion, COPT common shares at an exchange rate (subject to adjustment) of 20.8513 shares per one thousand dollar principal amount of the notes (exchange rate is as of December 31, 2012 and is equivalent to an exchange price of $47.96 per common share) (the initial exchange rate of the notes was based on a 20% premium over the closing price on the NYSE on the transaction pricing date). On or after April 20, 2015, COPLP may redeem the notes in cash in whole or in part. The holders of the notes have the right to require us to repurchase the notes in cash

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

10. Debt (Continued)

in whole or in part on each of April 15, 2015, April 15, 2020 and April 15, 2025, or in the event of a “fundamental change,” as defined under the terms of the notes, for a repurchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest. The notes are general unsecured senior obligations of COPLP and rank equally in right of payment with all other senior unsecured indebtedness of COPLP and are guaranteed by COPT. The carrying value of these notes included a principal amount of $240 million and an unamortized discount totaling $9.1 million at December 31, 2012 and $12.7 million at December 31, 2011. The effective interest rate under the notes, including amortization of the issuance costs, was 6.05%. Because the closing price of COPT’s common shares at December 31, 2012 and 2011 was less than the exchange price per common share applicable to these notes, the if-converted value of the notes did not exceed the principal amount. The table below sets forth interest expense recognized on these notes before deductions for amounts capitalized (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Interest expense at stated interest rate	$10,200	$10,200	$7,480
Interest expense associated with amortization of discount	3,651	3,437	2,445
Total	$13,851	$13,637	$9,925

Until September 15, 2011, we had $162.5 million aggregate principal amount of 3.50% Exchangeable Senior Notes due 2026. These notes had an exchange settlement feature that provided that the notes were, under certain circumstances, exchangeable for cash (up to the principal amount of the notes) and, with respect to any excess exchange value, were exchangeable into (at our option) cash, COPT common shares or a combination of cash and COPT common shares. On September 15, 2011, we repurchased these notes at 100% of the principal amount of $162.5 million after the holders of such notes surrendered them for repurchase pursuant to the terms of the notes and the related Indenture. The effective interest rate under the notes, including amortization of the issuance costs, was 5.97%. Because the closing price of COPT’s common shares at December 31, 2011 was less than the exchange price per common share applicable to these notes, the if-converted value of the notes did not exceed the principal amount. The table below sets forth interest expense recognized on these notes before deductions for amounts capitalized:

	For the Years Ended December 31,
	2011	2010
Interest expense at stated interest rate	$4,013	$5,687
Interest expense associated with amortization of discount	2,617	3,736
Total	$6,630	$9,423

Certain of our debt instruments require that we comply with a number of restrictive financial covenants, including maximum leverage ratio, unencumbered leverage ratio, minimum net worth, minimum fixed charge coverage, minimum unencumbered interest coverage ratio, minimum debt

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

10. Debt (Continued)

service and maximum secured indebtedness ratio. As of December 31, 2012, we were within the compliance requirements of these financial covenants.

Our debt matures on the following schedule (in thousands):

2013	$121,129	(1)
2014	158,341
2015	795,802	(2)
2016	278,642
2017	551,388
Thereafter	122,490
Total	$2,027,792	(3)

(1)         Includes $17.5 million that may be extended for one year, subject to certain conditions.

(2)         Includes $411.1 million that may be extended for one year, subject to certain conditions.

(3)         Represents scheduled principal amortization and maturities only and therefore excludes net discounts of $8.6 million.

Weighted average borrowings under our Revolving Credit Facilities totaled $276.5 million in 2012 and $482.3 million in 2011. The weighted average interest rate on our Revolving Credit Facilities was 2.27% in 2012 and 1.65% in 2011.

We capitalized interest costs of $13.9 million in 2012, $17.4 million in 2011 and $16.5 million in 2010.

The following table sets forth information pertaining to the fair value of our debt (in thousands):

	December 31, 2012		December 31, 2011
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Fixed-rate debt
4.25% Exchangeable Senior Notes	$230,934	$240,282	$227,283	$238,077
Other fixed-rate debt	950,202	968,180	1,057,471	1,054,424
Variable-rate debt	838,032	845,558	1,141,549	1,139,856
	$2,019,168	$2,054,020	$2,426,303	$2,432,357

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

11. Interest Rate Derivatives

The following table sets forth the key terms and fair values of our interest rate swap derivatives (dollars in thousands):

Notional				Effective	Expiration	Fair Value at December 31,
Amount		Fixed Rate	Floating Rate Index	Date	Date	2012	2011
$100,000		0.6123%	One-Month LIBOR	1/3/2012	9/1/2014	$(594)	$55
100,000		0.6100%	One-Month LIBOR	1/3/2012	9/1/2014	(591)	56
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015	(1,313)	(66)
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015	(1,313)	(49)
38,475	(1)	3.8300%	One-Month LIBOR + 2.25%	11/2/2010	11/2/2015	(1,268)	(1,054)
100,000		0.8055%	One-Month LIBOR	9/2/2014	9/1/2016	(263)	—
100,000		0.8100%	One-Month LIBOR	9/2/2014	9/1/2016	(272)	—
100,000		1.6730%	One-Month LIBOR	9/1/2015	8/1/2019	(154)	—
100,000		1.7300%	One-Month LIBOR	9/1/2015	8/1/2019	(417)	—
50,000		0.5025%	One-Month LIBOR	1/3/2011	1/3/2012	—	(1)
50,000		0.5025%	One-Month LIBOR	1/3/2011	1/3/2012	—	(1)
120,000		1.7600%	One-Month LIBOR	1/2/2009	5/1/2012	—	(552)
100,000		1.9750%	One-Month LIBOR	1/1/2010	5/1/2012	—	(532)
100,000	(2)	3.8415%	Three-Month LIBOR	9/30/2011	9/30/2021	—	(16,333)
75,000	(2)	3.8450%	Three-Month LIBOR	9/30/2011	9/30/2021	—	(12,275)
100,000	(2)	2.0525%	Three-Month LIBOR-Reverse	12/30/2011	9/30/2021	—	345
75,000	(2)	2.0525%	Three-Month LIBOR-Reverse	12/30/2011	9/30/2021	—	260
						$(6,185)	$(30,147)

(1)                                  The notional amount of this instrument is scheduled to amortize to $36.2 million.

(2)                                  As described below, we settled these instruments on January 5, 2012, along with interest accrued thereon, for an aggregate of $29.7 million. Our policy is to present payments to terminate interest rate swaps entered into in order to hedge forecasted interest payments as operating activities on our consolidated statement of cash flows. Accordingly, the payments to settle these instruments were included in net cash provided by operating activities on our consolidated statement of cash flows.

Each of the one-month LIBOR interest rate swaps set forth in the table above was designated as a cash flow hedge of interest rate risk.

On April 5, 2011, we entered into the two forward starting three-month LIBOR swaps set forth above with an effective date of September 30, 2011 for an aggregate notional amount of $175 million. We designated these swaps as cash flow hedges of interest payments on ten-year, fixed-rate borrowings forecasted to occur between August 2011 and April 2012. After meeting with our Board of Trustees on December 21, 2011, we determined that we would pursue other financing options and concluded that the originally forecasted borrowings were expected not to occur. Accordingly, the swaps no longer qualified for hedge accounting. On December 22, 2011, we entered into the two reverse three-month LIBOR swaps set forth above with an effective date of December 30, 2011 for an aggregate notional amount of $175 million in order to remove the majority of the variability in the termination value of

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

11. Interest Rate Derivatives (Continued)

the forward starting swaps entered into on April 5, 2011. We recognized aggregate net losses of $29.8 million on these interest rate swaps in December 2011. On January 5, 2012, we settled all of the forward starting swaps entered into on April 5, 2011 and December 22, 2011 and interest accrued thereon for an aggregate of $29.7 million.

The table below sets forth the fair value of our interest rate derivatives as well as their classification on our consolidated balance sheet (in thousands):

	December 31, 2012		December 31, 2011
Derivatives	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Interest rate swaps designated as cash flow hedges	Prepaid expenses and other assets	$—	Prepaid expenses and other assets	$111
Interest rate swaps not designated as hedges	N/A	—	Prepaid expenses and other assets	605
Interest rate swaps designated as cash flow hedges	Interest rate derivatives	(6,185)	Interest rate derivatives	(2,255)
Interest rate swaps not designated as hedges	N/A	—	Interest rate derivatives	(28,608)

The table below presents the effect of our interest rate derivatives on our consolidated statements of operations and comprehensive income (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Amount of loss recognized in accumulated other comprehensive loss (“AOCL”) (effective portion)	$(7,676)	$(31,531)	$(5,473)
Amount of loss reclassified from AOCL into interest expense (effective portion)	(3,697)	(4,601)	(3,689)
Amount of loss reclassified from AOCL to loss on interest rate derivatives upon discontinuing hedge accounting	—	28,430	—
Amount of loss on interest rate derivatives recognized subsequent to such derivatives no longer being designated as hedges	—	1,375	—

Over the next 12 months, we estimate that approximately $2.6 million will be reclassified from AOCL as an increase to interest expense.

We have agreements with each of our interest rate derivative counterparties that contain provisions under which, if we default or are capable of being declared in default on any of our indebtedness, we could also be declared in default on our derivative obligations. These agreements also incorporate the loan covenant provisions of our indebtedness with a lender affiliate of the derivative counterparties. Failure to comply with the loan covenant provisions could result in our being declared in default on any derivative instrument obligations covered by the agreements. As of December 31, 2012, the fair value of interest rate derivatives in a liability position related to these agreements was $6.2 million, excluding the effects of accrued interest. As of December 31, 2012, we had not posted any collateral related to these agreements. We are not in default with any of these provisions. If we breached any of these provisions, we could be required to settle our obligations under the agreements at their termination value of $6.4 million.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

12. Equity

General Partner Preferred Units

The table below sets forth information pertaining to preferred units in COPLP held by COPT at December 31, 2012 (dollars in thousands, except per share data):

Series	# of Units Issued	Aggregate Liquidation Preference	Month of Issuance	Annual Distribution Yield	Annual Distribution Per Unit	Earliest Redemption Date
Series H	2,000,000	$50,000	December 2003	7.500%	$1.87500	12/18/2008
Series J	3,390,000	84,750	July 2006	7.625%	$1.90625	7/20/2011
Series K	531,667	26,583	January 2007	5.600%	$2.80000	1/9/2017
Series L	6,900,000	172,500	June 2012	7.375%	$1.84375	6/27/2017
	12,821,667	$333,833

In the case of each series of preferred units, COPT had outstanding series of preferred shares of beneficial interest (“preferred shares”) that carry substantially the same terms. Each series of preferred units are redeemable for cash in the amount of its liquidation preference at our option on or after the earliest redemption date. The Series K Preferred Units are also convertible, subject to certain conditions, into common units on the basis of 0.8163 common units for each preferred unit. Holders of all preferred units are entitled to cumulative distributions, payable quarterly (as and if declared by our Board of Trustees).

On June 27, 2012, COPT completed the public offering of 6.9 million Series L Cumulative Preferred Shares of beneficial interest (“Series L Preferred Shares”) at a price of $25.00 per share for net proceeds of $165.7 million after underwriting discounts but before offering expenses. COPT contributed the net proceeds from the sale to COPLP in exchange for 6.9 million Series L Preferred Units. The Series L Preferred Units carry terms that are substantially the same as the Series L Preferred Shares.

On August 6, 2012, COPLP redeemed all of the outstanding 8% Series G Preferred Units held by COPT at a price of $25.00 per unit, or $55.0 million in the aggregate, plus accrued and unpaid distributions thereon through the date of redemption. We recognized a $1.8 million decrease to net income available to common unitholders pertaining to the original issuance costs incurred on the Series G Preferred Units at the time of the redemption.

Limited Partner Preferred Units

COPLP has 352,000 Series I Preferred Units issued to an unrelated party that have an aggregate liquidation preference of $8.8 million ($25.00 per unit), plus any accrued and unpaid distributions of return thereon (as described below), and may be redeemed for cash by COPLP at our option any time after September 22, 2019. The owner of these units is entitled to a priority annual cumulative return equal to 7.5% of their liquidation preference through September 22, 2019; the annual cumulative preferred return increases for each subsequent five-year period, subject to certain maximum limits. These units are convertible into common units on the basis of 0.5 common units for each Series I Preferred Unit; the resulting common units would then be exchangeable for common shares in accordance with the terms of COPLP’s agreement of limited partnership.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

12. Equity (Continued)

Common Units

COPT owned 95% of COPLP’s common units as of December 31, 2012 and 94% as of December 31, 2011. Three of COPT’s trustees also controlled, either directly or through ownership by other entities or family members, an additional 4% of COPLP’s common units (“common units”) as of December 31, 2012.

During 2011 and 2012, COPT acquired additional common units through the following public offerings of common shares:

•                  4.6 million common shares in May 2011 at a public offering price of $33.00 per share for net proceeds of $145.7 million (after underwriter discounts but before offering expenses) that were contributed to COPLP in exchange for 4.6 million common units; and

•                  8.6 million common shares in October 2012 at a public offering price of $24.75 per share for net proceeds of $204.9 million (after underwriter discounts but before offering expenses) that were contributed to COPLP in exchange for 8.6 million common units.

COPLP also issued 1,666,083 common units to COPT in September 2011 to enable the number of common units in COPLP owned by COPT to equal the number of outstanding common shares of COPT. In addition, COPT also acquired common units as a result of activity pertaining to our share-based compensation plans, as disclosed in Note 13.

Limited partners in COPLP holding common units have the right to require COPLP to redeem all or a portion of their common units. COPLP (or COPT as the general partner) has the right, in its sole discretion, to deliver to such redeeming limited partners for each partnership unit either one COPT common share (subject to anti-dilution adjustment) or a cash payment equal to the then fair market value of such share (so adjusted) (based on the formula for determining such value set forth in the partnership agreement). Limited partners holding common units redeemed their units into common shares on the basis of one common share for each common unit in the amount of 234,246 in 2012 and 100,939 in 2011.

We declared distributions per common unit of $1.10 in 2012, $1.65 in 2011 and $1.61 in 2010.

13. Share-Based Compensation and Employee Benefit Plans

Share-Based Compensation Plans

In May 2010, COPT adopted the Amended and Restated 2008 Omnibus Equity and Incentive Plan. COPT may issue equity-based awards under this plan to officers, employees, non-employee trustees and any other key persons of us and our subsidiaries, as defined in the plan. The plan provides for a maximum of 5,900,000 common shares in COPT to be issued in the form of options, share appreciation rights, deferred share awards, restricted share awards, unrestricted share awards, performance shares, dividend equivalent rights and other equity-based awards and for the granting of cash-based awards. The plan expires on May 13, 2020.

In March 1998, COPT adopted a long-term incentive plan for our Trustees and our employees. This plan, which expired in March 2008, provided for the award of options, restricted shares and dividend equivalents.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

13. Share-Based Compensation and Employee Benefit Plans (Continued)

Grants of restricted shares and options under these plans to nonemployee Trustees generally vest on the first anniversary of the grant date provided that the Trustee remains in his or her position. Restricted shares and options granted to employees vest based on increments and over periods of time set forth under the terms of the respective awards provided that the employees remain employed by us. Options expire ten years after the date of grant. Shares for each of the share-based compensation plans are issued under registration statements on Form S-8 that became effective upon filing with the Securities and Exchange Commission. In connection with awards of common shares granted by COPT under such share-based compensation plans, COPLP issues to COPT an equal number of equity instruments with identical terms.

The following table summarizes restricted share transactions under the share-based compensation plans for 2010, 2011 and 2012:

	Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2009	668,990	$30.43
Granted	290,956	37.74
Forfeited	(13,986)	34.38
Vested	(276,102)	32.24
Unvested at December 31, 2010	669,858	32.77
Granted	320,284	33.68
Forfeited	(18,058)	34.23
Vested	(323,706)	32.86
Unvested at December 31, 2011	648,378	33.13
Granted	177,662	23.64
Forfeited	(17,019)	31.43
Vested	(374,378)	32.72
Unvested at December 31, 2012	434,643	$29.67
Restricted shares expected to vest	419,014	$29.73

The aggregate intrinsic value of restricted shares that vested was $9.0 million in 2012, $11.2 million in 2011 and $10.3 million in 2010.

Our Board of Trustees made the following grants of PSUs to our executives:

•                  100,645 PSUs on March 4, 2010 (the “2010 PSU Grants”) with an aggregate grant date fair value of $5.4 million. Certain executives voluntarily cancelled 58,105 of these PSUs in 2011; we recognized a non-cash compensation charge of $1.2 million in 2011 in connection with these PSU cancellations. The remaining PSUs at December 31, 2011 were held by Mr. Randall M. Griffin, our former Chief Executive Officer, and were terminated upon his retirement on March 31, 2012; based on COPT’s total shareholder return relative to its peer group of companies, there was no payout value in connection with the termination of the PSUs;

•                  56,883 PSUs on March 3, 2011 (the “2011 PSU Grants”) with an aggregate grant date fair value of $2.8 million which were all outstanding at December 31, 2012; and

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

13. Share-Based Compensation and Employee Benefit Plans (Continued)

•                  54,070 PSUs on March 1, 2012, (the “2012 PSU Grants”) with an aggregate grant date fair value of $1.8 million which were all outstanding at December 31, 2012.

The PSUs have a performance period beginning on the respective grant dates and concluding on the earlier of three years from the respective grant dates or the date of: (1) termination by us without cause, death or disability of the executive or constructive discharge of the executive (collectively, “qualified termination”); or (2) a sale event. The number of PSUs earned (“earned PSUs”) at the end of the performance period will be determined based on the percentile rank of COPT’s total shareholder return relative to a peer group of companies, as set forth in the following schedule:

Percentile Rank	Earned PSUs Payout %
75th or greater	200% of PSUs granted
50th or greater	100% of PSUs granted
25th	50% of PSUs granted
Below 25th	0% of PSUs granted

If the percentile rank exceeds the 25th percentile and is between two of the percentile ranks set forth in the table above, then the percentage of the earned PSUs will be interpolated between the ranges set forth in the table above to reflect any performance between the listed percentiles. At the end of the performance period, COPT, in settlement of the award, will issue a number of fully-vested common shares equal to the sum of:

•                  the number of earned PSUs in settlement of the award plan; plus

•                  the aggregate dividends that would have been paid with respect to the common shares issued in settlement of the earned PSUs through the date of settlement had such shares been issued on the grant date, divided by the share price on such settlement date, as defined under the terms of the agreement.

If a performance period ends due to a sale event or qualified termination, the number of earned PSUs is prorated based on the portion of the three-year performance period that has elapsed. If employment is terminated by the employee or by us for cause, all PSUs are forfeited. PSUs do not carry voting rights.

We computed grant date fair values for PSUs using Monte Carlo models and are recognizing these values over three-year periods that commenced on the respective grant dates. The grant date fair value and certain of the assumptions used in the Monte Carlo models for PSUs granted in 2010, 2011 and 2012 are set forth below:

	For the Years Ended December 31,
	2012	2011	2010
Grant date fair value	$32.77	$49.15	$53.31
Baseline common share value	$24.39	$35.17	$37.84
Expected volatility of common shares	43.2%	61.1%	62.2%
Risk-free interest rate	0.41%	1.32%	1.38%

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

13. Share-Based Compensation and Employee Benefit Plans (Continued)

The following table summarizes option transactions under COPT’s share-based compensation plans for 2010, 2011 and 2012 (dollars in thousands, except per share data):

	Shares	Range of Exercise Price per Share	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2009	1,501,906	$8.63 - $57.00	$30.29	5	$14,579
Forfeited/Expired—2010	(34,966)	$41.33 - $49.60	$46.59
Exercised—2010	(278,656)	$8.63 - $42.07	$16.42
Outstanding at December 31, 2010	1,188,284	$9.54 - $57.00	$33.07	5	$7,987
Forfeited/Expired—2011	(51,598)	$22.49 - $50.59	$42.82
Exercised—2011	(191,264)	$9.54 - $30.25	$12.82
Outstanding at December 31, 2011	945,422	$13.40 - $57.00	$36.63	4	$510
Forfeited/Expired—2012	(85,588)	$25.52 - $57.00	$42.98
Exercised—2012	(61,624)	$13.40 - $22.49	$15.08
Outstanding at December 31, 2012	798,210	$13.60 - $57.00	$37.62	3	$325
Exercisable at December 31, 2010	1,188,284	(1)	$33.07
Exercisable at December 31, 2011	945,422	(2)	$36.63
Exercisable at December 31, 2012	798,210	(3)	$37.62

(1)                                 231,946 of these options had an exercise price ranging from $9.54 to $16.73; 246,103 had an exercise price ranging from $16.74 to $30.04; 205,012 had an exercise price ranging from $30.05 to $41.28; 253,607 had an exercise price ranging from $41.29 to $45.24; and 251,616 had an exercise price ranging from $45.25 to $57.00.

(2)                                 53,957 of these options had an exercise price ranging from $13.40 to $16.73; 225,903 had an exercise price ranging from $16.74 to $30.04; 198,762 had an exercise price ranging from $30.05 to $41.28; and 466,800 had an exercise price ranging from $41.29 to $57.00.

(3)                                 9,500 of these options had an exercise price ranging from $13.60 to $16.73; 204,736 had an exercise price ranging from $16.74 to $30.04; 180,962 had an exercise price ranging from $30.05 to $41.28; and 403,012 had an exercise price ranging from $41.29 to $57.00.

The aggregate intrinsic value of options exercised was $553,000 in 2012, $4.0 million in 2011 and $5.9 million in 2010.

We own a taxable REIT subsidiary that is subject to Federal and state income taxes. We realized a windfall tax benefit of $43,000 in 2012 and $47,000 in 2011 on options exercised and vesting restricted shares in connection with employees of that subsidiary.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

13. Share-Based Compensation and Employee Benefit Plans (Continued)

The table below sets forth our reporting for share based compensation expense (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
General, administrative and leasing expenses	$8,611	$9,077	$7,511
Property operating expenses	1,371	2,843	2,543
Capitalized to development activities	1,202	2,347	1,791
Share-based compensation expense	$11,184	$14,267	$11,845

The amounts included in our consolidated statements of operations for share-based compensation reflected an estimate of pre-vesting forfeitures of: 0% for all PSUs; 0% to 5% for restricted shares for 2012; and 0% to 4% for restricted shares for 2011 and 2010.

As of December 31, 2012, all of our options are vested and fully expensed. As of December 31, 2012, there was $6.8 million of unrecognized compensation cost related to unvested restricted shares that is expected to be recognized over a weighted average period of approximately two years. As of December 31, 2012, there was $2.3 million of unrecognized compensation cost related to PSUs that is expected to be recognized over a weighted average performance period of approximately two years.

401(k) Plan

We have a 401(k) defined contribution plan covering substantially all of our employees that permits participants to contribute up to 90% of their compensation, as defined in the Plan, per pay period on a before-tax basis or after-tax basis, or a combination of both, subject to limitations under the Internal Revenue Code of 1986 (the “IRC”), as amended. Participants who are 50 years of age or older by the end of a particular plan year and have contributed the maximum 401(k) deferral amount allowed under the plan for that year are eligible to contribute an additional portion of their annual compensation on a before-tax basis as catch-up contributions, up to the annual limit under the IRC. We match 100% of the first 1% of pre-tax and/or after-tax contributions that participants contribute to the plan and 50% of the next 5% in participant contributions to the plan (representing an aggregate match by us of 3.5% on the first 6% of participant pre-tax and/or after-tax contributions to the plan). Participants’ contributions are fully vested. Participants are 50% vested in matching contributions after one year of credited service and 100% vested after two years of credited service. We fund all contributions with cash. Our matching contributions under the plan totaled approximately $1.1 million in 2012, $1.1 million in 2011 and $1.0 million in 2010. The 401(k) plan is fully funded at December 31, 2012.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

14. Operating Leases

We lease our properties to tenants under operating leases with various expiration dates extending to the year 2025. Gross minimum future rentals on noncancelable leases in our properties at December 31, 2012 were as follows (in thousands):

Year Ending December 31,
2013	$352,149
2014	310,422
2015	261,123
2016	208,483
2017	168,585
Thereafter	373,283
$1,674,045

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

15. Information by Business Segment

We have ten reportable operating office property segments (comprised of: the Baltimore/Washington Corridor; Northern Virginia; San Antonio; Washington, DC—Capitol Riverfront; St. Mary’s and King George Counties; Greater Baltimore; Suburban Maryland; Colorado Springs; Greater Philadelphia; and other). We also have an operating wholesale data center segment. On January 1, 2012, we revised our reportable segments to include only operating properties. Accordingly, we revised net operating income from real estate operations (“NOI from real estate operations”) to exclude operating expenses not related to operating properties, revised our definition of segment assets to include only long-lived assets associated with operating properties and revised our definition of additions to long-lived assets to include only additions to existing operating properties (excluding acquisitions and transfers from non-operating properties). In 2012, we also reclassified costs expensed in connection with marketing space for lease to prospective tenants from property operating expenses to general, administrative and leasing expenses, the result of which is the exclusion of such expenses from NOI from real estate operations. Financial information for prior periods has been presented in conformity with these revisions.

The table below reports segment financial information for our reportable segments (in thousands). We measure the performance of our segments through the measure we define as NOI from real estate operations, which is derived by subtracting property operating expenses from revenues from real estate operations.

	Operating Office Property Segments										Operating
	Baltimore/ Washington Corridor	Northern Virginia	San Antonio	Washington, DC—Capitol Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Suburban Maryland	Colorado Springs	Greater Philadelphia	Other	Wholesale Data Center	Total
Year Ended December 31, 2012
Revenues from real estate operations	$224,959	$79,574	$32,018	$16,697	$16,392	$52,616	$15,016	$25,189	$9,698	$14,294	$6,647	$493,100
Property operating expenses	77,295	29,103	16,499	7,555	4,745	19,917	6,295	9,283	2,562	2,666	4,815	180,735
NOI from real estate operations	$147,664	$50,471	$15,519	$9,142	$11,647	$32,699	$8,721	$15,906	$7,136	$11,628	$1,832	$312,365
Additions to long-lived assets	$24,599	$65,157	$280	$317	$1,844	$9,690	$1,319	$2,977	$286	$133	$199	$106,801
Transfers from non-operating properties	$64,318	$44,250	$468	$—	$289	$37,558	$790	$4,295	$10,626	$394	$58,009	$220,997
Segment assets at December 31, 2012	$1,214,105	$569,860	$119,369	$104,544	$98,027	$320,548	$53,252	$176,726	$78,798	$109,924	$100,777	$2,945,930
Year Ended December 31, 2011
Revenues from real estate operations	$218,051	$74,214	$30,066	$17,878	$14,366	$70,668	$21,982	$23,860	$7,458	$12,235	$5,054	$495,832
Property operating expenses	78,631	28,518	14,371	6,762	4,142	29,543	9,174	8,800	1,402	3,048	3,429	187,820
NOI from real estate operations	$139,420	$45,696	$15,695	$11,116	$10,224	$41,125	$12,808	$15,060	$6,056	$9,187	$1,625	$308,012
Additions to long-lived assets	$20,974	$14,770	$—	$2,794	$1,638	$21,086	$12,267	$4,116	$516	$26,889	$59	$105,109
Transfers from non-operating properties	$67,357	$4	$17,638	$—	$16,858	$16,307	$395	$214	$5,446	$—	$20,169	$144,388
Segment assets at December 31, 2011	$1,216,770	$484,392	$131,412	$111,318	$100,818	$402,067	$148,635	$182,758	$102,572	$115,048	$43,650	$3,039,440
Year Ended December 31, 2010
Revenues from real estate operations	$207,456	$75,063	$21,673	$4,678	$13,967	$71,850	$21,759	$24,897	$6,299	$13,024	$1,062	$461,728
Property operating expenses	74,365	26,688	10,260	1,736	4,176	30,406	9,455	8,231	2,131	4,105	1,216	172,769
NOI from real estate operations	$133,091	$48,375	$11,413	$2,942	$9,791	$41,444	$12,304	$16,666	$4,168	$8,919	$(154)	$288,959
Additions to long-lived assets	$21,629	$91,919	$17	$92,827	$1,103	$11,501	$1,959	$1,626	$30	$(2,012)	$369	$220,968
Transfers from non-operating properties	$48,549	$(42)	$40,500	$—	$—	$15,289	$5,623	$32,438	$23,119	$14	$19,798	$185,288
Segment assets at December 31, 2010	$1,182,659	$492,005	$114,850	$119,927	$88,221	$473,977	$145,646	$215,801	$99,701	$85,633	$24,227	$3,042,647

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

15. Information by Business Segment (Continued)

The following table reconciles our segment revenues to total revenues as reported on our consolidated statements of operations (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Segment revenues from real estate operations	$493,100	$495,832	$461,728
Construction contract and other service revenues	73,836	84,345	104,675
Less: Revenues from discontinued operations (Note 17)	(38,929)	(67,336)	(74,169)
Total revenues	$528,007	$512,841	$492,234

The following table reconciles our segment property operating expenses to property operating expenses as reported on our consolidated statements of operations (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Segment property operating expenses	$180,735	$187,820	$172,769
Less: Property operating expenses from discontinued operations (Note 17)	(13,574)	(25,423)	(26,152)
Total property operating expenses	$167,161	$162,397	$146,617

As previously discussed, we provide real estate services such as property management and construction and development services primarily for our properties but also for third parties. The primary manner in which we evaluate the operating performance of our service activities is through a measure we define as net operating income from service operations (“NOI from service operations”), which is based on the net of revenues and expenses from these activities. Construction contract and other service revenues and expenses consist primarily of subcontracted costs that are reimbursed to us by the customer along with a management fee. The operating margins from these activities are small relative to the revenue. We believe NOI from service operations is a useful measure in assessing both our level of activity and our profitability in conducting such operations. The table below sets forth the computation of our NOI from service operations (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Construction contract and other service revenues	$73,836	$84,345	$104,675
Construction contract and other service expenses	(70,576)	(81,639)	(102,302)
NOI from service operations	$3,260	$2,706	$2,373

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

15. Information by Business Segment (Continued)

The following table reconciles our NOI from real estate operations for reportable segments and NOI from service operations to (loss) income from continuing operations as reported on our consolidated statements of operations (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
NOI from real estate operations	$312,365	$308,012	$288,959
NOI from service operations	3,260	2,706	2,373
Interest and other income	7,172	5,603	9,568
Equity in (loss) income of unconsolidated entities	(546)	(331)	1,376
Income tax (expense) benefit	(381)	6,710	(108)
Other adjustments:
Depreciation and other amortization associated with real estate operations	(113,480)	(113,111)	(97,897)
Impairment losses	(43,214)	(83,478)	—
General, administrative and leasing expenses	(31,900)	(30,308)	(28,477)
Business development expenses and land carry costs	(5,711)	(6,122)	(6,403)
Interest expense on continuing operations	(94,624)	(98,222)	(95,729)
NOI from discontinued operations	(25,355)	(41,913)	(48,017)
Loss on interest rate derivatives	—	(29,805)	—
Loss on early extinguishment of debt	(943)	(1,639)	—
Income (loss) from continuing operations	$6,643	$(81,898)	$25,645

The following table reconciles our segment assets to total assets (in thousands):

	As of December 31,
	2012	2011
Segment assets	$2,945,930	$3,039,440
Non-operating property assets	570,402	658,900
Other assets	130,651	157,627
Total assets	$3,646,983	$3,855,967

The accounting policies of the segments are the same as those used to prepare our consolidated financial statements, except that discontinued operations are not presented separately for segment purposes. In the segment reporting presented above, we did not allocate interest expense, depreciation and amortization and impairment losses to our real estate segments since they are not included in the measure of segment profit reviewed by management. We also did not allocate general and administrative expenses, business development expenses and land carry costs, interest and other income, equity in loss of unconsolidated entities, income taxes and noncontrolling interests because these items represent general corporate or non-operating property items not attributable to segments.

16. Income Taxes

Because COPLP is a limited partnership, its partners are required to report their respective share of the Operating Partnership’s taxable income on their respective tax returns.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

16. Income Taxes (Continued)

The differences between taxable income reported on our income tax return and net income as reported on our consolidated statements of operations are set forth below (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Net income (loss)	$20,341	$(127,570)	$45,528
Adjustments:
Rental revenue recognition	(10,794)	(10,708)	(9,192)
Compensation expense recognition	(2,669)	(1,298)	(4,820)
Operating expense recognition	1,158	751	280
Gain on sales of properties	(74,858)	1,154	6,548
Impairment losses	66,910	151,021	—
Loss on interest rate derivatives	(29,805)	29,805	—
Gains from non-real estate investments	7,854	4,447	(6,994)
Income from service operations	1,500	(12,078)	(1,628)
Income tax expense	381	6,710	119
Depreciation and amortization	24,804	44,070	42,365
Discounts/premiums included in interest expense	3,978	5,548	5,841
Income from unconsolidated entities	(725)	(374)	(244)
Noncontrolling interests, gross	(636)	(1,919)	2,501
Other	(70)	80	2,173
Taxable income	$7,369	$89,639	$82,477

The net basis of our consolidated assets and liabilities for tax reporting purposes is approximately $387 million lower than the amount reported on our consolidated balance sheet at December 31, 2012, which is primarily related to differences in basis for net properties, intangible assets on property acquisitions and deferred rent receivable.

We own a taxable REIT subsidiary (“TRS”) that is subject to Federal and state income taxes. Our TRS had income (loss) before income taxes under GAAP of $11.3 million in 2012, $(27.7) million in

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

16. Income Taxes (Continued)

2011 and $345,000 in 2010. Our TRS’ provision for income tax consisted of the following (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Deferred
Federal	$(312)	$5,510	$64
State	(69)	1,219	14
	(381)	6,729	78
Current
Federal	—	(16)	(161)
State	—	(3)	(36)
	—	(19)	(197)
Total income tax (expense) benefit	$(381)	$6,710	$(119)
Reported on line entitled income tax (expense) benefit	$(381)	$6,710	$(108)
Reported on line entitled gain on sales of real estate, net	—	—	(11)
Total income tax (expense) benefit	$(381)	$6,710	$(119)

A reconciliation of our TRS’ Federal statutory rate to the effective tax rate for income tax reported on our statements of operations is set forth below:

	For the Years Ended December 31,
	2012	2011	2010
Income taxes at U.S. statutory rate	34.0%	34.0%	34.0%
State and local, net of U.S. Federal tax benefit	4.6%	4.6%	4.2%
Other	0.0%	0.0%	(3.5)%
Effective tax rate	38.6%	38.6%	34.7%

Items in our TRS contributing to temporary differences that lead to deferred taxes include depreciation and amortization, share-based compensation, certain accrued compensation, compensation paid in the form of contributions to a deferred nonqualified compensation plan, impairment losses and net operating losses that are not deductible until future periods. As of December 31, 2012, our TRS had a net operating loss carryforward for federal income tax purposes of approximately $16 million expiring in 2033.

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

16. Income Taxes (Continued)

The table below sets forth the tax effects of temporary differences and carry forwards included in the net deferred tax asset of our TRS (in thousands):

	December 31,
	2012	2011
Operating loss and interest deduction carry forwards	$6,014	$1,758
Share-based compensation	598	497
Property(1)	—	4,668
Net deferred tax asset	$6,612	$6,923

(1)    Difference primarily pertains to depreciation and amortization, basis of contributed assets and the capitalization of interest and certain other costs.

We are subject to certain state and local income and franchise taxes. The expense associated with these state and local taxes is included in general and administrative expense and property operating expenses on our consolidated statements of operations. We did not separately state these amounts on our consolidated statements of operations because they are insignificant.

17. Discontinued Operations and Assets Held for Sale

Income from discontinued operations primarily includes revenues and expenses associated with the following:

•                  11101 McCormick Road in Greater Baltimore that was sold on February 1, 2010;

•                  431 and 437 Ridge Road in Central New Jersey (included in the Other region) that were sold on September 8, 2010;

•                  1344 and 1348 Ashton Road and 1350 Dorsey Road in the Baltimore/Washington Corridor that were sold on May 24, 2011;

•                  216 Schilling Circle in Greater Baltimore that was sold on August 23, 2011;

•                  four properties comprising the Towson Portfolio in Greater Baltimore that were sold on September 29, 2011;

•                  11011 McCormick Road in Greater Baltimore that was sold on November 1, 2011;

•                  10001 Franklin Square Drive in Greater Baltimore that was sold on December 13, 2011;

•                  13 properties comprising the Rutherford Business Center portfolio in Greater Baltimore that were sold on December 15, 2011;

•                  five properties in White Marsh, Maryland (in the Greater Baltimore region) that were sold on January 30, 2012;

•                  1101 Sentry Gateway in San Antonio that was sold on January 31, 2012;

•                  222 and 224 Schilling Circle in Greater Baltimore that were sold on February 10, 2012;

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

17. Discontinued Operations and Assets Held for Sale (continued)

•                  15 and 45 West Gude Drive in Suburban Maryland that were sold on May 2, 2012;

•                  11800 Tech Road in Suburban Maryland that was sold on June 14, 2012;

•                  400 Professional Drive in Suburban Maryland for which the title to the property was transferred to the mortgage lender on July 2, 2012 (see Note 5);

•                  23 operating properties in the Baltimore/Washington Corridor and Greater Baltimore regions that were sold on July 24, 2012; and

•                  16 operating properties in Colorado Springs and an operating property in Suburban Maryland classified as held for sale at December 31, 2012.

The table below sets forth the components of discontinued operations reported on our consolidated statements of operations (in thousands):

	For the Years Ended December 31,
	2012	2011	2010
Revenue from real estate operations	$38,929	$67,336	$74,169
Property operating expenses	(13,574)	(25,423)	(26,152)
Depreciation and amortization	(8,457)	(21,020)	(25,346)
Impairment losses	(23,696)	(67,543)	—
General, administrative and leasing expenses	(3)	(12)	(223)
Business development and land carry costs	(24)	(75)	(72)
Interest expense	(2,174)	(6,079)	(6,399)
Gain on sales of real estate	20,940	4,796	1,077
Gain (loss) on early extinguishment of debt	1,736	(384)	—
Discontinued operations	$13,677	$(48,404)	$17,054

The table below sets forth the components of assets held for sale on our consolidated balance sheets (in thousands):

	As of December 31,
	2012	2011
Properties, net	$128,740	$108,356
Deferred rent receivable	4,068	2,800
Intangible assets on real estate acquisitions, net	4,409	1,737
Deferred leasing costs, net	2,923	3,723
Lease incentives	89	—
Assets held for sale, net	$140,229	$116,616

18. Earnings Per Common Unit (“EPU”)

We present both basic and diluted EPU. We compute basic EPU by dividing net income available to common unitholders allocable to unrestricted common units under the two-class method by the

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

18. Earnings Per Common Unit (“EPU”) (Continued)

weighted average number of unrestricted common units outstanding during the period. Our computation of diluted EPU is similar except that:

•                  the denominator is increased to include: (1) the weighted average number of potential additional common units that would have been outstanding if securities that are convertible into our common units were converted; and (2) the effect of dilutive potential common units outstanding during the period attributable to share-based compensation using the treasury stock or if-converted methods; and

•                  the numerator is adjusted to add back any changes in income or loss that would result from the assumed conversion into common units that we added to the denominator.

Summaries of the numerator and denominator for purposes of basic and diluted EPU calculations are set forth below (in thousands, except per share data):

	For the Years Ended December 31,
	2012	2011	2010
Numerator:
Income (loss) from continuing operations	$6,643	$(81,898)	$25,645
Gain on sales of real estate, net	21	2,732	2,829
Preferred unit distributions	(21,504)	(16,762)	(16,762)
Issuance costs associated with redeemed preferred units	(1,827)	—	—
Loss from continuing operations attributable to noncontrolling interests	1,206	381	100
Income from continuing operations attributable to restricted units	(469)	(1,037)	(1,071)
Numerator for basic and diluted EPU from continuing operations attributable to COPLP common unitholders	$(15,930)	$(96,584)	$10,741
Discontinued operations	13,677	(48,404)	17,054
Discontinued operations attributable to noncontrolling interests	(699)	(137)	(161)
Numerator for basic and diluted EPU on net (loss) income attributable to COPLP common unitholders	$(2,952)	$(145,125)	$27,634
Denominator (all weighted averages):
Denominator for basic EPU (common units)	77,689	72,564	62,553
Dilutive effect of share-based compensation awards	—	—	333
Denominator for diluted EPU	77,689	72,564	62,886
Basic EPU:
(Loss) income from continuing operations attributable to COPLP common unitholders	$(0.21)	$(1.33)	$0.17
Discontinued operations attributable to COPLP common unitholders	0.17	(0.67)	0.27
Net (loss) income attributable to COPLP common unitholders	$(0.04)	$(2.00)	$0.44
Diluted EPU:
(Loss) income from continuing operations attributable to COPLP common unitholders	$(0.21)	$(1.33)	$0.17
Discontinued operations attributable to COPLP common unitholders	0.17	(0.67)	0.27
Net (loss) income attributable to COPLP common unitholders	$(0.04)	$(2.00)	$0.44

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

18. Earnings Per Common Unit (“EPU”) (Continued)

Our diluted EPU computations do not include the effects of the following securities since the conversions of such securities would increase diluted EPU for the respective periods (in thousands):

	Weighted Average Units Excluded from Denominator for the Years Ended December 31,
	2012	2011	2010
Conversion of Series I Preferred Units	176	176	176
Conversion of Series K Preferred Units	434	434	434

The following share-based compensation securities were excluded from the computation of diluted EPU because their effect was antidilutive:

•                  weighted average restricted units of 461,000 for 2012, 638,000 for 2011 and 666,000 for 2010; and

•                  weighted average options of 772,000 for 2012, 712,000 for 2011 and 653,000 for 2010, respectively.

As discussed in Note 10, we have outstanding senior notes that have an exchange settlement feature but did not affect our diluted EPU reported above since the weighted average closing price of COPT’s common shares during each of the periods was less than the exchange prices per common share applicable for such periods.

19. Quarterly Data (Unaudited)

The tables below set forth selected quarterly information for the years ended December 31, 2012 and 2011 (in thousands, except per share data).

	For the Year Ended December 31, 2012
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$132,195	$128,163	$130,144	$137,505
Operating income (loss)	$36,192	$33,837	$(8,586)	$34,522
Income (loss) from continuing operations	$12,685	$10,065	$(31,850)	$15,743
Discontinued operations	$(2,450)	$1,775	$11,085	$3,267
Net income (loss)	$10,235	$11,861	$(20,765)	$19,010
Net loss (income) attributable to noncontrolling interests	570	1	(404)	340
Net income (loss) attributable to COPLP	10,805	11,862	(21,169)	19,350
Preferred unit distributions	(4,190)	(4,332)	(6,711)	(6,271)
Issuance costs associated with redeemed preferred units	—	—	(1,827)	—
Net income (loss) attributable to COPLP common unitholders	$6,615	$7,530	$(29,707)	$13,079
Basic earnings per common unit	$0.09	$0.10	$(0.39)	$0.16
Diluted earnings per common unit	$0.09	$0.10	$(0.39)	$0.16

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

19. Quarterly Data (Unaudited) (Continued)

	For the Year Ended December 31, 2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$126,320	$131,840	$126,707	$127,974
Operating income (loss)	$789	$16,604	$27,400	$(9,007)
(Loss) income from continuing operations	$(22,859)	$(393)	$1,669	$(60,315)
Discontinued operations	$1,584	$(25,008)	$5,801	$(30,781)
Net (loss) income	$(18,574)	$(25,374)	$7,470	$(91,092)
Net loss (income) attributable to noncontrolling interests	(103)	266	(301)	382
Net (loss) income attributable to COPLP	(18,677)	(25,108)	7,169	(90,710)
Preferred unit distributions	(4,190)	(4,191)	(4,190)	(4,191)
Net (loss) income attributable to COPLP common unitholders	$(22,867)	$(29,299)	$2,979	$(94,901)
Basic earnings per common unit	$(0.34)	$(0.42)	$0.04	$(1.26)
Diluted earnings per common unit	$(0.34)	$(0.42)	$0.04	$(1.26)

20. Commitments and Contingencies

Litigation

In the normal course of business, we are involved in legal actions arising from our ownership and administration of properties. We establish reserves for specific legal proceedings when we determine that the likelihood of an unfavorable outcome is probable and the amount of loss can be reasonably estimated. Management does not anticipate that any liabilities that may result from such proceedings will have a materially adverse effect on our financial position, operations or liquidity. Our assessment of the potential outcomes of these matters involves significant judgment and is subject to change based on future developments.

Environmental

We are subject to various Federal, state and local environmental regulations related to our property ownership and operation. We have performed environmental assessments of our properties, the results of which have not revealed any environmental liability that we believe would have a materially adverse effect on our financial position, operations or liquidity.

Joint Ventures

In connection with our 2005 contribution of properties to an unconsolidated partnership in which we hold a partnership interest, we entered into standard nonrecourse loan guarantees (environmental indemnifications and guarantees against fraud and misrepresentation, and springing guarantees of partnership debt in the event of a voluntary bankruptcy of the partnership). The maximum amount we could be required to pay under the guarantees is approximately $64 million. We are entitled to recover 80% of any amounts paid under the guarantees from an affiliate of our partner pursuant to an indemnity agreement. In 2012, the holder of the mortgage debt encumbering all of the joint venture’s properties initiated foreclosure proceedings. Management considered this event and estimates that the aggregate fair value of the guarantees would not exceed the amounts included in distributions received

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

20. Commitments and Contingencies (Continued)

in excess of investment in unconsolidated real estate joint venture reported on the consolidated balance sheets.

We are party to a contribution agreement that formed a joint venture relationship with a limited partnership to develop up to 1.3 million square feet of office space on 92 acres of land located in Hanover, Maryland. As we and the joint venture partner agree to proceed with the construction of buildings in the future, our joint venture partner would contribute land into newly-formed entities and we would make cash capital contributions into such entities to fund development and construction activities for which financing is not obtained. We owned a 50% interest in one such joint venture as of December 31, 2012.

We may be required to make our pro rata share of additional investments in our real estate joint ventures (generally based on our percentage ownership) in the event that additional funds are needed. In the event that the other members of these joint ventures do not pay their share of investments when additional funds are needed, we may then deem it appropriate to make even larger investments in these joint ventures.

Tax Incremental Financing Obligation

In August 2010, Anne Arundel County, Maryland issued $30 million in tax incremental financing bonds to third-party investors in order to finance public improvements needed in connection with our project known as National Business Park North. The real estate taxes on increases in assessed value of a development district encompassing National Business Park North are to be transferred to a special fund pledged to the repayment of the bonds. We recognized a $3.6 million liability through December 31, 2012 representing the estimated fair value of our obligation to fund through a special tax any future shortfalls between debt service on the bonds and real estate taxes available to repay the bonds.

Ground Leases

We are obligated as lessee under ground leases with various lease expiration dates extending to the year 2100. Future minimum rental payments due under the terms of these leases as of December 31, 2012 follow (in thousands):

Year Ending December 31,
2013	$919
2014	973
2015	974
2016	974
2017	974
Thereafter	81,700
$86,514

Environmental Indemnity Agreement

We agreed to provide certain environmental indemnifications in connection with a lease and subsequent sale of three New Jersey properties. The prior owner of the properties, a Fortune

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

20. Commitments and Contingencies (Continued)

100 company that is responsible for groundwater contamination at such properties, previously agreed to indemnify us for (1) direct losses incurred in connection with the contamination and (2) its failure to perform remediation activities required by the State of New Jersey, up to the point that the state declares the remediation to be complete. Under the environmental indemnification agreement, we agreed to the following:

•                  to indemnify the tenant against losses covered under the prior owner’s indemnity agreement if the prior owner fails to indemnify the tenant for such losses. This indemnification is capped at $5.0 million in perpetuity after the State of New Jersey declares the remediation to be complete;

•                  to indemnify the tenant for consequential damages (e.g., business interruption) at one of the buildings in perpetuity and another of the buildings through 2025. This indemnification is limited to $12.5 million; and

•                  to pay 50% of additional costs related to construction and environmental regulatory activities incurred by the tenant as a result of the indemnified environmental condition of the properties. This indemnification is limited to $300,000 annually and $1.5 million in the aggregate.

21. Subsequent Events

On March 19, 2013, COPT completed a public offering of 4,485,000 common shares at a price of $26.34 per share for net proceeds of $118.1 million (after underwriter discounts but before offering expenses) that were contributed to COPLP in exchange for 4,485,000 common units.

During the three months ended March 31, 2013, we repaid a $53.7 million principal amount of our 4.25% Exchangeable Senior Notes for an aggregate repayment amount of $56.4 million, and recognized a $5.3 million loss of early extinguishment of debt, including unamortized loan issuance costs.

On April 22, 2013, COPT redeemed all of its outstanding Series J Preferred Shares at a price of $25 per share, or $84.8 million in the aggregate, plus accrued and unpaid dividends thereon through the date of redemption. Concurrently, COPLP redeemed the Series J Preferred Units previously owned by COPT that carried terms substantially the same as the Series J Preferred Shares. We recognized a $2.9 million decrease to net income available to common unitholders pertaining to the original issuance costs incurred on the Series J Preferred Units at the time of the redemption.

On May 6, 2013, we issued a $350.0 million aggregate principal amount of 3.600% Senior Notes at an initial offering price of 99.816% of their face value. The proceeds from the offering, after deducting discounts of the initial purchasers of the notes, but before other offering expenses, were approximately $347.1 million. The notes mature on May 15, 2023. Prior to 90 days prior to the maturity date, we may redeem the notes, in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to its present value, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate plus 30 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption. On or after 90 days prior to the maturity date, we may redeem the notes, in whole or in part at any time and from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and

Corporate Office Properties, L.P. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

21. Subsequent Events (Continued)

unpaid interest on the amount being redeemed to the date of redemption. The notes are unconditionally guaranteed by COPT.

On May 29, 2013, we commenced a cash tender offer for the $186.3 million outstanding principal amount of our 4.25% Exchangeable Senior Notes. The consideration payable will be $1,070 per $1,000 principal amount, or $199.3 million in the aggregate, plus accrued and unpaid interest to, but not including, the payment date for the notes purchased as a result of the tender offer. The tender offer will expire on June 26, 2013, unless extended or earlier terminated by us.

Corporate Office Properties, L.P. and Subsidiaries

Schedule III—Real Estate and Accumulated Depreciation

December 31, 2012

(Dollars in thousands)

						Gross Amounts Carried At Close of
			Initial Cost		Costs	Period
				Building and	Capitalized		Building and
				Land	Subsequent to		Land		Accumulated	Year Built or		Date
Property (Type)(1)	Location	Encumbrances(2)	Land	Improvements	Acquisition	Land	Improvements	Total(3)(4)	Depreciation(5)	Renovated		Acquired(6)
1000 Redstone Gateway (O)	Huntsville, AL	$11,078	$—	$18,582	$—	$—	$18,582	$18,582	$—		(7)	3/23/2010
1055 North Newport Road (O)(10)	Colorado Springs, CO	—	972	5,708	—	972	5,708	6,680	(178)	2007 - 2008		5/19/2006
10807 New Allegiance Drive (O)(10)	Colorado Springs, CO	—	1,840	15,439	122	1,840	15,561	17,401	(298)	2009		9/28/2005
1099 Winterson Road (O)	Linthicum, MD	12,012	1,323	5,293	2,499	1,323	7,792	9,115	(3,348)	1988		4/30/1998
1100 Redstone Gateway (O)	Huntsville, AL	—	—	924	—	—	924	924	—		(7)	3/23/2010
114 National Business Parkway (O)	Annapolis Junction, MD	—	364	3,109	21	364	3,130	3,494	(878)	2002		6/30/2000
11751 Meadowville Lane (O)	Richmond, VA	—	1,305	52,098	112	1,305	52,210	53,515	(7,278)	2007		9/15/2006
1190 Winterson Road (O)	Linthicum, MD	11,291	1,335	5,340	4,025	1,335	9,365	10,700	(5,111)	1987		4/30/1998
1199 Winterson Road (O)	Linthicum, MD	18,578	1,599	6,395	3,266	1,599	9,661	11,260	(4,665)	1988		4/30/1998
1200 Redstone Gateway (O)	Huntsville, AL	—	—	2,297	—	—	2,297	2,297	—		(7)	3/23/2010
1201 M Street (O)	Washington, DC	36,659	—	49,785	1,959	—	51,744	51,744	(3,939)	2001		9/28/2010
1201 Winterson Road (O)	Linthicum, MD	—	1,288	5,154	460	1,288	5,614	6,902	(2,068)	1985		4/30/1998
1220 12th Street, SE (O)	Washington, DC	30,153	—	42,464	733	—	43,197	43,197	(3,914)	2003		9/28/2010
1243 Winterson Road (L)	Linthicum, MD	—	630	—	—	630	—	630	—		(8)	12/19/2001
12515 Academy Ridge View (O)(10)	Colorado Springs, CO	—	2,612	6,087	—	2,612	6,087	8,699	(441)	2006		6/26/2009
1302 Concourse Drive (O)	Linthicum, MD	—	2,078	8,313	2,991	2,078	11,304	13,382	(4,626)	1996		11/18/1999
1304 Concourse Drive (O)	Linthicum, MD	—	1,999	12,934	1,202	1,999	14,136	16,135	(4,657)	2002		11/18/1999
1306 Concourse Drive (O)	Linthicum, MD	—	2,796	11,186	2,837	2,796	14,023	16,819	(4,998)	1990		11/18/1999
131 National Business Parkway (O)	Annapolis Junction, MD	6,922	1,906	7,623	2,657	1,906	10,280	12,186	(3,876)	1990		9/28/1998
132 National Business Parkway (O)	Annapolis Junction, MD	—	2,917	12,259	2,895	2,917	15,154	18,071	(6,563)	2000		5/28/1999
13200 Woodland Park Road (O)	Herndon, VA	—	10,428	41,711	13,831	10,428	55,542	65,970	(19,432)	2002		6/2/2003
133 National Business Parkway (O)	Annapolis Junction, MD	9,262	2,517	10,068	4,821	2,517	14,889	17,406	(6,167)	1997		9/28/1998
1331 Ashton Road (O)	Hanover, MD	—	587	2,347	677	587	3,024	3,611	(939)	1989		4/28/1999
1334 Ashton Road (O)	Hanover, MD	—	736	1,488	2,301	736	3,789	4,525	(1,468)	1989		4/28/1999
134 National Business Parkway (O)	Annapolis Junction, MD	19,200	3,684	7,517	2,230	3,684	9,747	13,431	(4,138)	1999		11/13/1998
1340 Ashton Road (O)	Hanover, MD	—	905	3,620	1,067	905	4,687	5,592	(1,874)	1989		4/28/1999
1341 Ashton Road (O)	Hanover, MD	—	306	1,223	588	306	1,811	2,117	(727)	1989		4/28/1999
1343 Ashton Road (O)	Hanover, MD	—	193	774	405	193	1,179	1,372	(435)	1989		4/28/1999
13450 Sunrise Valley Road (O)	Herndon, VA	—	1,386	5,576	2,722	1,386	8,298	9,684	(2,853)	1998		7/25/2003
13454 Sunrise Valley Road (O)	Herndon, VA	—	2,899	11,986	3,909	2,899	15,895	18,794	(4,605)	1998		7/25/2003
135 National Business Parkway (O)	Annapolis Junction, MD	9,925	2,484	9,750	2,882	2,484	12,632	15,116	(4,932)	1998		12/30/1998
1362 Mellon Road (O)	Hanover, MD	—	1,706	8,412	18	1,706	8,430	10,136	(841)	2006		2/10/2006
13857 McLearen Road (O)	Herndon, VA	—	3,507	30,177	1,724	3,507	31,901	35,408	(973)	2007		7/11/2012
140 National Business Parkway (O)	Annapolis Junction, MD	—	3,407	24,167	643	3,407	24,810	28,217	(5,748)	2003		12/31/2003
141 National Business Parkway (O)	Annapolis Junction, MD	9,725	2,398	9,590	2,389	2,398	11,979	14,377	(4,354)	1990		9/28/1998
14280 Park Meadow Drive (O)	Chantilly, VA	—	3,731	15,953	1,009	3,731	16,962	20,693	(4,529)	1999		9/29/2004
1460 Dorsey Road (L)	Hanover, MD	—	1,800	—	—	1,800	—	1,800	—		(8)	2/28/2006
14840 Conference Center Drive (O)	Chantilly, VA	—	1,572	8,175	508	1,572	8,683	10,255	(3,385)	2000		7/25/2003
14850 Conference Center Drive (O)	Chantilly, VA	—	1,615	8,358	539	1,615	8,897	10,512	(3,434)	2000		7/25/2003
14900 Conference Center Drive (O)	Chantilly, VA	—	3,436	14,402	3,560	3,436	17,962	21,398	(5,796)	1999		7/25/2003
15000 Conference Center Drive (O)	Chantilly, VA	54,000	5,193	47,045	18,198	5,193	65,243	70,436	(20,752)	1989		11/30/2001

						Gross Amounts Carried At Close of
			Initial Cost		Costs	Period
				Building and	Capitalized		Building and
				Land	Subsequent to		Land		Accumulated	Year Built or		Date
Property (Type)(1)	Location	Encumbrances(2)	Land	Improvements	Acquisition	Land	Improvements	Total(3)(4)	Depreciation(5)	Renovated		Acquired(6)
1501 South Clinton Street (O)	Baltimore, MD	—	27,964	50,415	5,222	27,964	55,637	83,601	(5,696)	2006		10/27/2009
15010 Conference Center Drive (O)	Chantilly, VA	96,000	3,500	41,921	344	3,500	42,265	45,765	(6,503)	2006		11/30/2001
15049 Conference Center Drive (O)	Chantilly, VA	—	4,415	20,365	726	4,415	21,091	25,506	(7,276)	1997		8/14/2002
15059 Conference Center Drive (O)	Chantilly, VA	—	5,753	13,615	1,423	5,753	15,038	20,791	(4,891)	2000		8/14/2002
1550 West Nursery Road (O)	Linthicum, MD	—	14,071	16,930	—	14,071	16,930	31,001	(1,862)	2009		10/28/2009
1550 Westbranch Drive (O)	McLean, VA	—	5,595	26,212	116	5,595	26,328	31,923	(2,354)	2002		6/28/2010
1560A Cable Ranch Road (O)	San Antonio, TX	—	1,097	3,770	28	1,097	3,798	4,895	(667)	1985/2007		6/19/2008
1560B Cable Ranch Road (O)	San Antonio, TX	—	2,299	6,545	11	2,299	6,556	8,855	(1,120)	1985/2006		6/19/2008
16442 Commerce Drive (O)	Dahlgren, VA	2,305	613	2,582	555	613	3,137	3,750	(761)	2002		12/21/2004
16480 Commerce Drive (O)	Dahlgren, VA	—	1,856	7,425	164	1,856	7,589	9,445	(1,649)	2000		12/28/2004
16501 Commerce Drive (O)	Dahlgren, VA	1,885	522	2,090	185	522	2,275	2,797	(594)	2002		12/21/2004
16539 Commerce Drive (O)	Dahlgren, VA	—	688	2,860	1,443	688	4,303	4,991	(1,224)	1990		12/21/2004
16541 Commerce Drive (O)	Dahlgren, VA	—	773	3,094	1,321	773	4,415	5,188	(1,149)	1996		12/21/2004
16543 Commerce Drive (O)	Dahlgren, VA	1,571	436	1,742	12	436	1,754	2,190	(349)	2002		12/21/2004
1670 North Newport Road (O)(10)	Colorado Springs, CO	4,383	853	5,188	763	853	5,951	6,804	(776)	1986/1987		9/30/2005
1751 Pinnacle Drive (O)	McLean, VA	30,283	10,486	42,339	12,461	10,486	54,800	65,286	(16,190)	1989/1995		9/23/2004
1753 Pinnacle Drive (O)	McLean, VA	24,438	8,275	34,353	8,736	8,275	43,089	51,364	(10,657)	1976/2004		9/23/2004
1915 Aerotech Drive (O)	Colorado Springs, CO	3,394	556	3,094	539	556	3,633	4,189	(1,037)	1985		6/8/2006
1925 Aerotech Drive (O)	Colorado Springs, CO	3,717	556	3,067	343	556	3,410	3,966	(759)	1985		6/8/2006
201 Technology Drive (O)	Lebanon, VA	—	726	31,091	60	726	31,151	31,877	(4,021)	2007		10/5/2007
206 Research Boulevard (O)	Aberdeen, MD	—	1,813	17,334	—	1,813	17,334	19,147	(107)	2012		9/14/2007
209 Research Boulevard (O)	Aberdeen, MD	—	1,045	16,063	—	1,045	16,063	17,108	(859)	2010		9/14/2007
210 Research Boulevard (O)	Aberdeen, MD	—	1,065	13,144	—	1,065	13,144	14,209	(519)	2010		9/14/2007
22289 Exploration Drive (O)	Lexington Park, MD	—	1,422	5,719	1,005	1,422	6,724	8,146	(1,951)	2000		3/24/2004
22299 Exploration Drive (O)	Lexington Park, MD	—	1,362	5,791	682	1,362	6,473	7,835	(2,026)	1998		3/24/2004
22300 Exploration Drive (O)	Lexington Park, MD	—	1,094	5,038	169	1,094	5,207	6,301	(1,569)	1997		11/9/2004
22309 Exploration Drive (O)	Lexington Park, MD	—	2,243	10,419	227	2,243	10,646	12,889	(3,459)	1984/1997		3/24/2004
23535 Cottonwood Parkway (O)	California, MD	—	692	3,051	223	692	3,274	3,966	(789)	1984		3/24/2004
2500 Riva Road (O)	Annapolis, MD	—	2,791	12,145	1	2,791	12,146	14,937	(3,384)	2000		3/4/2003
2691 Technology Drive (O)	Annapolis Junction, MD	24,000	2,098	17,334	5,096	2,098	22,430	24,528	(5,167)	2005		5/26/2000
2701 Technology Drive (O)	Annapolis Junction, MD	13,794	1,737	15,266	306	1,737	15,572	17,309	(5,403)	2001		5/26/2000
2711 Technology Drive (O)	Annapolis Junction, MD	19,359	2,251	21,611	1,075	2,251	22,686	24,937	(7,961)	2002		11/13/2000
2720 Technology Drive (O)	Annapolis Junction, MD	24,068	3,863	29,272	88	3,863	29,360	33,223	(6,102)	2004		1/31/2002
2721 Technology Drive (O)	Annapolis Junction, MD	—	4,611	14,597	1,497	4,611	16,094	20,705	(4,841)	2000		10/21/1999
2730 Hercules Road (O)	Annapolis Junction, MD	32,734	8,737	31,612	5,277	8,737	36,889	45,626	(11,825)	1990		9/28/1998
2900 Towerview Road (O)	Herndon, VA	—	3,207	16,344	5,607	3,207	21,951	25,158	(3,785)	1982/2008		12/20/2005
300 Sentinel Drive (O)	Annapolis Junction, MD	—	1,517	58,642	119	1,517	58,761	60,278	(4,026)	2009		11/14/2003
302 Sentinel Drive (O)	Annapolis Junction, MD	22,693	2,648	29,398	380	2,648	29,778	32,426	(3,642)	2007		11/14/2003
304 Sentinel Drive (O)	Annapolis Junction, MD	37,280	3,411	24,917	132	3,411	25,049	28,460	(4,361)	2005		11/14/2003
306 Sentinel Drive (O)	Annapolis Junction, MD	20,973	3,260	22,592	110	3,260	22,702	25,962	(3,541)	2006		11/14/2003
308 Sentinel Drive (O)	Annapolis Junction, MD	—	1,422	26,197	—	1,422	26,197	27,619	(1,085)	2010		11/14/2003
310 The Bridge Street (O)	Huntsville, AL	—	261	26,576	26	261	26,602	26,863	(2,028)	2009		8/4/2011
312 Sentinel Way (O)	Annapolis Junction, MD	—	3,138	9,128	—	3,138	9,128	12,266	—		(7)	11/14/2003
3120 Fairview Park Drive (O)	Falls Church, VA	—	6,863	35,606	5,406	6,863	41,012	47,875	(2,247)	2008		11/23/2010

						Gross Amounts Carried At Close of
			Initial Cost		Costs	Period
				Building and	Capitalized		Building and
				Land	Subsequent to		Land		Accumulated	Year Built or		Date
Property (Type)(1)	Location	Encumbrances(2)	Land	Improvements	Acquisition	Land	Improvements	Total(3)(4)	Depreciation(5)	Renovated		Acquired(6)
314 Sentinel Way (O)	Annapolis Junction, MD	—	1,254	1,325	—	1,254	1,325	2,579	(149)	2008		11/14/2003
316 Sentinel Way (O)	Annapolis Junction, MD	—	2,748	31,861	131	2,748	31,992	34,740	(830)	2011		11/14/2003
318 Sentinel Way (O)	Annapolis Junction, MD	22,240	2,185	28,426	—	2,185	28,426	30,611	(4,849)	2005		11/14/2003
320 Sentinel Way (O)	Annapolis Junction, MD	—	2,067	21,623	—	2,067	21,623	23,690	(2,688)	2007		11/14/2003
322 Sentinel Way (O)	Annapolis Junction, MD	21,912	2,605	22,827	—	2,605	22,827	25,432	(3,431)	2006		11/14/2003
324 Sentinel Way (O)	Annapolis Junction, MD	—	1,656	23,005	—	1,656	23,005	24,661	(1,352)	2010		6/29/2006
3535 Northrop Grumman Pt. (O)(10)	Colorado Springs, CO	17,982	—	18,388	121	—	18,509	18,509	(1,555)	2008		6/10/2008
375 West Padonia Road (O)	Timonium, MD	—	2,483	10,415	4,821	2,483	15,236	17,719	(5,242)	1986		12/21/1999
410 National Business Parkway (O)	Annapolis Junction, MD	—	1,831	16,569	—	1,831	16,569	18,400	(34)	2012		6/29/2003
420 National Business Parkway (O)	Annapolis Junction, MD	—	2,370	15,673	—	2,370	15,673	18,043	—		(7)	6/29/2006
4230 Forbes Boulevard (O)(10)	Lanham, MD	—	511	4,346	192	511	4,538	5,049	(1,837)	2003		12/24/2002
430 National Business Parkway (O)	Annapolis Junction, MD	—	1,852	21,038	—	1,852	21,038	22,890	(449)	2011		6/29/2006
44408 Pecan Court (O)	California, MD	—	817	1,583	118	817	1,701	2,518	(161)	1986		3/24/2004
44414 Pecan Court (O)	California, MD	—	405	1,619	336	405	1,955	2,360	(475)	1986		3/24/2004
44417 Pecan Court (O)	California, MD	—	434	1,939	88	434	2,027	2,461	(636)	1989		3/24/2004
44420 Pecan Court (O)	California, MD	—	344	890	126	344	1,016	1,360	(90)	1989		11/9/2004
44425 Pecan Court (O)	California, MD	—	1,309	3,506	1,217	1,309	4,723	6,032	(921)	1997		5/5/2004
45310 Abell House Lane (O)	California, MD	—	2,272	13,794	—	2,272	13,794	16,066	(368)	2011		8/30/2010
46579 Expedition Drive (O)	Lexington Park, MD	—	1,406	5,796	1,078	1,406	6,874	8,280	(2,147)	2002		3/24/2004
46591 Expedition Drive (O)	Lexington Park, MD	—	1,200	7,199	656	1,200	7,855	9,055	(1,083)	2005		3/24/2004
4851 Stonecroft Boulevard (O)	Chantilly, VA	—	1,878	11,558	21	1,878	11,579	13,457	(2,379)	2004		8/14/2002
4940 Campbell Drive (O)	White Marsh, MD	—	1,379	3,858	987	1,379	4,845	6,224	(933)	1990		1/9/2007
4969 Mercantile Road (O)	White Marsh, MD	—	1,308	4,456	62	1,308	4,518	5,826	(678)	1983		1/9/2007
4979 Mercantile Road (O)	White Marsh, MD	—	1,299	4,686	84	1,299	4,770	6,069	(727)	1985		1/9/2007
5020 Campbell Boulevard (O)	White Marsh, MD	—	1,014	3,136	781	1,014	3,917	4,931	(673)	1986 - 1988		1/9/2007
5022 Campbell Boulevard (O)	White Marsh, MD	—	624	1,924	332	624	2,256	2,880	(496)	1986 - 1988		1/9/2007
5024 Campbell Boulevard (O)	White Marsh, MD	—	767	2,420	250	767	2,670	3,437	(702)	1986 - 1988		1/9/2007
5026 Campbell Boulevard (O)	White Marsh, MD	—	700	2,138	45	700	2,183	2,883	(396)	1986 - 1988		1/9/2007
525 Babcock Road (O)(10)	Colorado Springs, CO	—	355	397	79	355	476	831	(89)	1967		7/12/2007
5325 Nottingham Drive (O)	White Marsh, MD	—	816	3,976	485	816	4,461	5,277	(763)	2002		1/9/2007
5355 Nottingham Drive (O)	White Marsh, MD	—	761	3,562	1,616	761	5,178	5,939	(1,380)	2005		1/9/2007
5520 Research Park Drive (O)	Catonsville, MD	—	—	20,066	—	—	20,066	20,066	(1,679)	2009		4/4/2006
5522 Research Park Drive (O)	Catonsville, MD	—	—	4,550	—	—	4,550	4,550	(614)	2007		3/8/2006
565 Space Center Drive (O)(10)	Colorado Springs, CO	—	644	6,284	352	644	6,636	7,280	(107)	2009		7/8/2005
5725 Mark Dabling Boulevard (O)	Colorado Springs, CO	12,882	900	11,397	2,832	900	14,229	15,129	(4,567)	1984		5/18/2006
5755 Mark Dabling Boulevard (O)	Colorado Springs, CO	10,208	799	10,324	3,597	799	13,921	14,720	(3,464)	1989		5/18/2006
5775 Mark Dabling Boulevard (O)	Colorado Springs, CO	12,477	1,035	12,440	1,658	1,035	14,098	15,133	(4,260)	1984		5/18/2006
5825 University Research Court (O)	College Park, MD	16,292	—	22,190	11	—	22,201	22,201	(2,118)	2008		1/29/2008
5850 University Research Court (O)	College Park, MD	22,183	—	30,273	57	—	30,330	30,330	(2,236)	2008		1/29/2008
655 Space Center Drive (O)(10)	Colorado Springs, CO	—	745	15,445	59	745	15,504	16,249	—	2008		7/8/2005
6700 Alexander Bell Drive (O)	Columbia, MD	4,000	1,755	7,019	4,628	1,755	11,647	13,402	(4,568)	1988		5/14/2001
6708 Alexander Bell Drive (O)	Columbia, MD	6,320	897	3,588	1,592	897	5,180	6,077	(2,440)	1988		5/14/2001
6711 Columbia Gateway Drive (O)	Columbia, MD	—	2,683	23,239	314	2,683	23,553	26,236	(3,503)	2006 - 2007		9/28/2000
6716 Alexander Bell Drive (O)	Columbia, MD	—	1,242	4,969	2,525	1,242	7,494	8,736	(3,394)	1990		12/31/1998

			Initial Cost		Costs	Gross Amounts Carried At Close of Period
				Building and	Capitalized		Building and
				Land	Subsequent to		Land		Accumulated	Year Built or		Date
Property (Type)(1)	Location	Encumbrances(2)	Land	Improvements	Acquisition	Land	Improvements	Total(3)(4)	Depreciation(5)	Renovated		Acquired(6)
6721 Columbia Gateway Drive (O)	Columbia, MD	29,252	1,753	34,090	—	1,753	34,090	35,843	(3,233)	2009		9/28/2000
6724 Alexander Bell Drive (O)	Columbia, MD	10,939	449	5,039	579	449	5,618	6,067	(1,787)	2001		5/14/2001
6731 Columbia Gateway Drive (O)	Columbia, MD	—	2,807	19,098	1,648	2,807	20,746	23,553	(6,546)	2002		3/29/2000
6740 Alexander Bell Drive (O)	Columbia, MD	—	1,424	5,696	3,045	1,424	8,741	10,165	(3,933)	1992		12/31/1998
6741 Columbia Gateway Drive (O)	Columbia, MD	—	675	1,711	114	675	1,825	2,500	(195)	2008		9/28/2000
6750 Alexander Bell Drive (O)	Columbia, MD	—	1,263	12,461	3,351	1,263	15,812	17,075	(5,893)	2001		12/31/1998
6760 Alexander Bell Drive (O)	Columbia, MD	—	890	3,561	1,979	890	5,540	6,430	(2,582)	1991		12/31/1998
6940 Columbia Gateway Drive (O)	Columbia, MD	17,300	3,545	9,916	3,162	3,545	13,078	16,623	(5,274)	1999		11/13/1998
6950 Columbia Gateway Drive (O)	Columbia, MD	—	3,596	14,269	1,033	3,596	15,302	18,898	(5,975)	1998		10/22/1998
7000 Columbia Gateway Drive (O)	Columbia, MD	15,800	3,131	12,103	622	3,131	12,725	15,856	(3,246)	1999		5/31/2002
7015 Albert Einstein Drive (O)	Columbia, MD	2,486	2,058	6,093	826	2,058	6,919	8,977	(2,179)	1999		12/1/2005
7061 Columbia Gateway Drive (O)	Columbia, MD	—	729	3,094	571	729	3,665	4,394	(1,460)	2000		8/30/2001
7063 Columbia Gateway Drive (O)	Columbia, MD	—	902	3,684	1,043	902	4,727	5,629	(2,058)	2000		8/30/2001
7065 Columbia Gateway Drive (O)	Columbia, MD	—	919	3,763	1,263	919	5,026	5,945	(1,923)	2000		8/30/2001
7067 Columbia Gateway Drive (O)	Columbia, MD	—	1,829	11,823	2,415	1,829	14,238	16,067	(4,340)	2001		8/30/2001
7125 Columbia Gateway Drive (L)	Columbia, MD	—	3,361	128	279	3,361	407	3,768	—	1973/1999	(8)	6/29/2006
7125 Columbia Gateway Drive (O)	Columbia, MD	33,779	17,126	46,994	6,583	17,126	53,577	70,703	(10,556)	1973/1999		6/29/2006
7130 Columbia Gateway Drive (O)	Columbia, MD	6,519	1,350	4,359	1,784	1,350	6,143	7,493	(1,577)	1989		9/19/2005
7134 Columbia Gateway Drive (O)	Columbia, MD	2,949	704	1,971	299	704	2,270	2,974	(499)	1990		9/19/2005
7138 Columbia Gateway Drive (O)	Columbia, MD	5,406	1,104	3,518	1,961	1,104	5,479	6,583	(2,174)	1990		9/19/2005
7142 Columbia Gateway Drive (O)	Columbia, MD	6,280	1,342	3,978	1,326	1,342	5,304	6,646	(1,406)	1994		9/19/2005
7150 Columbia Gateway Drive (O)	Columbia, MD	4,850	1,032	3,429	321	1,032	3,750	4,782	(867)	1991		9/19/2005
7150 Riverwood Drive (O)	Columbia, MD	—	1,821	4,388	972	1,821	5,360	7,181	(1,163)	2000		1/10/2007
7160 Riverwood Drive (O)	Columbia, MD	—	2,732	7,006	1,503	2,732	8,509	11,241	(2,688)	2000		1/10/2007
7170 Riverwood Drive (O)	Columbia, MD	—	1,283	3,096	594	1,283	3,690	4,973	(726)	2000		1/10/2007
7175 Riverwood Drive (O)	Columbia, MD	—	1,788	4,133	—	1,788	4,133	5,921	—	1996	(7)	7/27/2005
7200 Redstone Gateway (O)	Huntsville, MD	—	—	4,531	—	—	4,531	4,531	—		(7)	3/23/2010
7200 Riverwood Road (O)	Columbia, MD	—	4,089	16,356	3,001	4,089	19,357	23,446	(6,741)	1986		10/13/1998
7205 Riverwood Drive (O)	Columbia, MD	—	1,367	14,300	—	1,367	14,300	15,667	—		(7)	7/27/2005
7272 Park Circle Drive (O)	Hanover, MD	5,232	1,479	6,300	1,798	1,479	8,098	9,577	(1,663)	1991/1996		1/10/2007
7318 Parkway Drive (O)	Hanover, MD	—	972	3,888	812	972	4,700	5,672	(1,582)	1984		4/16/1999
7320 Parkway Drive (O)	Hanover, MD	7,000	905	3,570	1,575	905	5,145	6,050	(1,557)	1983		4/4/2002
745 Space Center Drive (O)(10)	Colorado Springs, CO	—	654	7,521	15	654	7,536	8,190	(171)	2006		7/8/2005
7467 Ridge Road (O)	Hanover, MD	—	1,629	6,517	1,924	1,629	8,441	10,070	(3,346)	1990		4/28/1999
7700 Potranco Road (O)	San Antonio, TX	—	14,020	38,804	7	14,020	38,811	52,831	(5,703)	1982/1985		3/30/2005
7700-1 Potranco Road (O)	San Antonio, TX	—	—	1,066	—	—	1,066	1,066	(108)	2007		3/30/2005
7700-5 Potranco Road (O)	San Antonio, TX	—	—	1,884	—	—	1,884	1,884	(154)	2009		3/30/2005
7740 Milestone Parkway (O)	Hanover, MD	17,548	3,825	34,363	61	3,825	34,424	38,249	(2,265)	2009		7/2/2007
7770 Backlick Road (O)	Springfield, VA	931	6,387	71,600	8	6,387	71,608	77,995	(157)	2012	(7)	3/10/2010
800 International Drive (O)	Linthicum, MD	8,408	775	3,099	947	775	4,046	4,821	(1,662)	1988		4/30/1998
8000 Potranco Road (O)	San Antonio, TX	—	1,964	21,178	—	1,964	21,178	23,142	(1,149)	2010		1/20/2006
8003 Corporate Drive (O)	White Marsh, MD	—	611	1,611	53	611	1,664	2,275	(311)	1999		1/9/2007
8007 Corporate Drive (O)	White Marsh, MD	—	1,434	3,336	307	1,434	3,643	5,077	(727)	1995		1/9/2007
8010 Corporate Drive (O)	White Marsh, MD	—	1,349	3,262	1,672	1,349	4,934	6,283	(842)	1998		1/9/2007
8013 Corporate Drive (O)	White Marsh, MD	—	642	1,536	1,809	642	3,345	3,987	(432)	1990		1/9/2007
8015 Corporate Drive (O)	White Marsh, MD	—	446	1,116	243	446	1,359	1,805	(306)	1990		1/9/2007

			Initial Cost		Costs	Gross Amounts Carried At Close of Period
				Building and	Capitalized		Building and
				Land	Subsequent to		Land		Accumulated	Year Built or		Date
Property (Type)(1)	Location	Encumbrances(2)	Land	Improvements	Acquisition	Land	Improvements	Total(3)(4)	Depreciation(5)	Renovated		Acquired(6)
8019 Corporate Drive (O)	White Marsh, MD	—	680	1,898	738	680	2,636	3,316	(555)	1990		1/9/2007
8020 Corporate Drive (O)	White Marsh, MD	—	2,184	3,767	2,199	2,184	5,966	8,150	(954)	1997		1/9/2007
8023 Corporate Drive (O)	White Marsh, MD	—	651	1,603	5	651	1,608	2,259	(267)	1990		1/9/2007
8030 Potranco Road (O)	San Antonio, TX	—	1,964	21,298	—	1,964	21,298	23,262	(1,148)	2010		1/20/2006
8094 Sandpiper Circle (O)	White Marsh, MD	—	1,960	3,716	369	1,960	4,085	6,045	(820)	1998		1/9/2007
8098 Sandpiper Circle (O)	White Marsh, MD	—	1,797	3,651	633	1,797	4,284	6,081	(558)	1998		1/9/2007
8100 Potranco Road (L)	San Antonio, TX	—	1,964	1,396	—	1,964	1,396	3,360	—		(8)	6/14/2005
8110 Corporate Drive (O)	White Marsh, MD	—	2,285	10,117	489	2,285	10,606	12,891	(2,202)	2001		1/9/2007
8140 Corporate Drive (O)	White Marsh, MD	—	2,158	8,457	2,018	2,158	10,475	12,633	(3,046)	2003		1/9/2007
849 International Drive (O)	Linthicum, MD	11,692	1,356	5,426	3,081	1,356	8,507	9,863	(4,043)	1988		2/23/1999
8621 Robert Fulton Drive (O)	Columbia, MD	11,000	2,317	12,642	199	2,317	12,841	15,158	(2,314)	2005 - 2006		6/10/2005
8661 Robert Fulton Drive (O)	Columbia, MD	6,200	1,510	3,764	1,042	1,510	4,806	6,316	(1,518)	2002		12/30/2003
8671 Robert Fulton Drive (O)	Columbia, MD	7,600	1,718	4,280	1,941	1,718	6,221	7,939	(2,148)	2002		12/30/2003
870 Elkridge Landing Road (O)	Linthicum, MD	18,900	2,003	9,442	6,689	2,003	16,131	18,134	(7,148)	1981		8/3/2001
881 Elkridge Landing Road (O)	Linthicum, MD	11,812	1,034	4,137	1,049	1,034	5,186	6,220	(1,991)	1986		4/30/1998
891 Elkridge Landing Road (O)	Linthicum, MD	—	1,165	4,772	1,777	1,165	6,549	7,714	(2,674)	1984		7/2/2001
900 Elkridge Landing Road (O)	Linthicum, MD	—	1,993	7,972	2,887	1,993	10,859	12,852	(4,722)	1982		4/30/1998
900 International Drive (O)	Linthicum, MD	8,008	981	3,922	834	981	4,756	5,737	(1,964)	1986		4/30/1998
901 Elkridge Landing Road (O)	Linthicum, MD	—	1,156	4,437	1,558	1,156	5,995	7,151	(2,148)	1984		7/2/2001
911 Elkridge Landing Road (O)	Linthicum, MD	—	1,215	4,861	2,024	1,215	6,885	8,100	(2,789)	1985		4/30/1998
920 Elkridge Landing Road (O)	Linthicum, MD	—	2,081	9,683	687	2,081	10,370	12,451	(4,084)	1982		7/2/2001
921 Elkridge Landing Road (O)	Linthicum, MD	—	1,044	4,176	639	1,044	4,815	5,859	(1,989)	1983		4/30/1998
930 International Drive (O)	Linthicum, MD	8,488	1,013	4,053	1,100	1,013	5,153	6,166	(2,203)	1986		4/30/1998
938 Elkridge Landing Road (O)	Linthicum, MD	—	1,209	4,748	476	1,209	5,224	6,433	(1,615)	1984		7/2/2001
939 Elkridge Landing Road (O)	Linthicum, MD	—	939	3,756	1,790	939	5,546	6,485	(2,452)	1983		4/30/1998
940 Elkridge Landing Road (L)	Linthicum, MD	—	1,104	4,718	170	1,104	4,888	5,992	(4,884)		(8)	7/2/2001
9651 Hornbaker Road (D)	Manassas, VA	—	6,050	196,428	253	6,050	196,681	202,731	(2,809)	2010		9/14/2010
9690 Deereco Road (O)	Timonium, MD	—	3,415	13,723	5,833	3,415	19,556	22,971	(7,927)	1988		12/21/1999
980 Technology Court (O)(10)	Colorado Springs, CO	—	526	2,046	442	526	2,488	3,014	(585)	1995		9/28/2005
985 Space Center Drive (O)(10)	Colorado Springs, CO	—	777	12,287	1,569	777	13,856	14,633	(2,948)	1989		9/28/2005
9900 Franklin Square Drive (O)	White Marsh, MD	—	979	3,466	202	979	3,668	4,647	(734)	1999		1/9/2007
9910 Franklin Square Drive (O)	White Marsh, MD	5,040	1,219	6,590	65	1,219	6,655	7,874	(1,457)	2005		1/9/2007
9920 Franklin Square Drive (O)	White Marsh, MD	—	1,058	5,293	1,429	1,058	6,722	7,780	(1,470)	2006		1/9/2007
9925 Federal Drive (O)(10)	Colorado Springs, CO	—	1,129	4,334	80	1,129	4,414	5,543	(97)	2008		9/28/2005
9930 Franklin Square Drive (O)	White Marsh, MD	—	1,137	3,921	36	1,137	3,957	5,094	(795)	2001		1/9/2007
9940 Franklin Square Drive (O)	White Marsh, MD	—	1,052	3,382	281	1,052	3,663	4,715	(732)	2000		1/9/2007
9945 Federal Drive (O)(10)	Colorado Springs, CO	—	1,854	849	—	1,854	849	2,703	(13)	2009		9/28/2005
9950 Federal Drive (O)(10)	Colorado Springs, CO	—	877	5,045	1,501	877	6,546	7,423	(1,944)	2001		12/22/2005
9960 Federal Drive (O)(10)	Colorado Springs, CO	—	695	2,286	291	695	2,577	3,272	(256)	2001		12/22/2005
9965 Federal Drive (L)(10)	Colorado Springs, CO	—	466	—	—	466	—	466	—		(8)	12/22/2005
9965 Federal Drive (O)(10)	Colorado Springs, CO	—	1,401	6,061	565	1,401	6,626	8,027	(907)	1983/2007		1/19/2006
999 Corporate Boulevard (O)	Linthicum, MD	13,533	1,187	8,332	556	1,187	8,888	10,075	(3,230)	2000		8/1/1999
Aerotech Commerce (L)	Colorado Springs, CO	—	900	—	—	900	—	900	—		(8)	5/19/2006
Arborcrest (O)	Blue Bell, PA	—	21,969	83,529	1,094	21,969	84,623	106,592	(2,686)	1991	(6)(7)	10/14/1997
Arundel Preserve (L)	Hanover, MD	—	—	5,886	—	—	5,886	5,886	—		(8)		(9)
Ashburn Crossing—DC-8 (O)	Ashburn, VA	—	7,291	—	—	7,291	—	7,291	—		(7)	12/27/2012
Ashburn Crossing—DC-9 (O)	Ashburn, VA	—	4,192	—	—	4,192	—	4,192	—		(7)	12/27/2012

			Initial Cost		Costs	Gross Amounts Carried At Close of Period
				Building and	Capitalized		Building and
				Land	Subsequent to		Land		Accumulated	Year Built or		Date
Property (Type)(1)	Location	Encumbrances(2)	Land	Improvements	Acquisition	Land	Improvements	Total(3)(4)	Depreciation(5)	Renovated		Acquired(6)
Ashburn Crossing (L)	Ashburn, VA	—	4,309	3	—	4,309	3	4,312	—		(8)	12/27/2012
Canton Crossing Land (L)	Baltimore, MD	—	16,085	1,820	—	16,085	1,820	17,905	—		(8)	10/27/2009
Canton Crossing Util Distr Ctr (O)	Baltimore, MD	—	7,300	15,550	722	7,300	16,272	23,572	(1,655)	2005		10/27/2009
Columbia Gateway—Southridge (L)	Columbia, MD	—	6,387	2,938	—	6,387	2,938	9,325	—		(8)	9/20/2004
Dahlgren Technology Center (L)	Dahlgren, VA	—	1,083	178	—	1,083	178	1,261	—		(8)	3/16/2005
Expedition VII (L)	Lexington Park, MD	—	705	726	—	705	726	1,431	—		(8)	3/24/2004
Indian Head (L)	Bryans Road, MD	—	6,436	—	—	6,436	—	6,436	—		(8)	10/23/2006
InterQuest (L)	Colorado Springs, CO	—	14,515	8	—	14,515	8	14,523	—		(8)	9/28/2005
M Square Research Park (L)	College Park, MD	—	—	3,602	—	—	3,602	3,602	—		(8)	1/29/2008
National Business Park (L)	Annapolis Junction, MD	—	2,372	6,354	—	2,372	6,354	8,726	—		(8)	11/14/2003
National Business Park North (L)	Jessup, MD	—	25,654	25,069	—	25,654	25,069	50,723	—		(8)	6/29/2006
North Gate Business Park (L)	Aberdeen, MD	—	6,486	10,717	—	6,486	10,717	17,203	—		(8)	9/14/2007
Northwest Crossroads (L)	San Antonio, TX	—	7,430	836	—	7,430	836	8,266	—		(8)	1/20/2006
Old Annapolis Road (O)	Columbia, MD	—	1,637	5,500	2,103	1,637	7,603	9,240	(2,333)	1974/1985		12/14/2000
Patriot Park (L)	Colorado Springs, CO	—	8,768	248	—	8,768	248	9,016	—		(8)	7/8/2005
Patriot Ridge (L)	Springfield, VA	—	18,517	10,873	—	18,517	10,873	29,390	—		(8)	3/10/2010
Redstone Gateway (L)	Huntsville, AL	—	—	13,700	—	—	13,700	13,700	—		(8)	3/23/2010
Route 15/Biggs Ford Road (L)	Frederick, MD	—	8,703	526	—	8,703	526	9,229	—		(8)	8/28/2008
Sentry Gateway (L)	San Antonio, TX	—	8,275	3,621	—	8,275	3,621	11,896	—		(8)	3/30/2005
West Nursery Road (L)	Linthicum, MD	—	1,441	53	—	1,441	53	1,494	—		(8)	10/28/2009
Westfields—Park Center (L)	Herndon, VA	—	3,609	2,640	—	3,609	2,640	6,249	—		(8)	7/18/2002
Westfields Corporate Center (L)	Herndon, VA	—	7,141	1,342	—	7,141	1,342	8,483	—		(8)	7/31/2002
White Marsh (L)	White Marsh, MD	—	30,322	10,385	—	30,322	10,385	40,707	—		(8)	1/9/2007
Woodland Park (L)	Herndon, VA	—	9,614	81	—	9,614	81	9,695	—		(8)	4/29/2004
Other Developments, including intercompany eliminations (V)	Various	—	7	(152)	(438)	7	(590)	(583)	689	Various		Various
		$1,015,130	$681,001	$2,893,547	$285,412	$681,001	$3,178,959	$3,859,960	$(568,176)

(1)                                  A legend for the Property Type follows: (O) = Office Property; (L) = Land held or pre-construction; (D) = Data Center; and (V) = Various.

(2)                                  Excludes our term loan facilities of $770.0 million, senior exchangeable notes of $230.9 million, unsecured notes payable of $1.8 million, and net premiums on the remaining loans of $1.3 million.

(3)                                  The aggregate cost of these assets for Federal income tax purposes was approximately $3.4 billion at December 31, 2012.

(4)                                  As discussed in Note 5 to our Consolidated Financial Statements, we recognized impairment losses of $46.1 million in connection with our property in Greater Philadelphia, Pennsylvania and $19.0 million, including exit costs, in connection with certain properties included in our Strategic Reallocation Plan.

(5)                                  The estimated lives over which depreciation is recognized follow: Building and land improvements: 10 - 40 years; and tenant improvements: related lease terms.

(6)                                  The acquisition date of multi-parcel properties reflects the date of the earliest parcel acquisition.

(7)                                  Under construction or redevelopment at December 31, 2012.

(8)                                  Held or under pre-construction at December 31, 2012.

(9)                                  Development in progress in anticipation of acquisition at December 31, 2012.

(10)                            Included in our Strategic Reallocation Plan and classified as held for sale as of December 31, 2012.

The following table summarizes our changes in cost of properties for the years ended December 31, 2012, 2011 and 2010 (in thousands):

	2012	2011	2010
Beginning balance	$4,038,932	$3,948,487	$3,452,512
Acquisitions of operating properties	33,684	26,887	187,052
Improvements and other additions	214,418	304,079	338,358
Sales	(291,491)	(75,315)	(29,430)
Impairments	(121,557)	(165,206)	—
Other dispositions	(13,891)	—	—
Other	(135)	—	(5)
Ending balance	$3,859,960	$4,038,932	$3,948,487

The following table summarizes our changes in accumulated depreciation for the same time periods (in thousands):

	2012	2011	2010
Beginning balance	$577,601	$503,032	$422,612
Depreciation expense	93,158	99,173	88,048
Sales	(40,346)	(9,640)	(7,764)
Impairments	(58,855)	(15,039)	—
Other dispositions	(3,247)	—	—
Other	(135)	75	136
Ending balance	$568,176	$577,601	$503,032